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STATE STREET CORPORATION
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Ronald P. O’Hanley
Chairman, President and Chief Executive Officer
April 6, 2021
Dear Shareholder:
We cordially invite you to the 2021 annual meeting of shareholders of State Street Corporation. The meeting will be held on May 19, 2021, at 9:00 a.m. Eastern Time. Due to the continuing COVID-19 public health crisis, out of caution for the health and safety of our shareholders, employees and directors, the annual meeting of shareholders will be conducted online via live audio webcast at www.virtualshareholdermeeting.com/STT2021. You will be able to participate, submit questions and vote your shares electronically. The proxy statement and annual meeting provide an important opportunity for us to communicate with you as shareholders, and for you to communicate with us, on important topics such as our performance, corporate governance, the effectiveness of the Board of Directors and executive compensation. Details regarding virtual admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Your vote is very important to us. Whether or not you plan to attend the meeting online, please carefully review the enclosed proxy statement together with the annual report that accompanies it and then cast your vote. We urge you to vote regardless of the number of shares you hold. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
We look forward to the annual meeting. Your continued interest in State Street is very much appreciated.
Sincerely,

Ronald P. O’Hanley
State Street Corporation
One Lincoln Street
Boston, MA 02111-2900

April 6, 2021

NOTICE OF STATE STREET CORPORATION 2021 ANNUAL MEETING OF SHAREHOLDERS
Date	May 19, 2021

Time	9:00 a.m. Eastern Time

Location	Virtual annual meeting of shareholders conducted via live audio webcast at: www.virtualshareholdermeeting.com/STT2021

Purpose	1.	To elect 12 directors

	2.	To approve an advisory proposal on executive compensation

	3.	To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2021

	4.	To vote on a shareholder proposal, if properly presented at the meeting and not previously withdrawn

To act upon such other business as may properly come before the meeting and any adjournments thereof

Record Date	The directors have fixed the close of business on March 22, 2021, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Meeting Admission
If you wish to attend the annual meeting online, please enter the 16-digit control number included in your notice of Internet availability of the proxy materials or your proxy card, or by following the voting instructions that accompanied your proxy materials. A list of our registered holders as of the close of business on the record date will be made available to shareholders during the meeting at www.virtualshareholdermeeting.com/STT2021. To access such list of registered holders beginning April 8, 2021 and until the meeting, shareholders should email State Street Investor Relations at IR@statestreet.com.

Voting by Proxy
Please submit a proxy card or, for shares held in “street name” through a broker, bank or nominee, a voting instruction form, as soon as possible, so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card or notice of Internet availability of proxy materials. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form or notice of Internet availability of proxy materials that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

By Order of the Board of Directors,

David C. Phelan
Secretary

STATE STREET CORPORATION
One Lincoln Street, Boston, Massachusetts 02111
Proxy Statement
Summary Information

2021 Annual Meeting of Shareholders
Date:	May 19, 2021
Time:	9:00 a.m. Eastern Time
Location:	Virtual annual meeting of shareholders conducted via live audio webcast at: www.virtualshareholdermeeting.com/STT2021
Record date:	March 22, 2021

The proxy statement and annual report, and the means to vote electronically prior to the annual meeting, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed beginning on April 6, 2021, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.
More information about the annual meeting is described under the heading “General Information About the Annual Meeting.”
Voting Matters and Recommendations
Item	Board Recommendation
Election of Directors (see “Item 1”)	FOR Each Director
Advisory Proposal on 2020 Executive Compensation (see “Item 2”)	FOR
Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2021 (see “Item 3”)	FOR
Shareholder Proposal, if properly presented at the meeting and not previously withdrawn (see “Item 4”)	AGAINST
The following summary provides general information about State Street Corporation, referred to as State Street or the Company, and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2020 annual report on Form 10-K. Our 2020 annual report on Form 10-K accompanies this proxy statement and was previously filed with the Securities and Exchange Commission, or SEC. In this proxy statement, we reference various information and materials available on our corporate website. We have included our website address in this proxy statement as an inactive textual reference only. Information on our website is not incorporated by reference in this proxy statement.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of United States securities laws, including without limitation, statements regarding environmental, social and governance matters. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "goal," "believe," "will," "may," "plan," "expect," "intend," "priority," “outlook,” “guidance,” “objective,” “forecast,” “anticipate,” “estimate,” “seek,” “trend,” “target” and “strategy,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is filed with the SEC. Important factors that may affect future results and outcomes include, but are not limited to those set forth in our 2020 annual report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any voting or investment decision. The forward-looking statements contained in this proxy statement should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is first filed with the SEC, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.
State Street Corporation i

About State Street
State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. State Street provides financial and managerial support to our legal and operating subsidiaries. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, we provide a broad range of financial products and services to institutional investors worldwide. We refer to State Street Bank and Trust Company as State Street Bank or the Bank.
As of December 31, 2020, on a consolidated basis we had total assets of $314.71 billion, total deposits of $239.80 billion, total shareholders’ equity of $26.20 billion and approximately 39,000 employees. We operate in more than 100 geographic markets worldwide, including the U.S., Canada, Europe, the Middle East and Asia.
We are a leader in providing financial services and products to meet the needs of institutional investors worldwide, with $38.79 trillion of assets under custody and/or administration and $3.47 trillion of assets under management as of December 31, 2020. Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers.
Overall, 2020 was a challenging year on many fronts, particularly given the impact of COVID-19 on our employees, clients and the broader economy. Governmental authorities throughout the world responded to the pandemic with a variety of monetary policy actions and regulatory and other initiatives, including near zero interest rates in the United States and other advanced economies and widespread deployment of lending support measures. Against this backdrop, State Street generally performed well relative to its peers, improving key financial performance measures compared to 2019, including reduced expenses and increased fees, earnings per share (EPS), operating margin (total revenue less expenses, as a percentage of total revenue) and return on average common equity (ROE). We demonstrated the resilience of the business by managing through the challenging operational and financial market conditions throughout 2020 and made strong progress against our business goals. This progress included implementation of our global client segment structure and expansion of our client coverage model as well as continued improvements in our front-to-back State Street AlphaSM platform, ongoing operational enhancements, advances to our automation efforts and sustainable expense reductions associated with our transformation efforts. However, net interest income (NII) materially declined, driven by the historically low interest rate environment, and we fell short against our sales objectives, with lower than planned net new business.
The performance metrics used in our executive compensation programs are linked to the below financial results presented on a non-GAAP basis. Additional performance indicators are presented in “Compensation Discussion and Analysis—Executive Summary—Corporate Performance Summary.”
Financial Performance
Consolidated Financial Performance, excluding notable items, non-GAAP(1)
($ In millions, except per share data)	2020	2019	Change
Total fee revenue	$9,499	$9,147	3.8%
Total revenue	11,703	11,712	(0.1)%
Expenses	8,542	8,675	(1.5)%
Operating Margin	27.0%	25.9%	1.1% pts
EPS	6.70	6.17	8.6%
ROE (GAAP)	10.0%	9.4%	0.6% pts
(1)
Financial results are presented on a non-GAAP basis, unless otherwise noted. Non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of notable items outside of State Street’s normal course of business. For a reconciliation of non-GAAP measures presented in this proxy statement, see Appendix C.

State Street’s 2020 performance is reviewed in greater detail, along with relevant risks associated with our businesses, results of operations and financial condition, in our 2020 annual report on Form 10-K, which accompanies this proxy statement and was previously filed with the SEC.
State Street Corporation ii

Director Nominees
We believe that our Board members should have complementary skills and qualifications that form a depth of broad and diverse experiences. We are intent on maintaining the Company’s reputation for quality, integrity and high ethical standards and seek director nominees who have had substantial achievement in their personal and professional pursuits and possess the talent, experience and integrity necessary to effectively oversee our businesses and strategy and enhance long-term shareholder value. Based on these desired attributes, the Board has nominated the following 12 director nominees for election at the 2021 annual meeting of shareholders.
Director Nominee	Principal Occupation	Other Public Company Boards (#)	State Street Board Roles and Committee Memberships
Marie A. Chandoha*♀ Director Since 2019	Retired President and Chief Executive Officer, Charles Schwab Investment Management, Inc.	None	•	Examining and Audit
			•	Technology and Operations
Patrick de Saint-Aignan* Director Since 2009	Retired Managing Director and Advisory Director, Morgan Stanley	None	•	Examining and Audit
			•	Executive
			•	Risk (Chair)
			•	Technology and Operations
Amelia C. Fawcett*♀ Director Since 2006	Chairman, Kinnevik AB	1	•	Lead Director
			•	Executive
			•	Human Resources
			•	Nominating and Corporate Governance
William C. Freda* Director Since 2014	Retired Senior Partner and Vice Chairman, Deloitte, LLP	None	•	Examining and Audit (Chair)
			•	Executive
			•	Risk
Sara Mathew*∞♀ Director Since 2018	Retired Chairman and Chief Executive Officer, The Dun & Bradstreet Corporation	3(1)	•	Executive
			•	Human Resources (Chair)
			•	Risk
William L. Meaney* Director Since 2018	President, Chief Executive Officer and Director, Iron Mountain Inc.	1	•	Human Resources
			•	Technology and Operations
Ronald P. O’Hanley Director Since 2019	Chairman, President and Chief Executive Officer, State Street Corporation	1	•	Chairman
			•	Executive (Chair)
			•	Risk
			•	Technology and Operations
Sean O’Sullivan* Director Since 2017	Retired Group Managing Director and Group Chief Operating Officer, HSBC Holdings, plc	None	•	Executive
			•	Risk
			•	Technology and Operations (Chair)
Julio A. Portalatin*^∞ Director Since 2021	Retired, President and Chief Executive Officer, Mercer Consulting Group, Inc.	None	None
John B. Rhea*^∞ Director Since 2021	Partner, Centerview Partners	1	None
Richard P. Sergel* Director Since 1999	Retired President and Chief Executive Officer, North American Electric Reliability Corporation	1	•	Examining and Audit
			•	Human Resources
			•	Nominating and Corporate Governance
Gregory L. Summe* Director Since 2001	Managing Partner and Founder, Glen Capital Partners, LLC	4(1)	•	Executive
			•	Human Resources
			•	Nominating and Corporate Governance (Chair)
* = Independent	^ = First-Time Nominee	∞ = Racially Diverse	♀ = Gender Diverse
(1)
Ms. Mathew and Mr. Summe each serve on the board of NextGen Acquisition Corporation, a Nasdaq-listed special purpose acquisition company (SPAC). NextGen Acquisition Corporation has publicly announced a definitive business combination agreement with Xos, Inc. and that it expects the transaction to close in the second quarter of 2021. As disclosed in the publicly filed business combination agreement, upon closing of the acquisition Ms. Mathew and Mr. Summe will no longer serve as directors of the resulting company.

State Street Corporation iii

Corporate Governance Summary
Our Board is committed to strong corporate governance practices and is intent on maintaining State Street’s reputation for quality, integrity and high ethical standards. In addition to adhering to the Investor Stewardship Group’s Corporate Governance Framework, as highlighted in Appendix B, the following summarizes key aspects of our corporate governance:

Board of Directors	Shareholders Rights and Engagement	Strategy, Compensation and Risk

• 11 of 12 director nominees are independent

• Annual director elections

• Annual assessment of effectiveness and qualifications of each director nominee

• 42% of director nominees are gender or racially diverse

• Active independent Lead Director elected annually by all independent directors

• Board and committees meet regularly in executive session without management present

• At least 75% attendance by each director at Board and committee meetings

• Directors are elected by a majority of votes cast in uncontested elections and by plurality vote in contested elections

• Active shareholder outreach program, engagement or requested engagement with shareholders representing approximately 70% of our outstanding common stock in 2020

• No poison pill

• Proxy access by-law allows shareholders to include director nominees in State Street’s proxy materials

• No supermajority vote requirements relating to common stock

• Board and Committee oversight of:

 – strategy, financial performance, ethics and risk management

 – succession planning for CEO and other executive officers

 – alignment of culture and human capital management with strategy and long-term objectives

• Directors and executive officers(1) are subject to stock ownership guidelines and are prohibited from short selling, options trading, hedging or speculative transactions in State Street securities

• Incentive compensation subject to recourse mechanisms

• Monitor material activities and practices on environmental, social and governance (ESG) matters

What’s New for 2021
•	The Nominating and Corporate Governance Committee amended its charter to highlight its commitment to actively seek diverse candidates for the pool from which director candidates are chosen
•
The Board updated its Corporate Governance Guidelines to explicitly set forth diversity characteristics considered when evaluating director nominees to include race/ethnicity, gender identity, sexual orientation and nationality

•
We expanded our shareholder outreach to engage with more shareholders. Our Lead Director, Amelia C. Fawcett, and/or our new Human Resources Committee chair, Sara Mathew, participated in the majority of these shareholder meetings, which included discussion of our response to the COVID-19 pandemic, corporate governance, executive compensation design, inclusion and diversity and other human capital practices and initiatives, and other ESG topics

Additional information about State Street’s corporate governance practices is provided under the heading “Corporate Governance at State Street.”
(1)	Stock ownership guidelines are applicable to executive officers who serve on State Street’s Management Committee.
State Street Corporation iv

Environmental, Social and Governance
State Street deeply believes it is critical to our long-term success that we manage our business activities in a socially and environmentally responsible manner and that we give back to the communities in which we live and work. We recognize that sustainable growth comes from operating with absolute integrity and in a way that respects our shareholders, clients, employees, communities and the environment. We firmly believe in the principles of sound governance and helping our clients succeed. We are dedicated to maintaining a global and inclusive workplace where employees feel valued and engaged. We believe we have a responsibility to enrich our communities, and to be a leader in environmental sustainability, both in the way we carry out our operations and in the products and services we offer. As part of these efforts, the Board monitors our activities and practices on ESG-related matters. ESG highlights and achievements for 2020 include the following:

E

-12% CO_2 emissions as compared to 2019 (Goal: -27.5% by 2030)

-43% H_2O reduction as compared to 2015 (Goal: -10% by 2025)

74% Waste recycling rate (Goal: -80% by 2025)

100% Carbon neutrality[1]

S

Launched 10 Actions Against Racism and Inequality

$17.7M State Street Foundation philanthropic contributions

$5M Pledged to New Commonwealth Racial Equity & Social Justice Fund

$4.7M State Street Foundation matching gifts

G

Active board refreshment with 7 new directors in last 5 years

42% of Director nominees are gender or racially diverse

91% independent director nominees

2020 recognition for some of our ESG achievements include:

(1)	Based on independently reviewed data and resultant investment in Renewable Energy Credits and carbon offset projects.
State Street Corporation v

Overview of 2020 Executive Compensation Program
2020 Shareholder Engagement and Enhancements Made to the Executive Compensation Program and Disclosure
Over the last year, we expanded our shareholder outreach program. This provided the opportunity to gain additional insight into shareholder perspectives, including on our executive compensation program. We conducted this enhanced engagement both before and after our 2020 “Say on Pay” vote. Informed by feedback from our shareholders, the Human Resources Committee of the Board (referred to in this Overview of 2020 Executive Compensation Program section as the Committee) adopted a new methodology for determining the amount of incentive compensation to be delivered to our named executive officers, or NEOs, as described under “Compensation Discussion and Analysis.” The performance of our NEOs continued to be measured based on corporate goals set at the beginning of 2020, but under the revised methodology, the Committee determined the amount of incentive compensation to be delivered for 2020 primarily based on corporate performance, with adjustments for individual performance, where appropriate. With these changes, NEO pay outcomes are more closely aligned with our corporate performance results for the year, and better align with the outcomes experienced by our shareholders.
In response to feedback received during 2020 on our executive compensation program, the Committee made several notable enhancements to our executive compensation program and disclosure:
What We Heard		How We Responded

We continued to receive general support for our executive compensation program, including for our high levels of deferral (90% of 2019 NEO incentive compensation was deferred), performance-based restricted stock unit (RSU) design, and appropriate use of discretion. Some shareholders requested more transparency regarding the factors the Committee considers in its discretionary performance assessment process, including individual performance expectations and how performance against those expectations links to pay decisions
•
We expanded the disclosure in this proxy statement to provide further detail on the factors the Committee considers in assessing financial performance, including how the Committee considers relative performance in determining the amount of incentive compensation to be awarded to our NEOs (see pp. 39 - 42)

•
This proxy statement also provides additional detail on how the Committee factored individual performance into each NEO’s incentive award decision, including more details on individual performance goals and how well each executive performed against those goals (see pp. 44 - 50)

	•	The Committee maintained the basic design of our executive compensation program, including the high levels of deferral and significant use of performance-based equity used in prior years
Several shareholders questioned the emphasis on individual performance relative to corporate performance in the determination of incentive awards	•
The Committee redesigned how it determines the amount of incentive compensation for our NEOs to emphasize corporate performance as the primary driver, while retaining the ability to differentiate for individual performance through the use of a modifier of up to +/- 30% (see p. 35)

Most shareholders expressed continued support for our use of return on average common equity (ROE) and pre-tax margin as metrics in our long-term performance-based RSUs, though some shareholders requested we consider incorporating a relative metric in our long-term incentive design. Some shareholders also expressed a desire for additional disclosure regarding the role of relative financial performance in pay decisions
•
The performance-based RSUs granted for the 2020 performance year maintain ROE and pre-tax margin as metrics. In addition, the Committee added two new metrics: fee revenue growth and relative total shareholder return (TSR) (see p. 36)

	•	We expanded disclosure in this proxy statement regarding the Committee’s consideration of relative metrics in determining the amount of incentive awards for our NEOs (see pp. 39 - 42)
State Street Corporation vi

Sound Compensation and Corporate Governance Practices
Our NEO compensation practices are designed to support good governance and mitigate against excessive risk-taking. We regularly review and refine our governance practices considering several factors, including feedback from ongoing engagement with our shareholders.

What We Do

- Long-term performance-based equity awards in the form of performance-based RSUs
- Significant deferred equity- and cash-based incentive compensation
- Active engagement with shareholders on compensation and governance issues
- Close interaction between the Human Resources Committee and our Risk Committee and Examining and Audit Committee
- Independent compensation consultant
- Clawback and forfeiture provisions to permit recoupment of incentive compensation
- "Double-trigger" change-of-control required for deferred incentive compensation acceleration and cash payments
- Stock ownership policy, including holding requirements for NEOs who are below full ownership guidelines
- Non-competition and other restrictive covenants
- Annual review of incentive compensation design for alignment with risk management principles

What We Do Not Do

- No change-of-control excise tax gross-up
- No "single-trigger" change-of-control vesting or cash payments
- No option repricing
- No short-selling, options trading, hedging or speculative transactions in State Street securities
- No tax gross-ups on perquisites(1)
- No multi-year guaranteed incentive awards

(1)	Excluding certain international assignment and relocation benefits.
More information about executive compensation at State Street is described under the heading “Compensation Discussion and Analysis.”
State Street Corporation vii

State Street Corporation viii

2021 NOTICE OF MEETING AND PROXY STATEMENT

To our shareholders:
It is my privilege to serve as State Street’s Independent Lead Director and, on behalf of the entire Board of Directors, I invite you to join us at our 2021 Annual Meeting of Shareholders.
During this past year, the COVID-19 pandemic created unprecedented challenges that required State Street and its employees to adapt to a profoundly different operating environment. The Board regularly met with management, formally and informally, throughout the crisis and actively oversaw the organization’s agile, collaborative and proactive responses. I am proud of how State Street and its employees demonstrated ingenuity and resilience in delivering service excellence to our clients, while maintaining focus on our other business and financial priorities.
We also saw how the pandemic intensified long-standing racial and social inequities. The Board supports State Street’s 10-point action plan to combat systemic racism as part of our oversight responsibility of State Street’s environmental, social and governance (ESG) activities and practices promoting long-term value creation.
Throughout 2020, I enjoyed participating in an expanded shareholder outreach program. Sara Mathew, the Chair of our Human Resources Committee, and I held meaningful discussions with shareholders on strategy, corporate governance, executive compensation, human capital management, community initiatives and other topics. We received valuable feedback that has informed updates to our corporate governance and executive compensation practices described in this proxy statement. I look forward to continuing this dialogue.
As part of the Board’s continued commitment to effective governance, we regularly evaluate our membership to maintain a balanced combination of skills, experience and perspectives aligned with State Street’s corporate strategies. In line with this commitment, the Board was pleased earlier this year to elect Julio A. Portalatin, retired President and CEO of Mercer, and John B. Rhea, Partner of Centerview Partners, to join State Street as directors. We believe that Julio and John will provide valued counsel and insight on delivering long-term value for our shareholders, as we oversee State Street’s strategic execution in the coming years.
Once again, on behalf of the Board, I want to thank you for your continued support and investment in State Street. We look forward to your participation in the 2021 Annual Meeting of Shareholders.
Sincerely,

Amelia C. Fawcett
Lead Director

State Street Corporation 1

2021 NOTICE OF MEETING AND PROXY STATEMENT
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2021
The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April 6, 2021, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

Corporate Governance at State Street
Governance Guidelines and Independence
State Street’s Board of Directors, or Board, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines, or the Guidelines. Among other things, the Guidelines describe the role of the Board, its responsibilities and functions, the director qualification and selection process and the role of the Lead Director.
The Guidelines also contain categorical standards for determining director independence under New York Stock Exchange, or NYSE, listing standards. In general, a director would not be independent under those standards if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, specified relationships or affiliations with State Street, its external or internal auditors or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street—other than director fees—and compensation committee interlocks). The categorical standards also provide specified relationships that, by themselves, would not impair independence. The portion of the Guidelines addressing director independence is attached as Appendix A to this proxy statement.
The full Guidelines are available under the “Corporate Governance” section in the “For Our Investors” portion of our website at www.statestreet.com. In addition to the Guidelines, the charters for each principal committee of the Board are available in the same location on our website. State Street also follows the governance standards relative to the Investor Stewardship Corporate Governance Group’s (ISG) framework for U.S. listed companies. State Street’s alignment with the ISG framework is attached as Appendix B to this proxy statement.
Independent Director Governance
•	The independent directors meet in an executive session presided by the independent Lead Director at every regularly scheduled meeting of the Board and otherwise as needed
•
The meetings of the independent directors promote additional opportunities, outside the presence of management, for the directors to engage together in discussion. The regularity of these meetings fosters continuity for these discussions and allows for a greater depth and scope to the matters discussed

Pursuant to the Guidelines, the Board undertook its annual review of director independence in early 2021. State Street, as a global financial institution and one of the largest providers of financial services to institutional investors, conducts business with many organizations throughout the world. Our directors or their immediate family members may have relationships or affiliations with some of these organizations. As provided in the Guidelines, the purpose of the director independence review was to determine whether any relationship or transaction was inconsistent with a determination that the director was independent. As a result of this review, the Board, after review and recommendation by the Nominating and Corporate Governance Committee, determined that all of our directors, with the exception of Mr. O’Hanley, meet the categorical standards for independence under the Guidelines, have no material relationship with State Street (other than the role of director) and satisfy the qualifications for independence under listing standards of the NYSE.
In making the independence determinations in 2021, the Board considered that the below identified individuals, or their respective family members, have the following relationships or arrangements that are deemed to be immaterial under the categorical standards for independence included in the Guidelines:
•
commercial or charitable relationships with an entity for which the State Street director or family member serves as a non-management director, and with respect to which the director was uninvolved in negotiating such relationship (Mses. Dugle and Mathew and Mr. Freda)

•
commercial relationships with an entity for which the State Street director or family member serves as an employee, consultant or executive officer where the director does not receive any special benefits from the transaction and the annual payments to and from the entity are equal to or less than the greater of $1 million or 2% of the consolidated gross annual revenues of the other entity during the most recent completed fiscal year (Messrs. Freda, Meaney and Rhea)

State Street Corporation 2

2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
In 2020, none of these commercial or charitable relationships with affiliated entities involved amounts paid or received by State Street exceeding the greater of $1 million or 0.5% of the affiliated entity’s annual gross revenue.
Standards of Conduct
We have a Standard of Conduct for Directors, which together with the Standard of Conduct for Employees, promotes ethical conduct and the avoidance of conflicts of interest in conducting our business. We also have a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer), as required by the Sarbanes-Oxley Act and SEC rules. Each of these documents is available under the “Corporate Governance” section in the “For Our Investors” portion of our website at www.statestreet.com. Only our Board may grant a waiver for directors, senior financial officers or executive officers from a provision of the Standard of Conduct for Directors, the Standard of Conduct for Employees or the Code of Ethics for Senior Financial Officers, and any waivers will be posted under the “Corporate Governance” section in the “For Our Investors” portion of our website at www.statestreet.com.
Board Composition
The Nominating and Corporate Governance Committee, with input from the Board, is responsible for nominating directors for election each year and evaluating the need for new director candidates as appropriate. This assessment includes an evaluation of each director nominees’ skills and experience, qualification as independent, as well as consideration of diverse perspectives and experiences, and other characteristics, such as race/ethnicity, gender identity, sexual orientation and nationality, in the context of the needs of the Board.
Director Nominee Characteristics and Qualifications
The Board expects all director nominees to possess the following attributes or characteristics:
•	unquestionable business ethics, irrefutable reputation and superior moral and ethical standards
•	informed and independent judgment with a balanced perspective, financial literacy, mature confidence, high performance standards and incisiveness
•
ability and commitment to attend Board and committee meetings and to invest sufficient time and energy in monitoring management’s conduct of the business and compliance with State Street’s operating and administrative procedures

•	a global vision of business with the ability and willingness to work closely with the other Board members
Taken as a whole, the Board expects one or more of its members to have the following skill sets, specific business background and global or international experience:
•	experience in the financial services industry
•	experience as a senior officer of a well-respected public company
•	experience as a senior business leader of an organization active in our key international growth markets
•	experience in key disciplines of significant importance to State Street’s overall operations
•	qualification as an audit committee financial expert
•	qualification as a risk management expert

State Street Corporation 3

2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Annual Director Evaluations
The Nominating and Corporate Governance Committee annually assesses each director’s performance and contributions to the overall effectiveness of the Board. The Committee discusses each director and, using the evaluation criteria illustrated below, measures each director’s performance. Based on the results of the 2020 evaluations, the Board believes that each of the director nominees then on the Board has substantial achievement in his or her personal and professional pursuits and has talents, experience, judgment and integrity that will contribute to the best interests of State Street and to long-term shareholder value. The nominees as a group possess the skill sets, specific business background and global or international experience that the Board desires. The director nominee biographies set forth in this proxy statement under the heading “Item 1—Election of Directors” indicate each nominee’s qualifications, skills, experience and attributes that led the Board to conclude he or she should continue to serve as a director of State Street.

Shareholder Alignment
Preparation
Attendance and Time Commitment
Knowledge and Experience
Contribution to Collective Decision Making
Judgment and Skills
Effectiveness in Role and Committee Assignments
Board Oversight and Independence
Loyalty and Integrity
Director Nominee Evaluation Criteria

Annual Board and Committee Self-Evaluation
In addition to the Nominating and Corporate Governance Committee’s individual assessment of each director, the Board and each Board committee conducts an annual self-evaluation of its performance and effectiveness. Directors complete a questionnaire evaluating the Board and each committee on which they serve, focusing on leadership, scope of responsbilities, quality of interactions with management and areas of potential improvement. The overall performance of the Board—including its contributions to State Street—and a compilation of director responses is reviewed and discussed by the Nominating and Corporate Governance Committee and by the full Board. Similarly, the performance of each committee, along with specific committee member responses, is reviewed and discussed by the respective committee. The Nominating and Corporate Governance Committee further assesses whether each of the Examining and Audit Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Risk Committee and Technology and Operations Committee has a functioning self-evaluation process and reports its findings to the Board. The Nominating and Corporate Governance Committee concluded, that for 2020, each of the respective committees had a functioning and effective self-evaluation process.
State Street Corporation 4

2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Director Identification and Selection Process
The Board regularly reviews its composition and size to evaluate its overall effectiveness and alignment with Company strategy. As part of this review, the Nominating and Corporate Governance Committee, in conjunction with the Board, establishes the desired criteria, skills and areas of expertise needed to continue to support the Board in advancing the Company’s businesses and strategy. Once the desired characteristics are established, the Committee reviews each director candidate. Illustrated below is an overview of the process used to identify the desired attributes and to select new candidates for the Board.

Mr. Julio A. Portalatin and Mr. John B. Rhea are first-time nominees for election as a director by shareholders at the 2021 annual meeting. Messrs. Portalatin and Rhea were first identified by a third-party search firm that was retained to identify potential director candidates. At the request of the Nominating and Corporate Governance Committee, the search firm first discussed with the members of the Committee the priority characteristics, skills and experience of a new director candidate, in light of the preferred individual and Board qualities discussed above. The search firm provided the Committee a diverse pool of director candidates who were interested in State Street and who met the selection criteria, and the Chairman of the Board, independent Lead Director, Chair of the Nominating and Corporate Governance Committee and select members of the Committee and Board conducted interviews. The Board is nominating Messrs. Portalatin and Rhea as each meets the criteria identified by the Board for new directors, including Mr. Portalatin’s strong international growth and risk management background and Mr. Rhea’s significant experience in corporate finance and capital markets. Both the Nominating and Corporate Governance Committee and the Board of Directors believe Messrs. Portalatin and Rhea each possess the background and requisite experience to make significant contributions to State Street and will enhance the overall effectiveness and composition of the Board through their service as a director. Messrs. Portalatin and Rhea were deemed independent by the Board under the Corporate Governance Guidelines.
In carrying out its responsibility to identify the best qualified candidates for directors, the Nominating and Corporate Governance Committee will consider proposals for nominees from a number of sources, including recommendations from shareholders submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-8209). The Committee seeks to identify individuals qualified to become directors, consistent with the identified criteria.
By following the procedures set forth under “General Information About the Annual Meeting—Proposals and Nominations by Shareholders,” shareholders also have the right under our by-laws to directly nominate director candidates and, in certain circumstances, to have their nominees included in State Street’s proxy statement.
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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Director Nominee Qualifications, Diversity and Skills
We believe that our Board of Directors should have a variety of qualifications, skill sets and experience that, when taken as a whole, best serve the Company and our shareholders. We recognize the importance of diversity with regard to the composition of the Board and strive to have a Board that provides diversity of thought and a broad range of perspectives. In an effort to achieve these objectives, the Nominating and Corporate Governance Committee and the Board consider a wide range of attributes when determining and assessing director nominees and new candidates, including personal and professional backgrounds, independence and tenure of Board service, and other demographics such as gender identity, race and ethnicity and national origin. The Nominating and Corporate Governance Committee is committed to actively seeking diverse candidates for the pool from which director candidates are chosen. The Committee does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination. As summarized below, each of our directors brings to the Board a variety of qualifications and skills and, collectively, these qualifications form a depth of broad and diverse experiences that help the Board effectively oversee our activities and operations.

State Street Corporation 6

2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Director Nominee Skills and Qualifications

Board Composition Highlights

State Street Corporation 7

2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Board Leadership Structure
Board Governance
State Street’s leadership structure includes an independent Lead Director of the Board. This position is currently held by Dame Amelia C. Fawcett. She was elected Lead Director in May 2020 for a term that expires in May 2021 and is currently serving her second one-year term.
As Chairman, Mr. O’Hanley presides at all meetings of the Board of Directors during which he is present and he works with the independent Lead Director to establish the agendas for these meetings and the matters on which the Board will vote.
Role of the Independent Lead Director
•	Elected annually by the independent directors to serve a one-year term
•
Expected to participate in, and attend, meetings of all of the Board’s committees, providing valuable committee overlap to enable optimal agenda coordination, insight and consistency across all committees

•	Presides at all meetings of the Board during which the Chairman is not present, including all executive sessions of independent directors occurring at every regularly scheduled Board meeting
•	Serves as a liaison between the Chairman and the independent directors
•	Authorized to call additional meetings of the independent directors
•	Conducts an annual process for reviewing the Chief Executive Officer’s performance and reports the results of the process to the other independent directors
•	Communicates frequently with the Chairman to provide feedback and implement the decisions and recommendations of the independent directors
•	Represents the Board in discussions with stakeholders and communicates with regulators
•	Approves, in consultation with the Chairman, the agendas for Board meetings and information sent to the Board and the matters voted on by the full Board

Board Leadership Review Process
The Nominating and Corporate Governance Committee coordinates the annual independent Lead Director nomination and election process. In addition, the Board of Directors reviews the Board leadership structure at least annually to assess and determine the appropriate structure for the Company. The Board values the flexibility to permit review and determination of the appropriate leadership structure based on the opportunities and circumstances of the Company at any given time.
After the independent directors’ review and assessment, the Board of Directors continues to believe that Mr. O’Hanley’s role as Chairman, together with a strong independent Lead Director, is currently the most effective leadership structure for State Street and is in the best interests of the Board, State Street and its shareholders.
Among the factors considered by the Board in determining that the current leadership structure is the most appropriate are:
•
as our Chief Executive Officer, and with his experience in various leadership roles at State Street, Mr. O’Hanley has extensive knowledge of our business and strategy and is well positioned to work with the independent Lead Director to focus our Board’s agenda on the key issues facing State Street

•
oversight of State Street is the responsibility of our Board as a whole, which maintains a majority of independent directors (11 out of 12 director nominees), and this responsibility can be properly discharged with a strong, active and engaged independent Lead Director

•	the Chairman and independent Lead Director work together to play a strong and active role in the oversight of State Street’s business strategy and operational management
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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Communication with the Board of Directors
Shareholders and interested parties who wish to contact the Board of Directors or the Lead Director should address correspondence to the Lead Director in care of the Secretary. The Secretary will review and forward correspondence to the Lead Director or appropriate person or persons for response.
Lead Director of State Street Corporation
c/o Office of the Secretary
One Lincoln Street
Boston, MA 02111
In addition, State Street has established a procedure for communicating directly with the Lead Director, by utilizing a third-party independent provider, regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls or auditing matters. An interested party who wishes to contact the Lead Director may use any of the following methods, which are also described on State Street’s website at www.statestreet.com:

From within the United States and Canada: 1-888-736-9833 (toll-free)	ATTN: State Street 5500 Meadows Road, Suite 500 Lake Oswego, OR 97035 USA	https://secure.ethicspoint.com/ domain/media/en/gui/55139/ index.html
For country-specific phone numbers, please visit www.statestreet.com.
The Lead Director may forward to the Examining and Audit Committee, or to another group or department, for appropriate review, any concerns the Lead Director receives. The Lead Director periodically reports to the independent directors as a group regarding concerns received.
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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Meetings of the Board of Directors and Annual Meeting of Shareholders
During 2020, the Board of Directors held 8 meetings, and each of the incumbent directors attended, either in-person or virtually, at least 75 percent of the total of all meetings of the Board and committees on which the director served during his or her service as a director. In addition, as the COVID-19 public health crisis swept across the globe, the Board met informally eleven times to oversee and monitor, among other things, the status of the business, employee safety measures, client support, risk management and vendor management.
Although State Street does not have a formal policy regarding attendance of directors at the annual meeting of shareholders, all directors are encouraged to attend. Each of the eleven directors on the Board at the time of our 2020 annual meeting of shareholders attended the virtual meeting.
Committees of the Board of Directors
The Board of Directors has the following principal committees to assist it in carrying out its responsibilities, and each operates under a written charter, a copy of which is available under the “Corporate Governance” section in the “For Our Investors” portion of our website at www.statestreet.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, is annually reviewed and approved by the Board.
Examining and Audit Committee
Primary Responsibilities:
Current Members: • William C. Freda, Chair • Marie A. Chandoha • Patrick de Saint-Aignan • Lynn A. Dugle • Richard P. Sergel 12 Meetings in 2020
• Responsible for the appointment (including qualifications, performance, independence and periodic consideration of retaining a different firm), compensation, retention, evaluation and oversight of the work of State Street’s independent registered public accounting firm, including sole authority for the establishment of pre-approval policies and procedures for all audit engagements and any non-audit engagements

• Discusses with the independent auditor critical accounting policies and practices, alternative treatments of financial information, the effect of regulatory and accounting initiatives and other relevant matters

• Oversees the operation of our system of internal control covering the integrity of our consolidated financial statements and reports; compliance with laws, regulations and corporate policies; and the performance of corporate audit

• Reviews the effectiveness of State Street’s compliance program and conducts an annual performance evaluation of the General Auditor, the Chief Compliance Officer and other senior members of management as appropriate

• Oversees the Company’s efforts to promote and advance a culture of compliance and ethical business practices

All members meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC and are considered audit committee financial experts (as defined by SEC rules).

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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Executive Committee
Primary Responsibilities:
Current Members: • Ronald P. O’Hanley, Chair • Patrick de Saint-Aignan • Amelia C. Fawcett • William C. Freda • Sara Mathew • Sean O’Sullivan • Gregory L. Summe 0 Meetings in 2020
• Committee members are the Chairs of each Committee, the independent Lead Director and Chairman of the Board and are authorized to exercise all the powers of the Board, except as otherwise limited by Massachusetts law or the Committee’s charter

• Reviews, approves and acts on matters on behalf of the Board at times when it is not practical to convene a meeting of the Board to address such matters
• Depending on meeting activities, if any, periodically reports to the Board
Human Resources Committee
Primary Responsibilities:
Current Members: • Sara Mathew, Chair • Amelia C. Fawcett • William L. Meaney • Richard P. Sergel • Gregory L. Summe 9 Meetings in 2020
• Oversees human capital management strategies, the operation of all compensation plans, policies and programs in which executive officers participate and certain other incentive, retirement, health and welfare and equity plans in which employees participate

• Oversees the alignment of our incentive compensation arrangements with the safety and soundness of State Street, including the integration of risk management objectives and related policies, arrangements and control processes, consistent with applicable regulatory rules and guidance

• Acting together with the other independent directors, annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation; evaluates the Chief Executive Officer’s performance; and reviews, determines and approves, in consultation with the other independent directors, the Chief Executive Officer’s compensation

• Reviews, evaluates and approves the total compensation of all executive officers
• Approves the terms and conditions of employment and any changes thereto, including any restrictive provisions, severance arrangements and special arrangements or benefits, of any executive officer
• Adopts equity grant guidelines in connection with its overall responsibility for all equity plans and monitors stock ownership of executive officers who are members of the Management Committee
• Appoints and oversees compensation consultants and other advisors retained by the Committee
All members meet the independence requirements of the listing standards of the NYSE.
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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Nominating and Corporate Governance Committee
Primary Responsibilities:
Current Members: • Gregory L. Summe, Chair • Amelia C. Fawcett • Richard P. Sergel 5 Meetings in 2020
• Assists the Board with respect to issues and policies affecting our governance practices, including succession planning for executive officers, identifying and recommending director nominees and shareholder matters

• Recommends each committee’s composition and leads the Board in its annual review of the Board’s and each committee’s performance

• Reviews and approves State Street’s related person transactions, reviews the amount and form of director compensation and reviews reports on regulatory, political and lobbying activities of State Street

All members meet the independence requirements of the listing standards of the NYSE.
Risk Committee
Primary Responsibilities:
Current Members: • Patrick de Saint-Aignan, Chair • William C. Freda • Sara Mathew • Ronald P. O’Hanley • Sean O’Sullivan 9 Meetings in 2020	• Oversees the operation of our global risk management framework, including the risk management policies for our operations
• Reviews the management of all risk applicable to our operations, including credit, market, interest rate, liquidity, operational, technology, business, compliance and reputation risks
• Oversees our strategic capital governance principles and controls, monitors capital adequacy in relation to risk and discharges the duties and obligations of the Board under applicable Basel, Comprehensive Capital Analysis and Review, Comprehensive Liquidity Assessment and Review and resolution and recovery planning requirements

• Conducts an annual performance evaluation of the Chief Risk Officer
Technology and Operations Committee
Primary Responsibilities:
Current Members: • Sean O’Sullivan, Chair • Marie A. Chandoha • Patrick de Saint-Aignan • Lynn A. Dugle • William L. Meaney • Ronald P. O’Hanley 7 Meetings in 2020	• Oversees technology and operational risk management and the role of these risks in executing the Company’s strategy in support of the Company’s global business requirements
• Reviews material strategic initiatives from a technology and operational risk perspective
• Reviews technology related risks, including corporate information security, cybersecurity, operational and technology resiliency and data management
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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Non-Management Director Compensation
General
The Nominating and Corporate Governance Committee annually reviews, and recommends to the Board, the form and amount of non-management director compensation. In conducting its review, the Committee uses the same peer group the Human Resources Committee uses for executive compensation generally and, like the Human Resources Committee, used the services of Meridian Compensation Partners for 2020. Information on State Street’s peer group and compensation consultant is described under the heading “Executive Compensation—Compensation Discussion and Analysis—Other Elements of Our Process.”
The Committee did not treat peer group data as definitive when determining non-management director compensation. Rather, it referenced peer group compensation, as well as trends in director compensation generally and within the industry, and formed its own perspective on compensation for our non-management directors. In 2020, the Committee made its recommendation to the Board, which, following the May 2020 annual meeting of shareholders, approved compensation for all non-management directors effective through the 2021 annual meeting of shareholders. There were no changes to director compensation from the prior year. Mr. O’Hanley, as an employee director, does not receive any additional compensation for his services as a director.
Compensation
For the 2020–2021 Board year (the period between the 2020 and 2021 annual meetings of shareholders) the non-management directors receive the following compensation:
Compensation Component(1)	Value ($)(2)	Vehicle(3)
Annual Retainer	$90,000	Cash or shares of State Street common stock
Annual Equity Award	195,000	Shares of State Street common stock
Additional Independent Lead Director Retainer	125,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Chair Retainers	30,000	Cash or shares of State Street common stock
Human Resources Committee Chair Retainer	25,000	Cash or shares of State Street common stock
Nominating and Corporate Governance Committee and Technology and Operations Committee Chair Retainers	20,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Member Retainers(4)	20,000	Cash or shares of State Street common stock
(1)
A Board meeting fee of $1,500 applies after the 10th Board meeting attended during the Board year. Non-management directors also receive reimbursement of expenses incurred as a result of Board service.

(2)
The annual retainer and annual equity award are pro-rated for any non-management director joining the Board after the annual meeting. Committee retainers are pro-rated for any non-management director joining a committee during the Board year.

(3)
Non-management directors may elect to receive their retainers in cash or shares of State Street common stock. For non-management directors elected at the annual meeting, all awards made in shares of State Street common stock are granted based on the closing price of our common stock on the NYSE on the date of the annual meeting that begins the period, rounded up to the nearest whole share. Under the 2017 Stock Incentive Plan, with limited exceptions, the total value of all compensation components to a non-management director cannot exceed $1.5 million in a calendar year.

(4)	The Examining and Audit Committee and Risk Committee member retainer is payable to each member of the respective committee, other than the Lead Director and the committee’s chair.
Pursuant to State Street’s Deferred Compensation Plan for Directors, non-management directors may elect to defer the receipt of 0% or 100% of their (1) retainers, (2) annual equity award and/or (3) meeting fees. Non-management directors who elect to defer the cash payment of their retainers or meeting fees may choose from four notional investment fund returns for such deferred cash. Deferrals of common stock are adjusted to reflect the hypothetical reinvestment in additional shares of common stock for any dividends or other distributions on State Street common stock during the deferral period. Deferred amounts will be paid (a) as elected by the non-management director, on either the date of the termination of Board service or on the earlier of such conclusion and a future date specified, and (b) in the form elected by the non-management director as either a lump sum or in installments over a two- to five-year period.
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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Director Stock Ownership Guidelines
Under our stock ownership guidelines, all non-management directors are required to maintain a target level of stock ownership equal to 8 times the annual retainer of $90,000 for a total of $720,000. Non-management directors must hold all net shares received until they reach the target ownership level. For purposes of these stock ownership guidelines, the value of shares owned is based on the closing price of our common stock on the NYSE on the date that we use for the beneficial ownership table under the heading “Security Ownership of Certain Beneficial Owners and Management.” Non-management directors are credited with all shares they beneficially own for purposes of the beneficial ownership table, including any deferred share awards. Non-management directors are expected to attain the ownership level ratably over a five-year period.
Our Securities Trading Policy prohibits directors from short selling State Street securities, engaging in hedging transactions in State Street securities and engaging in speculative trading of State Street securities.
As of March 8, 2021, Mses. Chandoha and Mathew and Messrs. Portalatin and Rhea exceeded the pro-rated expected level of ownership but are below the full target ownership level, and therefore are subject to the holding requirement. Each of the other non-management directors exceeded the full target level of ownership under the guidelines.
2020 Director Compensation
The following table shows the compensation our non-management directors were paid during 2020 for their service as directors:
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Kennett F. Burnes(4)	$—	$—	$48,707	$48,707
Marie A. Chandoha	110,000	195,048	25,345	330,393
Patrick de Saint-Aignan	140,000	195,048	40,752	375,800
Lynn A. Dugle	110,000	195,048	40,486	345,534
Amelia C. Fawcett	215,000	195,048	—	410,048
William C. Freda	140,000	195,048	40,752	375,800
Sara Mathew	135,000	195,048	—	330,048
William L. Meaney	90,000	195,048	15,345	300,393
Sean P. O’Sullivan	130,000	195,048	—	325,048
Richard P. Sergel	110,000	195,048	—	305,048
Gregory L. Summe	110,000	195,048	25,486	330,534
(1)	Messrs. Portalatin and Rhea were elected to the Board on March 5, 2021 and are therefore not included in the 2020 Director Compensation table.
(2)
On May 20, 2020, each non-management director received 3,341 shares of State Street common stock valued at $195,048 based on the closing price of our common stock on the NYSE of $58.38. Stock awards to non-management directors vest immediately, and there were no unvested non-management director stock awards as of December 31, 2020.

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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
(3)
Perquisites received in 2020 include director life insurance coverage and business travel accident insurance paid for by State Street ($752 for Messrs. de Saint-Aignan and Freda; $486 for Ms. Dugle and Mr. Summe; $345 for Ms. Chandoha and Mr. Meaney; and $313 for Mr. Burnes). Charitable contributions by non-management directors are eligible for a Company matching contribution of up to $40,000 per calendar year under the State Street matching gift program. Matching charitable contributions made on behalf of the non-management directors during 2020 were $40,000 for Messrs. Burnes, de Saint-Aignan and Freda and Ms. Dugle; $25,000 for Ms. Chandoha and Mr. Summe; and $15,000 for Mr. Meaney. Mr. Burnes’ perquisites also include a retirement gift ($8,394) in recognition of his 17 years of service as a member of the Board. The total amount of perquisites and other personal benefits for Dame Amelia, Ms. Mathew and Messrs. O'Sullivan and Sergel have not been reported because the total did not exceed $10,000.

(4)
Mr. Burnes retired from the Board effective May 20, 2020. “Fees Earned or Paid in Cash” and “Stock Awards” for Mr. Burnes' Board service during 2020 were paid during 2019 and reported in our proxy statement for the 2020 annual meeting of shareholders.

Related Person Transactions
The Board has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which State Street is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors or 5% shareholders (or their immediate family members), who we refer to as “related persons,” has a direct or indirect material interest. A related person proposing to enter into such a transaction, arrangement or relationship must report the proposed related-person transaction to State Street’s General Counsel. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the Nominating and Corporate Governance Committee. A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee (or the Committee Chair) after full disclosure of the related person’s interest in the transaction. Whenever practicable, the reporting, review and approval will occur prior to the transaction. If advance review is not practicable or was otherwise not obtained, the Committee will review and, if deemed appropriate, ratify the related-person transaction. The policy also permits the Committee Chair to review and, if deemed appropriate, approve proposed related-person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting. Any ongoing related-person transactions are reviewed annually.
Considerations
As appropriate for the circumstances, the Nominating and Corporate Governance Committee (or the Committee Chair) will review and consider:
•	the related person’s interest in the related-person transaction
•	the approximate dollar value of the amount involved in the related-person transaction
•	the approximate dollar value of the related person’s interest in the transaction without regard to any profit or loss
•	whether the transaction was undertaken in the ordinary course of State Street’s business
•	whether the transaction with the related person is on terms no less favorable to State Street than terms that could be reached with an unrelated third-party
•	the purpose of the transaction and the potential benefits to State Street
•
any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction

The Nominating and Corporate Governance Committee may approve or ratify the related-person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, State Street’s best interests. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on State Street or the related person in connection with approval of the related-person transaction.
In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer, employee or consultant of another entity (whether or not the person is also a director of such entity) that is a party to the transaction, where (1) the related person and his or her immediate family members do not receive any special benefits as a result of the transaction and (2) the annual amount involved in the transaction equals less than the greater of $1 million or 2% of the consolidated gross revenues of the other entity that is a party to the transaction during that entity’s last completed fiscal year; or

•
a transaction that involves discretionary charitable contributions from State Street to a tax-exempt organization where a related person is a director, trustee, employee or executive officer, provided the related person and his or her immediate family members do not receive any special benefits as a result of the transaction, and further provided that, where a related person is an executive officer of the

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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
tax-exempt organization, the amount of the discretionary charitable contributions in any completed year in the last 3 fiscal years is not more than the greater of $1 million, or 2% of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of director or employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions)
In July 2020, David C. Phelan, State Street’s Executive Vice President, General Counsel and Secretary became an executive officer of the Company. David C. Phelan’s son, David G. Phelan, has been employed with State Street since 2009 and currently is a Vice President in State Street’s Global Markets division. In 2020, David G. Phelan received total compensation of less than $250,000. David G. Phelan’s compensation is determined by his manager and leadership in the Global Markets division in accordance with standard division and Company compensation practices applicable to similarly situated employees with no influence, input or involvement by David C. Phelan. In accordance with the policy, the Nominating and Corporate Governance Committee reviewed and approved the employment relationship between State Street and David G. Phelan.
Based on information provided by the directors and executive officers, no other related-person transactions are required to be reported in this proxy statement under applicable SEC regulations. In addition, neither State Street nor the Bank has extended a personal loan or extension of credit to any of its directors or executive officers.
Human Capital
State Street’s employees are a core asset and a key driver of our long-term performance. Our employees strengthen our value proposition, innovate better ways to serve our clients and safeguard our reputation. We seek to empower our employees by:
•	Providing development and learning opportunities to keep them engaged to reach their full potential
•	Promoting an inclusive and diverse workplace
•	Improving both individual and organizational effectiveness
Our focus on attracting, retaining and motivating employees is a key component of our long-term strategy. Accordingly, we measure our executives’ performance and adjust their compensation based on critical leadership behaviors and culture traits that align with our human capital strategy, including progress towards our diversity goals.

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2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Highlights of our human capital strategy and current initiatives are noted below. Additional detail, including EEO-1 data, can be found in our forthcoming 2020 Environmental, Social and Governance Report.
Workforce Profile			Inclusion, Diversity and Equity	Employee Benefits and Wellbeing
Managing and supporting approximately 39,000 employees located in 31 countries			Working to accelerate progress against our diversity goals and build more equity in all of our talent processes	Offering comprehensive and flexible benefit programs designed to meet the changing needs of our employees and their families
U.S. Employee Profile			• In 2020, launched 10 Actions Against Racism and Inequality • 24+ Employee Networks with 100+ chapters globally facilitate courageous conversations and drive engagement
•  Flexible work programs help employees manage the demands of their personal and professional lives

•  Physical, emotional and financial wellness programs make for a happier and healthier workforce

•  Parental and caretaker support benefits
provide aid through life’s important events

	Women	Employees of Color
Management (Senior Vice President+)	31%	14%
Non- Management	41%	35%
Overall	41%	30%
Note: Employee data as of December 31, 2020
Culture and Engagement		Learning and Development		Stewardship and Community Leadership
Leveraging shared traits and behaviors as a way to drive our business strategy and operating model		Developing and training our workforce through professional development programs and a learner-centric approach to skills-training, including easily-accessible education options		Impacting the global communities where we work and live through financial support, employee volunteerism and corporate responsibility
•	Defining aspirational culture traits enables identification of critical enterprise-wide behaviors to drive business strategy	•	Internship and rotational professional development programs for high-performing recent graduates to position them for early career success
•  Making grants for education and workforce development in line with State Street Foundation’s strategic focus

•  Supporting local non-profit organizations and driving employee engagement through volunteering opportunities and matching gifts program

•  Setting and working towards aggressive science-based environmental goals to reduce the environmental footprint of our business

•	Encouraging integrity and ethical decision making and providing multiple avenues to speak up to address behavior inconsistent with our values fosters trust and accountability	•	Rotational leadership development program and tailored development opportunities for high potential middle managers to build internal pipeline of diverse talent for future leadership roles
•	Frequent employee surveys provide insight into employee sentiment regarding engagement, development, alignment, agility, work/life balance, manager qualities and risk excellence	•	Developing and training the workforce of the future through enhanced learning curricula with modern, flexible learning options
State Street Corporation 17

2021 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance (cont.)
Performance Management		Other Recognition Opportunities		Equitable Employment Practices
Motivating and rewarding high-performing employees with competitive incentive opportunities, encouraging employees to learn and grow in their careers		Providing monetary and non-monetary recognition for specific behaviors that drive our business strategy and culture and demonstrating what high performance looks like for State Street		Supporting the concept of equal pay for equal work and working to increase the representation of women and employees of color throughout our organization and especially among our senior executives
•	We employ a pay-for-performance philosophy and differentiate pay by individual to reward our highest performers	•	In 2020, implemented a new recognition and rewards platform designed to acknowledge and reward employees who exhibit or role model our aspirational culture traits
•  Global policy to not ask for
compensation history for both internal
and external hires

•  For all management-level employees
(Senior Vice President+), require a
diverse candidate slate and strongly
encourage interview panels that
consider demographic and geographic
diversity

•  Provide training on recognizing
unconscious bias, making fair and
consistent compensation decisions, and
developing and applying inclusive
management behaviors

•	We align employee and shareholder interests by delivering a significant portion of incentive compensation in deferred equity-based pay to our senior executives	•	Risk Excellence Awards recognize employees who exhibit exemplary risk management performance, encouraging ethical behavior and courage in speaking up

•  Performance management process involves collaborative planning and ongoing assessments, accounting for evolving business priorities and enabling better performance differentiation

•  Culture priorities linked to performance management by encouraging performance priorities that connect to critical enterprise-wide behaviors that drive our culture and by adjusting senior executive compensation based on progress towards diversity goals

•  Hidden Heroes Awards recognize
   employees who embody our culture
   traits during the COVID-19 pandemic

•  Volunteer of the Year Awards recognize
employees who have made outstanding
volunteer contributions to charitable
organizations in their communities

Board and Management Oversight of Human Capital
Reflecting the key role of human capital in our business strategy, in 2020, we renamed the Board of Directors’ Executive Compensation Committee as the Human Resources Committee and highlighted in its charter the Committee’s oversight responsibilities for human capital management, including recruitment, retention, and inclusion and diversity initiatives. We also established a management-level committee, the Enterprise Talent Management Committee, as a subcommittee of our Management Committee, which oversees our global business activities. The Enterprise Talent Management Committee provides leadership, input and advisory oversight for all aspects of our global talent-related initiatives that support achievement of our strategic priority to become a higher-performing organization.
State Street Corporation 18

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 – Election of Directors

The Board of Directors unanimously recommends that you vote
FOR
each of the nominees for director (Item 1 on your proxy card)

Each director elected at the 2021 annual meeting of shareholders will serve until the next annual meeting of shareholders, except as otherwise provided in State Street’s by-laws. Of the 12 director nominees, 11 are non-management directors and one serves as the Chief Executive Officer of State Street. All of the non-management directors are independent, as determined by the Board under the applicable definition in the NYSE listing standards and the State Street Corporate Governance Guidelines.
Pursuant to State Street’s by-laws, on March 5, 2021, the Board fixed the number of directors at 12 as of the 2021 annual meeting of shareholders. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the 12 director nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the annual meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors to be elected at the annual meeting. Information relating to each nominee for election as director is described below, including:
•	age and period of service as a director of State Street
•	business experience during at least the past five years (including directorships at other public companies)
•	community activities
•	other experience, qualifications, attributes or skills that led the Board to conclude the director should serve or continue to serve as a director of State Street
The Board of Directors recommends that shareholders approve each director nominee for election based upon the qualifications and attributes discussed below. See “Corporate Governance at State Street—Board Composition” for a further discussion of the Board’s process and reasons for nominating these candidates.
State Street Corporation 19

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
MARIE A. CHANDOHA Age 59, Director since 2019 Board Roles and Committees • Examining and Audit Committee • Technology and Operations Committee	Career Highlights

• Retired President and Chief Executive Officer, Charles Schwab Investment Management, Inc., the investment management subsidiary of Charles Schwab Corporation, an NYSE-listed brokerage and wealth management firm (2010 to 2019); Chief Investment Officer (2010)

• Former Managing Director, Head, ETF, Index and Model-Based Fixed Income Portfolio Management, BlackRock, Inc., an investment management company (2009 to 2010); Global Head, Fixed Income Business, Barclays Global Investors (2007 to 2009) prior to acquisition by BlackRock, Inc.

• Former Co-Head and Senior Portfolio Manager of the Montgomery Fixed Income Division, Wells Capital Management, an investment management company (1999 to 2007)
Qualifications and Attributes

In her prior role as President and Chief Executive Officer of Charles Schwab Investment Management, Inc., Ms. Chandoha implemented a new vision of the business by reorganizing the leadership team, adding strong governance and risk management and by delivering transparent, low-cost and straightforward investment products and solutions. In addition, Ms. Chandoha transformed the technology and operational platform to efficiently scale and grow the company and increased third-party distribution capabilities. Before joining Charles Schwab Investment Management, Inc., Ms. Chandoha was the Global Head of the Fixed Income Division of BlackRock, Inc. where she focused on commercialization, innovation and new product development. Ms. Chandoha’s more than 35 years of experience as a leader in the financial services industry and her record transforming businesses provides the Board with valuable expertise as State Street continues its technological innovation to continue exceeding client expectations. Ms. Chandoha is Vice Chair of the California chapter of the Nature Conservancy and previously served as member of the Board of Governors and Executive Committee of the Investment Company Institute. She received a B.A. degree in economics from Harvard University.

PATRICK DE SAINT-AIGNAN Age 72, Director Since 2009 Board Roles and Committees • Examining and Audit Committee • Executive Committee • Risk Committee (Chair) • Technology and Operations Committee	Career Highlights

• Retired Managing Director and Advisory Director, Morgan Stanley, an NYSE-listed global financial services company (1974 to 2007); firm-wide head of the company’s risk management function (1995 to 2002)

• Member of Supervisory Board, BH PHARMA, a private generic drug development company (2015 to present)

• Former Director, Allied World Assurance Company Holdings AG, a former NYSE-listed specialty insurance and reinsurance company acquired by Fairfax Financial Holdings in 2017 (2008 to 2017); member of the Enterprise Risk Committee (Chairman), Compensation Committee, Audit Committee and Investment Committee

• Former Director, Bank of China Limited (2006 to 2008); member of the Audit Committee (Chairman), the Risk Policy Committee and the Personnel and Remuneration Committee
Qualifications and Attributes

Mr. de Saint-Aignan’s extensive experience in risk management, corporate finance, capital markets and firm management brings to the Board a sophisticated understanding of risk, particularly with respect to the implementation of risk and monitoring programs within a global financial services organization. Mr. de Saint-Aignan’s service on the board of directors and committees of several other companies gives him additional perspective on global management and governance. A dual citizen of the United States and France, he was honored with Risk Magazine’s Lifetime Achievement Award in 2004. Mr. de Saint-Aignan holds his B.B.A. degree from the Ecole des Hautes Etudes Commerciales and an M.B.A. from Harvard University.

State Street Corporation 20

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
AMELIA C. FAWCETT Age 64, Director Since 2006 Board Roles and Committees Lead Director • Executive Committee • Human Resources Committee • Nominating and Corporate Governance Committee	Career Highlights

• Chairman, Kinnevik AB, a Nasdaq Stockholm-listed long-term oriented investment company (2018 to present); Deputy Chairman (2013 to 2018); Non-Executive Director (2011 to 2021); member of People and Remuneration Committee and Governance, Risk and Compliance Committee (Chair); Dame Amelia is not standing for re-election at Kinnevik AB’s Annual General Meeting in 2021

• Member, Financial Policy Council, Bermuda Monetary Authority (BMA), an advisory body to the BMA, focused on financial system stability (2016 to present)
• Former Chairman, Standards Board for Alternative Investments, (U.K.) (2011 to 2020), the global standard-setting body for the alternative investment industry
• Former Non-Executive Director, HM Treasury, the British Government’s Economic & Finance Ministry (2012 to 2018)

• Former Non-Executive Director, Millicom International Cellular S.A., an international telecommunications and media company (2014 to 2016); member of the Remuneration Committee (Chair) and Compliance and Business Practices Committee

• Former Non-Executive Chairman, Guardian Media Group plc, a privately held diversified multimedia business in London (2009 to 2013); Non-Executive Director (2007 to 2013)

• Former Vice Chairman and Chief Operating Officer of European, Middle East and Africa Operations, Morgan Stanley, an NYSE-listed global financial services company (2002 to 2006) and Morgan Stanley International Limited, London (2006 to 2007); Senior Adviser (2006 to 2007); Managing Director and Chief Administrative Officer for European Operations (1996 to 2002); Executive Director (1992 to 1996); Vice President (1990 to 1992)

Qualifications and Attributes

Dame Amelia Fawcett, a dual American and British citizen, has many years of extensive and diverse financial services experience. At Morgan Stanley, she served in many roles, including Vice Chairman and Chief Operating Officer of Morgan Stanley International, and had responsibility for development and implementation of the company’s business strategy (including business integration), as well as oversight of the company’s operational risk functions, infrastructure support and corporate affairs. Prior to joining Morgan Stanley, she was an attorney at the New York-based law firm of Sullivan & Cromwell, practicing primarily in the areas of corporate and banking law in both New York and Paris. Her service on both the Court of Directors of the Bank of England (the Board of the British Central Bank) and the British Treasury provided her with valuable experience with the complex regulatory and compliance frameworks of the financial industry, both in the U.K. and internationally. Dame Amelia was awarded a CBE (Commander of the Order of the British Empire) and a DBE (Dame Commander of the Order of the British Empire) by the Queen, in both instances for services to the finance industry and in 2018 the Queen made her a Commander of the Royal Victorian Order for services as Chairman of The Prince of Wales’s Charitable Foundation. In addition, in 2004, she received His Royal Highness The Prince of Wales’s Ambassador Award recognizing responsible business activities that have a positive impact on society and the environment. Dame Amelia’s public policy experience and experience in the European banking markets provide a valuable international financial markets perspective to State Street. She currently serves in the capacity as governor of the Wellcome Trust, chairman of the Royal Botanic Gardens (Kew) and a trustee of Project Hope. Dame Amelia was formerly chairman of The Prince of Wales’s Charitable Foundation, deputy chairman and governor of the London Business School, deputy chairman of the National Portrait Gallery, chairman of the American Friends of the National Portrait Gallery and a commissioner of the U.S.-U.K. Fulbright Commission. Dame Amelia received a B.A. degree from Wellesley College and a J.D. degree from the University of Virginia.

State Street Corporation 21

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
WILLIAM C. FREDA Age 68, Director Since 2014 Board Roles and Committees • Examining and Audit Committee (Chair) • Executive Committee • Risk Committee	Career Highlights
• Retired Senior Partner and Vice Chairman, Deloitte, LLP, a global professional services firm (2011 to 2014); Managing Partner of Client Initiatives (2007 to 2011); member of U.S. Executive Committee
• Chairman, Hamilton Insurance Group, a global insurance and reinsurance company (2014 to present); Director (2014 to 2017); Chairman (2017 to present)
• Director, Guardian Life Insurance Company, a mutual life insurance company (2014 to present)
• Former Director, Deloitte Touche Tohmatsu Limited (2007 to 2013); member of Risk Committee (Chairman) (2011 to 2013) and Audit Committee (Chairman) (2008 to 2011)
Qualifications and Attributes

As senior partner and vice chairman of Deloitte, LLP, Mr. Freda served Deloitte’s most significant clients and maintained key relationships, acting as a strategic liaison to the marketplace as well as to professional and community organizations. Mr. Freda joined Deloitte in 1974 and built a distinguished record of service during his 40-year career, having served on a wide range of multinational engagements for many of Deloitte’s largest and most strategic clients. Mr. Freda brings to the Board key insight and perspective on risk management, international expansion and client relationships gained through his extensive experience interacting with audit committees, boards of directors and senior management. He serves as a trustee of Bentley University. Previously, Mr. Freda has served as the chairman of Catholic Community Services, the United Way of Essex and West Hudson and the AICPA Insurance Companies Committee and was a U.S. Representative to the International Accounting Standards Committee’s Insurance Steering Committee. Mr. Freda received a B.S. in accounting from Bentley University.

State Street Corporation 22

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
SARA MATHEW Age 65, Director Since 2018 Board Roles and Committees • Executive Committee • Human Resources Committee (Chair) • Risk Committee	Career Highlights

• Retired Chairman and Chief Executive Officer, Dun & Bradstreet Corporation, an NYSE-listed international commercial data and analytics provider (2010 to 2013); President and Chief Operating Officer (2007 to 2009); Chief Financial Officer (2001 to 2007)

• Non-Executive Chairman, Federal Home Loan Mortgage Company, a government-sponsored firm operating in the secondary residential mortgage market (2019 to present); Director (2013 to present); member of Audit Committee (Chair), Executive Committee and Nominating and Governance Committee

• Director, Reckitt Benckiser Group plc, an FTSE-listed health and hygiene company (2019 to present); member of Audit Committee

• Director, NextGen Acquisition Corporation, a Nasdaq-listed special purpose acquisition company (SPAC) (2020 to present); member of the Audit Committee and Compensation Committee; NextGen Acquisition Corporation has publicly announced a definitive business combination agreement with Xos, Inc. and that it expects the transaction to close in the second quarter of 2021. Following the closing, Ms. Mathew will no longer serve as a Director of the resulting company

• Former Director, Campbell Soup Company, an NYSE-listed consumer food producer (2005 to 2019); member of Audit Committee (Chair) and Finance and Corporate Development Committee

• Former Director, Shire Plc, a Nasdaq-listed FTSE 25 biopharmaceutical company (2015 to 2019; prior to acquisition by Takeda Pharmaceutical Company Limited in 2019); Chair of Audit and Risk Committee and member of Compliance and Nomination and Governance Committee

• Former Director, Avon Products, Inc., an NYSE-listed beauty, household and personal care products manufacturer (2014 to 2016)

• Former Vice President of Finance, ASEAN, Australasia and India, Procter and Gamble Company, an NYSE-listed international manufacturer of consumer goods (2000 to 2001); Controller and Chief Financial Officer, Baby-Care and Paper Products (1998 to 2000); other various positions through her 18-year tenure

Qualifications and Attributes

In her prior role as chairman and chief executive officer of Dun & Bradstreet Corporation, Ms. Mathew led the company’s transformation from a data collection business into an innovative provider of data analytics and insights. Prior to her role as chairman and chief executive officer, she served as president and chief operating officer, overseeing the company’s consumer segments, and chief financial officer where she initiated and managed the redesign of the company’s accounting processes and controls. Before joining Dun & Bradstreet Corporation, Ms. Mathew held various positions at Procter and Gamble Company within finance, accounting, investor relations and brand management. Her deep background in finance, technology, corporate strategy and operations, combined with her experiences leading and overseeing a diverse assortment of international consumer-focused companies and transformational initiatives, allows Ms. Mathew to provide a unique, innovative and global perspective to State Street. Ms. Mathew received a B.S. degree in physics, mathematics and chemistry from the University of Madras, India and an M.B.A. from Xavier University.

State Street Corporation 23

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
WILLIAM L. MEANEY Age 60, Director Since 2018 Board Roles and Committees • Human Resources Committee • Technology and Operations Committee	Career Highlights
• President, Chief Executive Officer and Director, Iron Mountain, Inc., an NYSE-listed information management and data backup and recovery company (2013 to present)
• Former Director, Qantas Airways, an Australian Securities Exchange-listed airline (2012 to 2018); member of the Safety, Health, Environment and Security Committee and the Remuneration Committee
• Former Chief Executive Officer, Zuellig Group, a privately owned long-term holding company based in Hong Kong (2004 to 2012)
Qualifications and Attributes

Mr. Meaney, a citizen of the United States, Switzerland and Ireland, has extensive domestic and international business experience across both established and emerging markets. As the president and chief executive officer of Iron Mountain, he has continued to lead the company as it evolves and expands its secure storage and digital transformation offerings. Before joining Iron Mountain, Mr. Meaney was the chief executive officer of Zuellig Group, where he was responsible for a diverse portfolio of Asia Pacific businesses that spanned a variety of heavily regulated and consumer-based industries, including health care, agriculture, pharmaceuticals and materials handling. He has held several senior positions throughout the airline industry, including chief commercial officer of Swiss International Airlines and executive vice president of South African Airways, founded and managed his own consulting firm and served as an operations officer with the U.S. Central Intelligence Agency. Mr. Meaney provides State Street’s Board with an acute global viewpoint on corporate strategy and business expansion founded upon his background in leading and developing large U.S. and international companies. Mr. Meaney is a member of the President’s Council of Massachusetts General Hospital and is a former trustee of Rensselaer Polytechnic Institute and Carnegie Mellon University. He holds a B.S. degree from Rensselaer Polytechnic Institute and an M.B.A. from Carnegie Mellon University.

RONALD P. O’HANLEY Age 64, Director Since 2019 Board Roles and Committees Chairman of the Board • Executive Committee (Chair) • Risk Committee • Technology and Operations Committee	Career Highlights

• State Street Corporation, Chairman (2020 to present); President and Chief Executive Officer (2019 to present); President and Chief Operating Officer (2017 to 2019); Vice Chairman (2017); Chief Executive Officer and President, State Street Global Advisors (2015 to 2017)

• Director, Unum Group, an NYSE-listed provider of financial protection benefits in the United States and United Kingdom (2015 to present); member of the Human Capital Committee and Governance Committee

• Former President of Asset Management & Corporate Services, Fidelity Investments, Inc., a multinational financial services corporation (2010 to 2014)
• Former Chief Executive Officer and President, BNY Mellon Asset Management (2007 to 2010)
Qualifications and Attributes

Mr. O’Hanley joined State Street in 2015 to lead State Street’s investment management business as the Chief Executive Officer and President of State Street Global Advisors. Since that time, he has held several senior leadership positions within the Company, serving as Vice Chairman from January 2017 to November 2017 and President and Chief Operating Officer from November 2017 to February 2019. Effective January 1, 2019, Mr. O’Hanley began his service as Chief Executive Officer and as a member of the Board of Directors and effective January 1, 2020, he was appointed Chairman of the Board. His extensive leadership, executive management and operational experience over the last three decades in asset management and global financial services provides the Board with the experience necessary to help navigate the Company’s strategic priorities on data management, client experience and technology enhancement. Mr. O’Hanley received a B.A. degree from Syracuse University and an M.B.A. from Harvard Business School.

State Street Corporation 24

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
SEAN O’SULLIVAN Age 65, Director Since 2017 Board Roles and Committees • Executive Committee • Risk Committee • Technology and Operations Committee (Chair)	Career Highlights

• Retired Group Managing Director and Group Chief Operating Officer, HSBC Holdings, plc., an NYSE-listed banking and financial services organization (2011 to 2014); Executive Director and Chief Technology and Services Officer, HSBC Bank plc. (2007 to 2010); other various positions throughout his 34-year tenure

Qualifications and Attributes

As the Group Managing Director and Group Chief Operating Officer of HSBC Holdings, plc., Mr. O’Sullivan led the bank’s global operations and information technology functions, with worldwide responsibilities for business transformation, organizational restructuring and operational effectiveness. Prior to assuming the role of Group Managing Director and Group Chief Operating Officer, Mr. O’Sullivan held various positions throughout HSBC in the U.S., Canada and Europe. His long tenure at HSBC provided him with valuable experience with the operational and technology challenges faced by a large, global financial institution as well as the management of overall company effectiveness and efficiency, including development of a global approach to expense management and operational risk management. Mr. O’Sullivan is a member of the Information Technology Advisory Committee at the University of British Columbia and a former trustee of the York University Foundation. He is a dual citizen of Canada and the U.K. and received a B.A. degree from the Ivey School of Business at Western University.

JULIO A. PORTALATIN Age 61, Director Since 2021 Board Roles and Committees None	Career Highlights

• Retired Vice-Chair, Marsh & McLennan Companies, an NYSE-listed professional services firm (2019 to 2020); President and Chief Executive Officer, Mercer Consulting Group, Inc., a business of Marsh & McLennan Companies (2012 to 2019)

• Former President and Chief Executive Officer, Chartis Growth Economies, a division of American International Group (AIG), an NYSE-listed global finance and insurance company (2011 to 2012); President and Chief Executive Officer, Chartis Emerging Markets (2010 to 2011); President and Chief Executive Officer, AIG Europe S.A. (2008 to 2010); President, Worldwide Accident and Health, American International Underwriters (2003 to 2008)

• Former Director, DXC Technology, an NYSE-listed information technology company (2017 to 2020); member of the Compensation Committee
Qualifications and Attributes

As President and Chief Executive Officer of Mercer Consulting Group, Inc., Mr. Portalatin expanded Mercer’s global operations, increased revenue from emerging markets, executed transformative acquisitions and advised clients on $11 trillion of assets. He also led the reorganization of Mercer’s leadership team, established strong governance and risk management practices and developed transparent, low-cost and straightforward investment products and solutions. Prior to joining Mercer, Mr. Portalatin served in various senior leadership positions at American International Group (AIG), including as President and CEO of Chartis Growth Economies (now AIG Growth Economies), where he led the strategic global expansion of the business in several regions, including Asia-Pacific, Latin America, South Asia, Europe, Middle East and Africa. Mr. Portalatin also serves as a thought leader on the changing workforce and is a leading contributor on the dialogue of the future of work, human capital, diversity, global economic trends, financial wellness and pension systems. Mr. Portalatin’s strong international background and extensive experience in the strategic leadership and operation of complex global businesses provides the Board with valuable experience as the Company seeks to expand its global footprint and continue its risk excellence initiatives. Mr. Portalatin currently serves on the boards of AARP, Covenant House International and Hofstra University. He holds a B.S. degree in business management and an honorary doctorate from Hofstra University.

State Street Corporation 25

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
JOHN B. RHEA Age 55, Director Since 2021 Board Roles and Committees None	Career Highlights
• Partner, Centerview Partners LLC, an independent investment banking and advisory firm (2020 to present)
• Founder and Managing Partner, RHEAL Capital Management, LLC, a real estate development and investment firm (2014 to present)

• Director, Invitation Homes, Inc., an NYSE-listed Real Estate Investment Trust, publicly listed in January 2017 (2015 to present); member of the Compensation and Management Development Committee (Chair) and Nominating and Corporate Governance Committee

• Former Senior Advisor and President, Corporate Finance and Capital Markets, Siebert Williams Shank & Co., LLC, an independent non-bank financial services firm (2017 to 2020)
• Former Senior Advisor, Boston Consulting Group, a global management consulting firm (2014 to 2017)
• Former Chairman and Chief Executive Officer, New York City Housing Authority (2009 to 2014)
Qualifications and Attributes

Mr. Rhea has more than 30 years of experience as a trusted advisor to senior management, boards of directors and regulatory agencies on a wide range of strategic and finance matters. In his current role as Partner at Centerview Partners, he advises clients with a focus on capital advisory, merger and acquisitions, real estate and corporate impact. Prior to joining Centerview Partners, Mr. Rhea served as Senior Advisor and President of Capital Markets and Corporate Finance at Siebert Williams Shank & Co., LLC, where he led all corporate advisory, underwriting and markets businesses. He also previously served as Senior Advisor to the Boston Consulting Group and Chairman and CEO for the New York City Housing Authority (NYCHA), the largest public housing authority in North America. Prior to NYCHA, Mr. Rhea spent more than 18 years as an investment banker and strategy consultant and was recognized by Black Enterprise as one of the Top 75 Blacks on Wall Street. Mr. Rhea’s significant experience in corporate finance, capital markets and advising large complex organizations on mergers and acquisitions and strategic planning provides the Board with valuable perspective on corporate strategy and financing transactions. Mr. Rhea has served on and chaired several non-profit boards and is currently a director of Wesleyan University, Red Cross Greater New York and University of Detroit Jesuit School. He received a B.A. degree from Wesleyan University and an M.B.A from Harvard Business School.

RICHARD P. SERGEL Age 71, Director Since 1999 Board Roles and Committees • Examining and Audit Committee • Human Resources Committee • Nominating and Corporate Governance Committee	Career Highlights
• Retired President and Chief Executive Officer, North American Electric Reliability Corporation (NERC), a self-regulatory organization for the bulk electricity system in North America (2005 to 2009)
• Director, Emera, Inc., a Toronto Stock Exchange-listed energy and services company (2010 to present)
• Former President and Chief Executive Officer, New England Electric System (and its successor company, National Grid USA), an NYSE-listed electric utility (1998 to 2004)
Qualifications and Attributes

Mr. Sergel’s responsibilities as chief executive officer of the North American Electric Reliability Corporation included imposing statutory responsibility and regulating the industry through adoption and enforcement of standards and practices. To do so, he led NERC to establish the first set of legally enforceable standards for the U.S. bulk power system. Prior to joining NERC, he spent 25 years with the New England Electric System, where he oversaw the merger with National Grid in 2000. His extensive practical and technical expertise in navigating the energy market through regulatory change and major transactions offers the Board important perspective on the evolving financial services industry and regulatory environment. Mr. Sergel served in the United States Air Force reserve from 1973 to 1979 and has served as a director of Jobs for Massachusetts and the Greater Boston Chamber of Commerce. He is a former trustee of the Merrimack Valley United Way and the Worcester Art Museum, prior chairman of the Consortium for Energy Efficiency and was a member of the Audit Committee for the Town of Wellesley, Massachusetts. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina State University and an M.B.A. from the University of Miami.

State Street Corporation 26

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 1 (cont.)
GREGORY L. SUMME Age 64, Director Since 2001 Board Roles and Committees • Executive Committee • Human Resources Committee • Nominating and Corporate Governance Committee (Chair)	Career Highlights
• Managing Partner and Founder, Glen Capital Partners, LLC, an alternative asset investment fund (2013 to present)
• Former Managing Director and Vice Chairman of Global Buyout, Carlyle Group, a Nasdaq-listed global asset manager (2009 to 2014)
• Former Chairman, Chief Executive Officer and President, PerkinElmer, Inc., an NYSE-listed developer and producer of life science equipment and services (1998-2009)

• Director, NXP Semiconductors, a Nasdaq-listed semiconductor manufacturer (2010 to present) (Director, 2010 to 2015 and Chairman, 2013 to 2015 as Freescale Semiconductor, Inc., prior to its acquisition by NXP Semiconductors in 2015; 2015 to present as NXP Semiconductors)

• Director, Avantor, Inc., an NYSE-listed chemical and materials company (2020 to present); member of the Nominating and Corporate Governance Committee (Chair) and Compensation and Human Resources Committee

• Co-Chairman and Co-Founder, NextGen Acquisition Corporation (2020 to present); NextGen Acquisition Corporation II (2021 to present), each a Nasdaq-listed special purpose acquisition company (SPAC); NextGen Acquisition Corporation has publicly announced a definitive business combination agreement with Xos, Inc. and that it expects the transaction to close in the second quarter of 2021. Following the closing, Mr. Summe will no longer serve as a Director of the resulting company

• Former Director, LMI Aerospace, a Nasdaq-listed designer and provider of aerospace structures (2014 to 2017)
Qualifications and Attributes

Mr. Summe has extensive management experience leading large and complex corporate organizations in evolving environments. While vice chairman of Carlyle Group, he was responsible for buyout funds in financial services, infrastructure, Japan, the Middle East and African markets and served on the firm’s operating and investment committees. His experience in private equity has afforded him a deepened exposure to understanding varied business models, practices, strategies and environments and assessing value in varied international regions. During his tenure as chairman and chief executive officer at PerkinElmer, Mr. Summe led the company’s transformation from a diversified defense contractor to a technology leader in health sciences. Prior to joining PerkinElmer, Mr. Summe held leadership positions at AlliedSignal (now Honeywell), General Electric and McKinsey & Co. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, respectively, and an M.B.A. with distinction from the Wharton School of the University of Pennsylvania. He is also in the Engineering Hall of Distinction at the University of Kentucky.

DIRECTOR NOT STANDING FOR REELECTION AT THE 2021 ANNUAL MEETING
Lynn A. Dugle’s service as a director will end at the 2021 annual meeting of shareholders and the Board thanks her for her service. Ms. Dugle currently serves on the Examining and Audit Committee and Technology and Operations Committee. She has been a member of the Board since 2015.
State Street Corporation 27

2021 NOTICE OF MEETING AND PROXY STATEMENT
Executive Compensation
Compensation Discussion and Analysis
In this compensation discussion and analysis, or CD&A, we describe our approach to executive compensation and compensation decisions for 2020 for the following named executive officers, or NEOs:
•	Ronald P. O’Hanley — President and Chief Executive Officer
•	Eric W. Aboaf — Executive Vice President and Chief Financial Officer
•	Francisco Aristeguieta — Executive Vice President and Chief Executive Officer of State Street Institutional Services
•	Andrew J. Erickson — Executive Vice President, Chief Productivity Officer and Head of International
•	Louis D. Maiuri — Executive Vice President and Chief Operating Officer
In this CD&A, references to the Committee are references to the Human Resources Committee of the Board.
Executive Summary
Over the last year, we expanded our shareholder outreach program. This provided the opportunity to gain additional insight into shareholder perspectives, including on our executive compensation program. We conducted this enhanced engagement both before and after our 2020 “Say on Pay” vote, which received 70.1% support. Informed by feedback from our shareholders, the Committee adopted a new methodology for determining the amount of incentive compensation to be delivered to our NEOs, as described under “Compensation Program Design Changes.” NEO performance continued to be measured based on corporate goals set at the beginning of 2020, but under the revised methodology, the Committee determined the amount of incentive compensation to be delivered for 2020 primarily based on corporate performance, with adjustments for individual performance, where appropriate. With these changes, NEO pay outcomes are more closely aligned with our corporate performance results for the year, and better align with the outcomes experienced by our shareholders.
State Street Corporation 28

2021 NOTICE OF MEETING AND PROXY STATEMENT
Shareholder Outreach and Response to “Say on Pay” Results
Engaging with our shareholders continues to be a key part of our executive compensation process, as well as our corporate governance overall. Our Lead Director, Amelia C. Fawcett, and/ or the new Committee chair, Sara Mathew, participated in the majority of our 2020 shareholder meetings, which included discussion of our response to the COVID-19 pandemic, executive compensation design, inclusion and diversity and other human capital practices and initiatives, and other environmental, social and governance (ESG) topics. Through these efforts, we received valuable feedback, which informed changes to our executive compensation program and our approach to disclosure.
Our shareholder outreach during 2020 was conducted in two stages. First, immediately preceding our 2020 Annual Meeting of Shareholders, we contacted 38 shareholders representing approximately 72% of our outstanding common stock and met with 28 shareholders representing approximately 58% of our outstanding common stock at the time. We then conducted our annual outreach program in the Fall, contacting 46 shareholders representing approximately 68% of our outstanding common stock and meeting with 22 shareholders representing approximately 42% of our outstanding common stock at the time.
Spring Outreach	Fall Outreach

Our shareholder engagement is not limited to discrete situations or a certain time of the year. In addition to the above specific shareholder outreach, we also engaged with shareholders on matters related to, among other things, corporate governance, disclosure enhancements and our racial equity, inclusion and diversity programs.
In response to feedback received during 2020 on our executive compensation program, the Committee made several notable enhancements to our executive compensation program and disclosure:
What We Heard	How We Responded

We continued to receive general support for our executive compensation program, including for our high levels of deferral (90% of 2019 NEO incentive compensation was deferred), performance-based restricted stock unit (RSU) design, and appropriate use of discretion. Some shareholders requested more transparency regarding the factors the Committee considers in its discretionary performance assessment process, including individual performance expectations and how performance against those expectations links to pay decisions

• We expanded the disclosure in this proxy statement to provide further detail on the factors the Committee considers in assessing financial performance, including how the Committee considers relative performance in determining the amount of incentive compensation to be awarded to our NEOs (see pp. 39 - 42)

• This proxy statement also provides additional detail on how the Committee factored individual performance into each NEO’s incentive award decision, including more details on individual performance goals and how well each executive performed against those goals (see pp. 44 - 50)

• The Committee maintained the basic design of our executive compensation program, including the high levels of deferral and significant use of performance-based equity used in prior years

Several shareholders questioned the emphasis on individual performance relative to corporate performance in the determination of incentive awards
• The Committee redesigned how it determines the amount of incentive compensation for our NEOs to emphasize corporate performance as the primary driver, while retaining the ability to differentiate for individual performance through the use of a modifier of up to +/- 30% (see p. 35)

Most shareholders expressed continued support for our use of return on average common equity (ROE) and pre-tax margin as metrics in our long-term performance-based RSUs, though some shareholders requested we consider incorporating a relative metric in our long-term incentive design. Some shareholders also expressed a desire for additional disclosure regarding the role of relative financial performance in pay decisions

• The performance-based RSUs granted for the 2020 performance year maintain ROE and pre-tax margin as metrics. In addition, the Committee added two new metrics: fee revenue growth and relative total shareholder return (TSR) (see p. 36)

• We expanded disclosure in this proxy statement regarding the Committee’s consideration of relative metrics in determining the amount of incentive awards for our NEOs (see pp. 39 - 42)

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Corporate Performance Summary
As a starting place for determining our NEOs’ compensation for 2020, the Committee evaluated State Street’s overall corporate performance relative to our financial, business and risk management objectives. These goals were set at the beginning of 2020 and were measured throughout the year using performance scorecards, which included both qualitative and quantitative assessments. A summary of each scorecard and the Committee’s overall conclusions are provided in the table below. Our performance in 2020 against each goal is reviewed in more detail under “2020 Compensation Decisions—Corporate Performance.”

(1)
Relative performance is measured against the peers with whom we compete most directly, Northern Trust Corporation and The Bank of New York Mellon Corporation, our Direct Peers, as well as relevant indices, including the KBW Bank Index and the Capital Markets and Banks subsets of the S&P 500 Financial Index, which contained 23 and 37 constituents, respectively, as of December 31, 2020.

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Overall, 2020 was a challenging year on many fronts, particularly given the impact of COVID-19 on our employees, clients and the broader economy. Governmental authorities throughout the world responded to the pandemic with a variety of monetary policy actions and regulatory and other initiatives, including near zero interest rates in the United States and other advanced economies and widespread deployment of lending support measures. Against this backdrop, State Street generally performed well relative to its peers, improving key financial performance measures compared to 2019, including reduced expenses and increased fees, earnings per share (EPS), operating margin (total revenue less expenses, as a percentage of total revenue) and ROE. We demonstrated the resilience of the business by managing through the challenging operational and financial market conditions throughout 2020, and made strong progress against our business goals. This progress included implementation of our global client segment structure and expansion of our client coverage model as well as continued improvements in our front-to-back State Street Alpha platform, ongoing operational enhancements, advances to our automation efforts and sustainable expense reductions associated with our transformation efforts. However, net interest income (NII) materially declined, driven by the historically low interest rate environment, and we fell short against our sales objectives, with lower than planned net new business.
Additionally, our three-year TSR trailed our Direct Peers and was in the bottom quartile relative to relevant market indices. However, one- and two-year TSR were both stronger than our Direct Peers, as illustrated below:
Total Shareholder Return (TSR)(1)	State Street	Rank vs. Two Direct Peers	Percentile vs. KBW Bank Index(2)	Percentile vs. S&P 500 Financial Index(2)
1-Year (12/31/19-12/31/20)	(4.8%)	1	80th	50th
2-Year (12/31/18-12/31/20)	23.2%	1	55th	40th
3-Year (12/31/17-12/31/20)	(18.7%)	3	25th	15th
5-Year (12/31/15-12/31/20)	24.5%	2	25th	15th
(1)	TSR data reflects cumulative shareholder return between the dates shown, including reinvestment of dividends.
(2)	State Street percentile positioning rounded to the nearest 5th percentile.
Corporate Performance Evaluation Outcome. Based on all of the above factors, the Committee reduced awards below target, applying a preliminary factor of 95% of target for the 2020 incentive awards made to all NEOs, as described below.
NEO Performance Summary
In determining our NEOs’ compensation for 2020, the Committee also evaluated each NEO’s individual performance, consisting of:
•	assessments of performance against individual financial, business and risk management objectives; and
•
evaluation of performance against pre-defined leadership- and talent-related goals for each NEO. These goals are intended to promote a focus on factors such as inclusion and diversity, talent development, employee engagement and leadership behaviors.

Individual NEO performance is reviewed under the section titled “2020 Compensation Decisions—Individual Performance and Compensation Decisions.”
NEO Incentive Compensation Decisions
For 2020, the Committee awarded our NEOs total incentive awards ranging from 92.5% to 107.5% of target, primarily reflecting overall company performance, with individual performance adjustments as appropriate. These individual adjustments are described under the heading “2020 Compensation Decisions—Individual Performance and Compensation Decisions.” More broadly, State Street’s Executive Vice President population (comprising approximately 75 of the Company’s most senior executives) received total incentive awards ranging from 67% to 123% of target, reflecting overall company performance and significant differentiation for individual performance where appropriate.
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Given Mr. O’Hanley’s responsibility as CEO for overall company performance, the Committee’s decision on his incentive compensation is primarily driven by its evaluation of overall company results. Despite one-year TSR performance that led our Direct Peers in 2020, three-year TSR was below expectations and we fell short against our sales objectives, with lower than planned net new business. Additionally, though progress was made towards our aggressive diversity goals, which are a key element of our long-term strategy, overall progress against these goals was below expectations. At the same time, the Committee felt that Mr. O’Hanley demonstrated particularly strong leadership in driving key initiatives amidst the challenging operational and financial market conditions brought on by the COVID-19 pandemic, as well as improvement in key financial measures relative to 2019. As a result, Mr. O’Hanley received a slight positive adjustment for individual performance, resulting in a below-target total incentive award of approximately 96% of target. Additional detail on Mr. O’Hanley’s compensation decision is provided under the heading “2020 Compensation Decisions—Individual Performance and Compensation Decisions.”

NEO Incentive Compensation Mix
Incentive awards earned by our NEOs are typically delivered through short- and long-term award vehicles, including both cash and equity, as described in the “Compensation Vehicles” table. The incentive compensation mix emphasizes deferral and performance-based equity and is designed to drive financial performance and to align incentives with the performance experienced by our shareholders. The Committee may, at its discretion, change the vehicle delivery mix in any given year.
For 2020, the Committee eliminated the immediate cash payment for our CEO and shifted all of his cash-based incentive compensation into an equity-based vehicle to promote ongoing focus on improving our share price performance. Thus, the Committee replaced the amounts previously delivered as immediate and deferred cash with long-term cash-settled restricted stock units, referred to as CRSUs. As a result, Mr. O’Hanley’s 2020 incentive award was delivered in 100% deferred equity-based vehicles.
For the 2020 performance year,
•	100% of incentive awards for our CEO and 90% for our other NEOs were deferred, and
•	100% of incentive awards for our CEO and 65% for our other NEOs were equity-based:

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Sound Compensation and Corporate Governance Practices
Our NEO compensation practices are designed to support good governance and mitigate against excessive risk-taking. We regularly review and refine our governance practices considering several factors, including feedback from ongoing engagement with our shareholders.

(1)	Excluding certain international assignment and relocation benefits.
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Linking Pay with Performance Over Time
Our executive compensation program is designed to align pay with performance and shareholder interests over time. The design elements supporting this goal include our use of shareholder return-based metrics in assessing annual financial performance and our heavy reliance on equity-based compensation vehicles. As a result, realizable pay (the value of prior awards granted)(1) reflects our shareholders’ experience:

(1)
Realizable value reflects the value of Deferred Stock Awards, or DSAs, and performance-based RSUs based on State Street’s December 31, 2020 closing stock price of $72.78 (and assumes all shares are retained), plus the value of cash-based incentives awarded.

(2)	Reflects cumulative shareholder return, including reinvestment of dividends from respective grant dates through December 31, 2020.
(3)	Reflects incentive compensation targets for the performance year as approved by the Committee.
(4)	Reflects actual incentive compensation awarded based on year-end performance outcomes.
(5)
Includes pro forma realizable value of performance-based RSUs based on performance of relevant criteria only for completed fiscal years within the three-year performance period through 2020. This performance has not been certified and is therefore subject to adjustment based on the terms of the relevant awards. No estimate of performance for 2021 and beyond has been made. Final payout will be based on satisfaction of the performance criteria as certified by the Committee following the end of the performance period.

(6)	Current estimated realizable value of performance-based RSUs reflects performance results certified by the Committee.
The addition of relative TSR in our long-term incentive design for the performance-based awards made for 2020 performance, as described under “Compensation Program Design Changes,” will further align realizable pay with our shareholders’ experience.
Compensation Philosophy
State Street’s compensation program for NEOs and other executive officers aims to:
•	attract, retain and motivate superior executives and drive strong leadership behaviors
•	reward those executives for meeting or exceeding company and individual financial, business and leadership- and talent-related objectives
•	drive long-term shareholder value and financial stability
•	align incentive compensation with the performance results experienced by our shareholders through the use of significant levels of deferred equity-based compensation
•	provide equal pay for work of equal value
•	achieve the preceding goals in a manner aligned with sound risk management and our corporate values
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Compensation Program Design Changes
Informed by feedback from shareholders, the Committee approved several compensation program design changes for 2020, as included in the summaries of the 2019 and 2020 compensation programs below. These changes more closely align NEO pay outcomes with overall corporate performance results for the year and place more emphasis on performance relative to peers.

2019 Compensation Program		2020 Compensation Program
Incentive Compensation Targets • A total incentive target established for each executive, which is split into individual and corporate performance components	→	**Incentive Compensation Targets** • **A single total incentive target established for each executive, with final incentive value determinations primarily driven by corporate performance**
Determining NEO Compensation Awards • Individual performance component (weighted 60%) driven by individual-level scorecard-based evaluations of financial, business, risk management and leadership- and talent-related performance • Corporate performance component (weighted 40%) driven by enterprise-level scorecard-based evaluations of financial, business and risk management performance • Incentive award may vary within a range of 0 – 200% of target	→	**Determining NEO Compensation Awards** • **Corporate performance drives 100% of the final incentive value, unless individual performance considerations warrant an adjustment (limited to +/- 30%)** • Corporate performance assessed via scorecard-based evaluations of financial, business and risk management performance • Individual performance adjustments, if warranted, determined based on performance against individual objectives derived from the corporate scorecards, including leadership- and talent-related objectives • Incentive award may vary within a range of 0 – 200% of target
Performance-Based RSU Design • Payout based on metrics and targets aligned with our long-term performance and financial goals—ROE and pre-tax margin	→	**Performance-Based RSU Design** • **Payout based on metrics and targets aligned with our long-term performance and financial goals—ROE, pre-tax margin and fee revenue growth—and subject to modification based on relative TSR (see additional detail below)**

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As noted above, the Committee approved several changes to the performance-based RSU design. These changes are intended to drive our long-term strategy and ensure payouts are aligned with our shareholders’ experience, as described below:

(1)
Financial results are presented on a non-GAAP basis in this section, unless otherwise noted. Non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of notable items outside of State Street’s normal course of business. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. For a reconciliation of non-GAAP measures presented in this CD&A, see Appendix C.

(2)
Achievement of ROE and pre-tax margin targets for the performance-based RSUs is calculated based on a simple average of the achievement in each year in the performance period. Achievement of the fee revenue target is calculated based on the compound annual growth rate (CAGR) during the performance period. All three of these metrics are subject to adjustment for pre-established, objectively determinable factors as described in more detail in footnote one to the “Compensation Vehicles” table.

(3)	Linear interpolation is used between the points shown above.
(4)
Relative TSR Modifier percentage is added to or subtracted from the payout outcome calculated based on the three weighted metrics to determine the final payout percentage, except that the final payout percentage may be no greater than 150%.

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Compensation Vehicles
Total compensation for our NEOs is delivered via base salary and incentive compensation. Incentive compensation for 2020 was delivered through the following vehicles:
Vehicle	Vehicle Description	Considerations and Rationale
Equity-Based Incentive Compensation (100% of incentive compensation for CEO; 65% for other NEOs)
Performance-Based RSUs
• Number of performance-based RSUs ultimately earned is determined based on State Street’s performance on key metrics over the three-year performance period, as described under “Compensation Program Design Changes,” subject to adjustment for pre-established, objectively determinable factors(1)
• Performance-based RSUs ultimately earned vest in one installment in February 2024 and are paid in State Street shares upon vesting
• Performance-based RSUs are aligned with our long-term performance and financial goals • Equity-based compensation directly aligns the rewards and risks shared by our NEOs and our shareholders
Deferred Stock Awards (DSAs)	• DSAs vest ratably in four equal annual installments beginning in February 2022 • Paid in State Street shares upon vesting	• Subject to vesting requirements • Equity-based compensation directly aligns the rewards and risks shared by our NEOs and our shareholders
Cash-settled restricted stock units (CRSUs) (CEO Only)
• CRSUs vest in 12 quarterly installments (50% in three equal installments beginning in May 2021 and the balance in nine equal installments from February 2022 to February 2024)
• Paid in cash upon vesting
• For 2020, replaced cash-based incentives typically awarded to our CEO with a vehicle tied to our share price • Incentivizes focus on our share price, while providing the CEO with liquidity over time
Cash-Based Incentive Compensation (0% of incentive compensation for CEO; 35% for other NEOs)
Deferred Value Awards (DVAs)	• DVAs are notionally invested in a money market fund • DVAs vest ratably in 16 quarterly installments beginning in May 2021 • Paid in cash upon vesting	• Subject to vesting requirements
Immediate Cash (non-deferred)	• Immediate cash award	• Provides a limited immediate monetization of the executive’s incentive
(1)
Prior to granting the performance-based RSU award, the Committee establishes the factors that could affect the performance measures during the performance period and which are then excluded from the performance measure calculation, such as: acquisitions, dispositions and similar transactions and related securities issuances and expenses; changes in accounting principles, tax or banking law or regulations; litigation or regulatory settlements arising from events that occurred prior to the performance period; and restructuring charges and expenses. In addition, the Committee retains the discretionary right to disregard any calculation adjustment that would result in an increase to average ROE, average pre-tax margin or fee revenue growth measured on a CAGR basis, and to reduce the payout under the performance award for other material items or events.

Each of the deferred incentive compensation awards granted to our NEOs for the 2020 performance year includes non-competition and non-solicitation provisions. In addition, all incentive compensation awards granted to our NEOs are subject to clawback and forfeiture provisions, as described under “Other Elements of Compensation—Adjustment and Recourse Mechanisms.”
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2020 Compensation Decisions
Total Compensation Approach
The Committee determines the amount of individual compensation to be awarded to our NEOs by looking at total direct compensation, consisting of base salary and incentive compensation. The Committee evaluates base salary and target incentive compensation levels at least annually.
Base Salary. Base salary is a relatively small portion of the total compensation for our NEOs. As described in our 2020 Proxy Statement, effective at the end of the first quarter of 2020, Mr. O’Hanley received a base salary increase from $800,000 to $1,000,000. This was the only increase to Mr. O’Hanley’s base salary since he was appointed as Chief Executive Officer on January 1, 2019, and the Committee considered the increase to be appropriate based on his role. In addition, Messrs. Erickson and Maiuri each received base salary increases to $700,000 at the same time (from $500,000 and $450,000, respectively). The Committee considered these base salary increases to be appropriate based on the expansion of Mr. Erickson’s role at that time to include responsibility for our Global Marketing and Global Client Divisions and the appointment of Mr. Maiuri in 2019 as the Company’s Chief Operating Officer, as well as relevant internal and external benchmarks.
Setting Individual Incentive Compensation Targets. The Committee establishes incentive compensation targets for our NEOs each year. The targets are based on each executive’s role and responsibilities and performance trend, as well as competitive and market factors and internal equity. The Committee increased the target incentive compensation for 2020 for Mr. O’Hanley from $13,200,000 to $13,500,000, for Mr. Aboaf from $5,800,000 to $6,300,000 and for Mr. Erickson from $6,009,600 to $6,300,000. The Committee set 2020 target incentive compensation for Mr. Aristeguieta at $6,300,000, below the $6,800,000 level set for 2019, and consistent with his 2019 offer of employment to join State Street. The Committee considers the total target compensation for each NEO to be appropriate based on the scope of each executive’s 2020 role and in light of relevant internal and external benchmarks.
For 2020, each NEO’s target total compensation was allocated as follows:
Name	Base Salary Rate(1)	Target Incentive Compensation	Target Total Compensation
Ronald P. O’Hanley	$1,000,000	$13,500,000	$14,500,000
Eric W. Aboaf	700,000	6,300,000	7,000,000
Francisco Aristeguieta	700,000	6,300,000	7,000,000
Andrew J. Erickson	700,000	6,300,000	7,000,000
Louis D. Maiuri	700,000	6,300,000	7,000,000
(1)	The base salary increases noted above for Messrs. O’Hanley and Maiuri were effective on March 29, 2020 and for Mr. Erickson on April 1, 2020.
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Determining Incentive Compensation Awards. The Committee’s process for determining incentive compensation award amounts is illustrated in the framework below.

Preliminary Incentive Compensation (IC) Recommendation

Corporate Performance
(100% of Total IC Target)

Based on Corporate Performance scorecards:

- Financial
  - Key Financial Metrics
  - Total Shareholder Return
  - Absolute and Relative Performance[1]
- Business
  - Client Focused Objectives
  - Operating Model Objectives
  - Transformation Objectives
- Risk Management
  - Financial and Non-Financial Risks
  - Key Enterprise Programs
  - Crisis Management

+

Individual Performance & Other Factors

Individual Performance
(up to +/- 30% of Total IC Target)

- Committee and Other Directors' Evaluation of Performance Against Individual Goals, including Leadership- and Talent-Related Goals
- Market Compensation Levels and Trends

=

Final IC Decision: Outcome & Delivery for 2020[2]

Final CEO IC delivered in:

- 25% CRSUs
  (in lieu of immediate cash and DVAs; see p. 32 for additional detail)
- 25% DSAs
- 50% Performance-based RSUs
  (represents 50% of equity delivered)[3]

Final Other NEO IC delivered in:

- 10% Immediate Cash
- 25% DVAs
- 25% DSAs
- 40% Performance-based RSUs
  (represents 62% of equity delivered)

(1)
Relative performance is measured against our direct peers (Northern Trust Corporation and The Bank of New York Mellon Corporation) as well as relevant indices, including the KBW Bank Index and the Capital Markets and Banks subsets of the S&P 500 Financial Index.

(2)	The Committee may change the incentive compensation mix at its discretion.
(3)
While performance-based RSUs represent the same proportion of the total incentive as last year, they represent a smaller proportion of equity delivered to the CEO than in prior years because all of his awards for 2020 were delivered in deferred equity-based vehicles.

In determining incentive compensation award amounts, the Committee evaluates overall company performance as a primary factor and individual NEO performance as a potential modifier. The Committee also considers market compensation levels and expected trends. Overall company performance drives the final incentive compensation award amount unless individual performance and/or market considerations warrant an adjustment, which is limited to an addition or subtraction of up to thirty percent. In evaluating performance, the Committee may consider additional factors and does not assign a specific weight to any individual factor.
The Committee’s evaluation of overall company performance is based on a review of financial, business and risk management performance relative to corporate goals set at the beginning of each year. The Committee’s review of financial performance focuses on comparisons of key financial indicators relative to prior year and budget performance as well as relative to our Direct Peers and relevant indices. The Committee’s review of risk management performance focuses on financial and non-financial risks and key enterprise programs. For 2020, the Committee’s evaluation of risk management performance also included a specific assessment of State Street’s crisis management through COVID-19-driven volatility. The Committee’s review of business performance focused on annual objectives that drive progress against our long-term strategic plan. For 2020, these annual objectives included a focus on strengthening client partnerships and improving service quality, making improvements to our operating model through productivity and resiliency enhancements and continuing to implement a systematic transformation of State Street to fundamentally change the way we work.
The Committee’s evaluation of individual NEO performance is based on a review of financial, business and risk management scorecards derived from the associated corporate goals, and based on each NEO’s role and responsibilities. The Committee also evaluates each individual’s leadership- and talent-related performance, including performance against our diversity priorities.
Once the final incentive compensation amount is determined, it is delivered through a mix of vehicles as shown in the “Compensation Vehicles” table.
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Corporate Performance
Framework Evaluation. The Committee considered preliminary corporate performance scorecards in July and December 2020, and the final 2020 scorecards in early 2021. The full Board of Directors also reviewed financial performance at each Board meeting and the Risk Committee reviewed the preliminary risk management performance scorecard in July 2020 and the final scorecard in December 2020. Based on its review of corporate performance, including “At Expectations” financial and risk management performance and “Above Expectations” business performance, the Committee concluded that State Street’s full year corporate performance was “At Expectations.”
Consequently, the Committee’s basis for determining the amount of 2020 incentive compensation, prior to differentiation based on individual performance, was 95% of target. More details on our performance against each of the three corporate performance scorecards are found below.
Financial Performance. During its evaluation of 2020 performance, the Committee reviewed financial results presented in conformity with GAAP, as well as financial results presented on a basis that excludes or adjusts one or more items from GAAP (a non-GAAP presentation). In general, our non-GAAP financial results exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items. Management believes that this presentation of financial information facilitates an investor’s and the Committee’s further understanding and analysis of State Street’s financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. Financial results are presented on a non-GAAP basis in this section, unless otherwise noted. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. For a reconciliation of non-GAAP measures presented in this CD&A, see Appendix C.
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For individual financial metrics in our overall company financial scorecard, shading indicates the magnitude of variation from budget or prior year performance, as applicable, with lighter shading indicating smaller variances and darker shading indicating larger variances.

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(1)
Financial results are presented on a non-GAAP basis in this section, unless otherwise noted. Non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of notable items outside of State Street’s normal course of business. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. For a reconciliation of non-GAAP measures presented in this CD&A, see Appendix C.

(2)
Relative performance is measured against the peers with whom we compete most directly, Northern Trust Corporation and The Bank of New York Mellon Corporation, our Direct Peers, as well as relevant indices, including the KBW Bank Index and the Capital Markets and Banks subsets of the S&P 500 Financial Index, which contained 23 and 37 constituents, respectively, as of December 31, 2020.

(3)
Comparisons to peers are based on change relative to 2019 for all metrics other than operating margin and ROE, which are compared with peers based on one-year results for 2020. For the Direct Peers, the Committee reviewed financial results with similar adjustments to those made for State Street. Financial results reviewed by the Committee for constituents in the KBW Bank Index and the Capital Markets and Banks subsets of the S&P 500 Financial Index represented results from an external data provider with standardized adjustments. For some of the S&P 500 Financial Index (7 constituents), comparisons to 2019 were based on year-to-date September 30, 2020 vs. year-to-date September 30, 2019, as fourth quarter 2020 earnings were not released at the time the Committee reviewed this scorecard.

(4)	State Street percentile positioning rounded to the nearest 5th percentile.
(5)	TSR data reflects cumulative shareholder return between the dates shown, including reinvestment of dividends.
Business Performance.

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Risk Management Performance.

State Street’s 2020 performance is reviewed in greater detail, along with relevant risks associated with our business, results of operations and financial condition, in our 2020 annual report on Form 10-K, which accompanies this proxy statement and was previously filed with the SEC.
Individual Performance and Compensation Decisions
In evaluating each NEO’s individual performance, the Committee reviewed individual performance scorecards derived from our corporate performance goals, including leadership- and talent-related goals, and tailored to each NEO, other than the CEO. In evaluating the CEO’s individual performance, the Committee and the full Board reviewed the corporate performance scorecards, including leadership- and diversity-related performance. The Committee and the other independent directors then evaluated the CEO’s performance, and all directors, including the CEO, evaluated the other NEOs’ performance. Though NEO incentive awards are primarily based on corporate performance, the Committee made adjustments based on this evaluation of individual performance. Individual performance highlights, including where individual performance warranted a compensation adjustment, and the Committee’s incentive compensation and total compensation decisions for 2020 for the NEOs, are presented in the summaries below.
Financial results are presented on a non-GAAP basis in this section, unless otherwise noted. Non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of notable items outside of State Street’s normal course of business. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. For a reconciliation of non-GAAP measures presented in this CD&A, see Appendix C.
For detail on the relationship between the 2020 compensation amounts reported in the summaries below and those amounts reported in the Summary Compensation Table (as required by SEC rules) and related tables, please refer to the discussion under “2020 Compensation Decisions—Individual Compensation Decisions Summary.”
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Ronald P. O’Hanley, President and Chief Executive Officer
Performance Area	2020 Key Goals	Performance Factors and Results
Financial Performance At Expectations
Achieve our financial commitments
• Meet our 2020 budget, growing fee revenues and reducing expenses, and improve operating margin and ROE versus peers(1)
• Grow balance sheet and optimize capital and liquidity utilization to support business growth

• Despite a global pandemic, which created a challenging operating environment, made meaningful progress versus prior year and effective progress versus budget. However, net interest income (NII) materially declined, largely driven by the historically low interest rate environment, and our three-year TSR was below Direct Peers and the median of relevant market indices (see pp. 40 - 42 for additional detail)
— Revenue down 0.1% but in line with budget
— Fee Revenue up 3.8% and above budget
— NII down 14.3% and below budget, driven by low interest rate environment
— Expenses down 1.5%, driven by net productivity initiatives, and in line with budget
— EPS up 8.6% but below budget
— Operating margin up 1.1% points and in line with budget
— ROE (GAAP) up 0.6% points and in line with budget
— Assets under custody and/or administration (AUC/A) increased 13% to $38.8 trillion and assets under management (AUM) increased 11% to $3.5 trillion as of December 31, 2020

Business Performance Above Expectations
Be an essential partner – trusted, strategic and proactive
• Develop and implement new, global client segment strategies and fill key roles to support new organization
• Improve client sentiment through consistent service quality across all products and services and embed key metrics in client account plans
• Further define, broaden and grow State Street Alpha platform along with relevant State Street products and services with clients and partners

• Designed and implemented global client segment structure and expanded client coverage models with clear accountability for revenue generation and retention, client engagement and investment prioritization
• Achieved six new client wins for State Street Alpha and continued delivery of new functionality via partnerships with trading platforms and data and analytics providers
• Strengthened client partnerships through effective communication and service delivery during unprecedented volumes and market volatility demonstrated by improved client sentiment
• Operationalized several Federal Reserve program mandates to enable financial stability for our clients
• Fell short against our sales objectives, with lower than planned net new business

Develop a scalable, configurable, resilient end-to-end operating model
• Improve productivity and transform the cost base through process simplification, automation and organizational redesign
• Adopt new productivity measures to drive continuous improvement and service quality
• Execute against technology and operations resiliency plans

• Rapidly adopted new, simplified operating and management models in a work from home environment reaching approximately 90% in April 2020 to deliver client commitments and accelerated decision-making
• Executed and scaled key automation efforts including increased funds on “driverless” NAV, improved straight-through-processing and reduced manual touchpoints
• Restructured technology organization to prioritize technology investments and growth with business outcomes while strengthening our technology resiliency and modernizing and rationalizing our infrastructure

(1)
Relative performance is measured against our direct peers (Northern Trust Corporation and The Bank of New York Mellon Corporation) as well as relevant indices, including the KBW Bank Index and the Capital Markets and Banks subsets of the S&P 500 Financial Index.

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Business Performance, continued
Implement Transformation and become a higher performing organization
• Drive desired culture traits throughout the organization and measure progress
• Align performance management and incentives with business and cultural objectives

• Improved the employee experience through new communication channels, recognition and learning platforms to drive increased employee satisfaction and retention of top talent
• Operationalized an internal Talent Marketplace and strategically redeployed talent across the company
• Enhanced performance management process, which drove accountability for financial, business, risk management and leadership- and talent-related performance
• Publicly announced 10 actions to address racism and inequality, although more work is needed to meet diversity representation expectations
• Prioritized employee health, safety and security in light of COVID-19 by pausing workforce reductions and adjusting benefit plans to meet employee needs

Risk Management Performance At Expectations
Improve risk excellence outcomes
• Deliver on key enterprise programs (including regulatory initiatives) to improve risk profile and regulatory posture
• Apply a consistent, risk-based and outcome-oriented approach to business and technology initiatives
• Enhance risk culture and posture through greater accountability and transparency across all groups

• Made significant progress in compliance and anti-money laundering measures and achieved successful conclusions to open regulatory matters
• Maintained strong financial risk performance in volatile markets, including in credit, liquidity and capital adequacy measures
• Completed the Federal Reserve’s 2020 CCAR and CCAR 2020 Resubmission, exceeding all minimum regulatory capital requirements throughout both tests
• Achieved improvements in technology and operational resilience measures, though continued focus is required
• Progress in some enterprise programs tracked below expectations due to prioritization or other delays

Compensation for 2020

Individual Performance-Based Compensation Adjustments:
The Committee determined that Mr. O’Hanley met or exceeded individual performance expectations related to our 2020 corporate goals and he exhibited strong leadership in driving key strategic initiatives amidst the challenging operational and financial market conditions brought on by the COVID-19 pandemic, as well as improvement in key financial measures relative to 2019. However, sales, three-year TSR performance relative to peers and overall progress towards our diversity goals were all below expectations. Balancing these factors, Mr. O’Hanley’s individual incentive award was adjusted up slightly.

Given the corporate performance factor of 95% and the modest upward adjustment for individual performance noted above, Mr. O’Hanley’s total incentive compensation was awarded at approximately 96% of target for 2020, resulting in total compensation of $14,000,000.

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Eric W. Aboaf, Chief Financial Officer

As Chief Financial Officer, Mr. Aboaf is responsible for our global financial strategy and finance functions, including treasury, controllership, tax, enterprise decision support, investor relations, procurement and real estate.
In determining individual performance-based compensation adjustments to Mr. Aboaf’s 2020 incentive award, the Committee focused on the most significant individual performance factors below:

Performance Area	2020 Key Individual Goals	Performance Factors and Results
Financial Performance At Expectations
• Meet our 2020 budget, growing fee revenues and reducing expenses
• Expand client and balance sheet loan growth
• Drive next wave of deposit gathering initiatives aligned to effective balance sheet management

• Made meaningful progress versus prior year and effective progress versus budget:
— Fee Revenue up 3.8% and above budget; Total Revenue down 0.1% from 2019, driven by the interest rate environment, and in line with budget
— Expenses down 1.5% and in line with budget
— ROE (GAAP) up 0.6% points and in line with budget
• Actively managed expenses through new resource discipline, footprint optimization and expense management initiatives
• Throughout the challenging COVID-19 environment, partnered with senior leadership to manage the balance sheet, navigate market turmoil and support client lending

Business Performance Above Expectations
• Improve business planning and partnership to achieve better corporate outcomes
• Deliver new reporting aligned to organizational re-design and strategic outcomes
• Drive strategic change to improve procurement processes and outcomes

• Delivered our 2021-2023 strategic plan, which significantly improved the linkage between State Street’s corporate strategy and the underlying investments and initiatives
• Delivered new financial transparency and improved existing reporting cycle times, driving greater accountability across all business lines to achieve financial outcomes
• Improved procurement cycle times and addressed savings priorities with robust savings pipeline in place for 2021
• Improved shareholder relations through greater transparency on key metrics to investors with detailed internal communications to senior leaders

Risk Management Performance At Expectations	• Deliver on key enterprise programs to improve risk profile and regulatory posture • Successfully complete regulatory initiatives to reduce our risk exposure
• Completed the Federal Reserve’s 2020 CCAR and CCAR 2020 Resubmission, exceeding all minimum regulatory capital requirements throughout both tests
• Delivered on critical milestones for key enterprise programs, resulting in risk reduction in impacted programs
• Maintained strong financial risk posture in volatile markets, including in credit, liquidity and capital adequacy measures

Compensation for 2020

Individual Performance-Based Compensation Adjustments:
The Committee determined that Mr. Aboaf met or exceeded individual performance expectations related to his financial, business and risk management goals. Consequently, Mr. Aboaf’s individual incentive award was adjusted up by 5%, primarily reflecting his role in improving the linkage between our corporate strategy and required investments and initiatives and active expense management.

Given the corporate performance factor of 95% and the 5% upward adjustment for individual performance noted above, Mr. Aboaf’s total incentive compensation was awarded at 100% of target for 2020, resulting in total compensation of $7,000,000.

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Francisco Aristeguieta, Chief Executive Officer of State Street Institutional Services

Since June 2020, Mr. Aristeguieta has held the role of CEO of Institutional Services (IS). In this role, he is responsible for bringing together the client segment, client management, sales, client experience, marketing, regional and local country teams to drive sustainable wallet share and revenue growth for the organization. Prior to this role, he served as Executive Vice President and Chief Executive Officer of International Business from July 2019 to June 2020, where he was responsible for State Street’s businesses outside the United States.
In determining individual performance-based compensation adjustments to Mr. Aristeguieta’s 2020 incentive award, the Committee focused on the most significant individual performance factors below:

Performance Area	2020 Key Individual Goals	Performance Factors and Results
Financial Performance Below Expectations	• Meet our 2020 budget, growing fee revenues and reducing expenses • Improve pipeline in key growth markets and segments
• Meaningful progress versus prior year and effective progress versus budget for the business activities under his oversight:
— IS Fee Revenue improved from 2019 and above budget
— IS Expenses improved from 2019 but above budget
• Fell short against our sales objectives, with lower than planned net new business

Business Performance Above Expectations
• Develop and implement new, global client segment strategies and fill key roles
• Improve client sentiment through consistent service quality across products and services and embed key metrics in client account plans
• Complete country priority review and appoint regional Segment Heads to establish Country Head management model, aligned to regional strategies

• Upon appointment as CEO of Institutional Services, continued implementation of global client segment structure and global country head strategy with clear accountability for revenue generation and retention, client engagement and investment prioritization
• Expanded client coverage model to drive short-term and long-term opportunities to maximize revenue growth and wallet share
• Led effective client engagement and communications, despite virtual COVID-19 environment, as demonstrated through improved client sentiment
• Successfully launched Client Experience organization to drive client centricity
• While some progress was made, fell short of diversity priorities

Risk Management Performance At Expectations	• Improve engagement with key regulatory authorities to maintain proactive, consistent and accountable regulatory relationships
• Actively engaged with regulators and drove accountability across internal risk teams
• As Chief Executive Officer of International in the first half of the year, additional focus needed on regional staffing model design

Compensation for 2020

Individual Performance-Based Compensation Adjustments:
The Committee determined that Mr. Aristeguieta met or exceeded individual performance expectations related to his business and risk management goals and he exhibited strong leadership performance. Consequently, Mr. Aristeguieta’s individual incentive award was adjusted up by 2.5%, primarily reflecting his role in driving achievement of client-focused goals, balanced by disappointing sales and progress on diversity priorities.

Given the corporate performance factor of 95% and the 2.5% upward adjustment for individual performance noted above, Mr. Aristeguieta’s total incentive compensation was awarded at 97.5% of target for 2020, resulting in total compensation of $6,850,000.

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Andrew J. Erickson, Chief Productivity Officer and Head of International

Since June 2020, Mr. Erickson has held the roles of Chief Productivity Officer and Head of State Street’s International business. In these roles, he oversees State Street’s Global Delivery, Productivity and Transformation teams, responsible for leading enterprise-wide change and State Street’s International business, providing regional and local entity focus for global business lines. Previously, he was the head of our Global Services business from November 2017 to June 2020.
In determining individual performance-based compensation adjustments to Mr. Erickson’s 2020 incentive award, the Committee focused on the most significant individual performance factors below:

Performance Area	2020 Key Individual Goals	Performance Factors and Results
Financial Performance Below Expectations	• Meet our 2020 budget, growing fee revenues and reducing expenses • Improve pipeline in key growth markets and segments • Drive productivity improvements to reduce overall State Street expenses
• As Chief Productivity Officer, amplified behavioral and cultural changes around productivity to support expense reduction
— State Street Expenses down 1.5% and in line with budget
• Meaningful progress for International teams in fee revenues versus prior year and against budget; faced challenges managing expenses
— International IS Fee Revenue improved from 2019 and above budget
— International IS Expenses above 2019 and above budget
• In prior role as head of Global Services, fell short against sales objectives, with lower than planned net new business

Business Performance Above Expectations
• Execute global multi-year segment strategies to reignite revenue and expand business growth
• Improve client sentiment through consistent service quality across products and services
• Adopt new productivity measures to drive continuous improvement and improve service quality

• Designed and initiated implementation of global client segment structure; effectively transitioned to Francisco Aristeguieta
• Maintained client service and delivery quality and improved client sentiment, despite virtual COVID-19 environment
• Operationalized several Federal Reserve program mandates to enable financial stability for our clients
• Appointed to role as Chief Productivity Officer in June to drive productivity and operational effectiveness; key accomplishments include:
— Redesigned operating models to eliminate silos and simplify the organization to improve and accelerate decision-making
— Established individual employee productivity metrics to enable improved performance management
— Launched an internal talent marketplace to enable strategic talent redeployment across the company
— Executed on key initiatives to drive automation and reduce errors;
achieved reduction in manual touchpoints
• While some progress was made, fell short of diversity priorities

Risk Management Performance Above Expectations	• Improve engagement with key regulatory authorities to maintain proactive, consistent and accountable regulatory relationships	• Actively engaged with regulators and drove accountability across internal risk teams • Aggressively pursued root cause issues to reduce risk and improve processes and controls
Compensation for 2020

Individual Performance-Based Compensation Adjustments:
The Committee determined that Mr. Erickson exceeded individual performance expectations related to his business and risk management goals and exhibited strong leadership performance. However, Global Services financial performance was below expectations primarily due to disappointing sales. Additionally, while Mr. Erickson made some progress, he did not sufficiently achieve diversity priorities. Consequently, Mr. Erickson’s individual incentive award was adjusted down by 2.5%.

Given the corporate performance factor of 95% and the 2.5% downward adjustment for individual performance noted above, Mr. Erickson’s total incentive compensation was awarded at 92.5% of target for 2020, resulting in total compensation of $6,550,000.

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Louis D. Maiuri, Chief Operating Officer

As Chief Operating Officer, Mr. Maiuri is responsible for our Information Technology, CRD, State Street Global Exchange and Global Markets organizations. This includes delivering on our “One State Street” vision in alignment with our State Street Alpha strategy to integrate our business, operational and technology investments to enrich our product portfolio and foster product innovation to meet our clients’ needs.
In determining individual performance-based compensation adjustments to Mr. Maiuri’s 2020 incentive award, the Committee focused on the most significant individual performance factors below:

Performance Area	2020 Key Individual Goals	Performance Factors and Results
Financial Performance At Expectations	• Meet our 2020 budget, growing fee revenues and reducing expenses • Grow balance sheet and optimize capital / liquidity utilization to support business growth
• Meaningful progress versus prior year and effective progress versus budget for the business activities he oversees:
— Global Markets Fee Revenue improved from 2019 and above
budget
— CRD Fee Revenue improved from 2019 and in line with budget
— Global Delivery Expenses flat from 2019 but above budget
— Technology Expenses declined from 2019 but above budget
• Effectively partnered with senior leadership to manage the balance sheet, navigate market turmoil and manage credit exposures

Business Performance Above Expectations
• Further define, broaden and grow our State Street Alpha platform along with relevant State Street products and services with clients and partners
• Develop and implement IT operating model to enhance talent management, operational efficiency, effectiveness and overall productivity
• Implement key automation initiatives to digitize manual activities, address the root cause of errors and issues, and drive productivity
• Improve service delivery quality for key client segments

• Achieved six new client wins for State Street Alpha and continued delivery of new functionality via partnerships with trading platforms and data and analytics providers
• Restructured technology organization to prioritize technology investments and growth with business outcomes while strengthening our technology resiliency
• Executed and scaled key automation efforts, including increased funds on “driverless” NAV, improved straight-through-
processing and reduction of manual touchpoints
• Sustained client service and delivery during unprecedented volumes and market volatility, demonstrated by improved client sentiment
• Operationalized several Federal Reserve program mandates to enable financial stability for our clients
• While some progress was made, fell short of diversity priorities

Risk Management Performance Significantly Above Expectations	• Enhance security and controls and reduce technology risk using a risk-based approach • Drive risk reduction for residual risk applications
• Delivered on critical milestones for key enterprise programs, resulting in risk reduction
• Exceeded application rationalization target to reduce technology risk and maintenance costs
• Maintained operational and technology continuity through volatile market volumes
• Demonstrated exceptional leadership in coordinating our strategy for returning to the office with frequent and detailed internal communications, resulting in high employee satisfaction ratings

Compensation for 2020

Individual Performance-Based Compensation Adjustments:
The Committee determined that Mr. Maiuri met or exceeded individual performance expectations related to his financial and business goals. He also significantly exceeded expectations related to his risk management goals and exhibited exceptional leadership performance. Consequently, Mr. Maiuri’s individual incentive award was adjusted up by 12.5%, primarily reflecting his restructuring of the technology organization and improvements in technology resiliency, as well as his leadership in coordinating our strategy for returning to the office.

Given the corporate performance factor of 95% and the 12.5% upward adjustment for individual performance noted above, Mr. Maiuri’s total incentive compensation was awarded at 107.5% of target for 2020, resulting in total compensation of $7,450,000.

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Individual Compensation Decisions Summary
The Committee’s 2020 NEO incentive compensation decisions relative to target are shown in the table below. For 2020, the Committee awarded the entire amount of Mr. O’Hanley’s incentive compensation in equity-based vehicles to promote ongoing focus on improving our share price performance. Specifically, the amounts that would have been delivered in immediate and deferred cash vehicles were replaced with an equivalent value of long-term cash-settled restricted stock units, referred to as CRSUs.
	Cash-Based Incentive		Equity-Based Incentive		Total Incentive
Named Executive Officer	Actual	Target	Actual	Target	Actual	Target
Ronald P. O’Hanley	$0	$3,375,000	$13,000,000(1)	$10,125,000	$13,000,000	$13,500,000
Eric W. Aboaf	2,205,000	2,205,000	4,095,000	4,095,000	6,300,000	6,300,000
Francisco Aristeguieta	2,152,500	2,205,000	3,997,500	4,095,000	6,150,000	6,300,000
Andrew J. Erickson	2,047,500	2,205,000	3,802,500	4,095,000	5,850,000	6,300,000
Louis D. Maiuri	2,362,500	2,205,000	4,387,500	4,095,000	6,750,000	6,300,000
(1)
Equity-based incentive is above target for 2020 due to the replacement of cash-based incentives typically awarded to our CEO with an equity-based vehicle, as described on p. 32. The total 2020 incentive awarded was below target.

The Committee’s total compensation decisions for 2020 for the NEOs are further detailed in the table below. Note (1) describes the relationship between the 2020 amounts reported in the table below and those amounts reported in the Summary Compensation Table (as required by SEC rules) and related tables. While the tables above and below summarize how the Committee views annual compensation, they are not a substitute for the tables and disclosures required by SEC rules.
		Cash-Based Incentive		Equity-Based Incentive
Named Executive Officer	Annual Base Salary	Immediate Cash	DVAs	CRSUs	DSAs	Performance- Based RSUs	Total Compensation(1)
Ronald P. O’Hanley	$1,000,000	$0	$0	$3,250,000	$3,250,000	$6,500,000	$14,000,000
Eric W. Aboaf	700,000	630,000	1,575,000	0	1,575,000	2,520,000	7,000,000
Francisco Aristeguieta	700,000	615,000	1,537,500	0	1,537,500	2,460,000	6,850,000
Andrew J. Erickson	700,000	585,000	1,462,500	0	1,462,500	2,340,000	6,550,000
Louis D. Maiuri	700,000	675,000	1,687,500	0	1,687,500	2,700,000	7,450,000
(1)
The 2020 compensation described in the table above, which summarizes how the Committee evaluates annual total compensation, differs from the compensation described in the Summary Compensation Table in the following respects:

—
Annual Base Salary. The table above reflects the year-end annual base salary rate applicable for each NEO. Column (c) in the Summary Compensation Table presents the amount of base salary actually earned by each NEO during the relevant year.

—
DVAs. The table above, like the Summary Compensation Table, reflects the value of deferred cash compensation awarded by the Committee for the 2020 performance year. However, the table above does not reflect any dividends credited on DVAs outstanding during 2020, which are included in the Summary Compensation Table.

—
Equity-Based Incentive Awards. The Committee grants equity awards based on the prior year’s performance. In the table above, equity awards are shown for the year of performance (i.e., equity-based awards granted in 2021 for 2020 performance, including the CRSUs granted for the 2020 performance year, are shown as 2020 compensation). Under applicable SEC rules, the Summary Compensation Table presents equity awards in the year in which they are granted (e.g., equity granted in 2020 for 2019 performance is shown as 2020 compensation). Thus, the CRSUs and the other equity-based awards shown above for 2020 will be reported in the Summary Compensation Table for 2021.

—
Total Compensation. The amounts disclosed above differ from the amounts reported in column (j) of the Summary Compensation Table due to the different methodologies discussed in the notes above. Additionally, this table excludes items required to be included in column (i) of the Summary Compensation Table that State Street does not view as primary components of regular annual compensation and therefore were not considered in setting incentive targets or determining incentive awards, such as the value of international assignment benefits provided to Messrs. Aristeguieta and Erickson described in more detail in the section entitled “Other Elements of Compensation—Perquisites.”

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Prior Year Performance-Based RSU Awards
Performance-based RSUs granted to our NEOs, as described under “Compensation Vehicles,” are subject to the achievement of pre-established performance metrics. Our performance-based RSUs outstanding on December 31, 2020 are summarized below:
Performance Year(1)	Year of Grant	Performance Period	Performance Metric Target	Potential Payout	Actual/Estimated Payout(2)
2017	2018	2018 – 2020	Average ROE of 13% for the 2018 to 2020 performance period	0 – 150%	Earned at 83% in February 2021 based on an average adjusted ROE of 11.3%
2018	2019	2019 – 2021	Average ROE of 13% and average pre-tax margin of 29% for the 2019 to 2021 performance period	0 – 150%	Current estimated payout below target based on 2019 and 2020 ROE and pre-tax margin; any payout to be approved by the Committee in February/ March 2022(3)
2019	2020	2020 – 2022	Average ROE of 13% and average pre-tax margin of 29% for the 2020 to 2022 performance period	0 – 150%	Current estimated payout below target based on 2020 ROE and pre-tax margin; any payout to be approved by the Committee in February/ March 2023(3)
(1)
For additional information about the terms of these awards, see the discussion under “Other Elements of Compensation—Adjustment and Recourse Mechanisms,” the narrative discussion following the “2020 Grants of Plan-Based Awards” table, the “Outstanding Equity Awards at Fiscal Year-End, December 31, 2020” table and our prior year proxy statements.

(2)
Achievement of ROE and pre-tax margin targets for performance-based RSUs is subject to adjustment for pre-established, objectively determinable factors. For the 2017 performance year awards, the Committee approved adjustments to the three-year average GAAP ROE of 10.5% to account for merger and integration expenses, restructuring expenses and legal and regulatory matters arising from prior performance periods, resulting in a three-year average adjusted ROE of 11.3%. See Appendix C for a reconciliation of the three-year average GAAP ROE to the three-year average adjusted ROE. In addition, all awards are subject to the Committee’s ability to exercise negative discretion in determining the payout achieved, as well as recourse mechanisms described in more detail under “Other Elements of Compensation—Adjustment and Recourse Mechanisms.”

(3)
Current estimated payouts based on estimated performance of relevant criteria only for completed fiscal years within the three-year performance period. This performance has not been certified and is therefore subject to adjustment based on the terms of the relevant awards. No estimate of performance for incomplete fiscal years within the performance period has been made. The final payout will be based on satisfaction of the performance criteria as certified by the Committee following the end of the full performance period.

Other Elements of Compensation
Adjustment and Recourse Mechanisms
Incentive compensation awards to our NEOs are subject to adjustment and recourse mechanisms, including ex ante adjustment, forfeiture and clawback, which may be applied jointly, or separately, as appropriate.
Ex Ante Adjustment. Before awards are made for a given compensation year, all incentive awards for our NEOs, including deferred incentive awards and immediate cash incentives, are subject to downward adjustment, in whole or in part, upon the occurrence of specified events. The Committee, in its discretion, determines whether this ex ante adjustment is appropriate. The events for which ex ante adjustment may occur include:
•
if the executive’s actions exposed State Street to inappropriate risks that resulted in a “Significantly Below Expectations” rating on any of the factors on State Street’s corporate multi-factor risk scorecard, which guides State Street’s risk assessment process, or

•	if the executive incurred significant or repeated compliance or risk-related violations of State Street’s policies
Forfeiture. Before vesting and delivery to the executive, all deferred incentive awards to our NEOs, including performance-based RSUs, DSAs, CRSUs and DVAs, allow reduction or cancellation of the award, in whole or in part, upon the occurrence of specified events. The Committee, in its discretion, determines whether forfeiture is appropriate. The events for which forfeiture may occur include:
•
if the executive’s actions exposed State Street to inappropriate risks, including in a supervisory capacity, that resulted or could reasonably be expected to result in material losses that are or would be substantial in relation to State Street’s or a relevant business unit’s revenue, capital and overall risk tolerance

•
if the executive engaged in fraud, gross negligence or any misconduct, including in a supervisory capacity, that was materially detrimental to the interests or business reputation of State Street or any of its businesses

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•
if the executive engaged in conduct that constituted a violation of State Street policies and procedures or our Standard of Conduct in a manner which either caused or could have caused reputational harm that is material to State Street or either placed or could have placed State Street at material legal or financial risk, or

•
if, as a result of a material financial restatement contained in an SEC filing, or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of the award, the executive would have received a smaller or no award

In addition, all outstanding deferred incentive awards are forfeited if an executive’s employment is terminated by State Street for gross misconduct.
Clawback. All amounts delivered to our NEOs as incentive awards, including immediate cash incentive awards, performance-based RSUs, DSAs, CRSUs and DVAs, contain clawback provisions providing for the repayment of those amounts, in whole or in part, upon the occurrence of specified events. The Committee, in its discretion, determines whether clawback is appropriate, making that determination within four years (in the case of performance-based RSUs) or three years (in the case of all other incentive awards) of the award’s grant date. The events for which clawback may occur include:
•
if the executive engaged in fraud or willful misconduct, including in a supervisory capacity, that resulted in financial or reputational harm that is material to State Street and resulted in termination of the executive’s employment

•
if, as a result of the occurrence of a material financial restatement by State Street contained in a filing with the SEC or miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining the amount of the award, the executive would have received a smaller or no award, or

•	if the executive failed to comply with the terms of any covenant not to compete entered into with State Street
All incentive awards are also subject to any compensation recovery or similar requirements under applicable laws, rules and regulations and related State Street policies and are interpreted and administered accordingly. This approach is intended to comply with applicable banking regulations and regulatory guidance on incentive compensation.
Retirement Benefits
Our U.S.-based NEOs are eligible to participate in our 401(k) retirement plan available to our U.S.-based employees generally. The plan includes a matching employer contribution of 6% up to Internal Revenue Code limits.
Messrs. Erickson and Maiuri each hold a balance in a nonqualified defined contribution arrangement, which was frozen in January 2017. This plan is described in further detail under the heading “2020 Nonqualified Deferred Compensation.”
Messrs. Erickson and Aristeguieta participate in our Hong Kong defined contribution Mandatory Provident Fund (MPF) and Occupational Retirement Scheme Ordinance (ORSO), which are retirement programs available to our Hong Kong employees generally. In aggregate, the participant contributes 5% of his or her base salary and State Street contributes an amount equal to 10% of the participant’s base salary to the MPF and ORSO. Participant and State Street contributions based on the first 5% of monthly base salaries of up to HKD 30,000 (approximately USD 3,900) are contributed to the MPF; participant contributions based on monthly base salary earnings above that limit, and State Street contributions that exceed 5% of the participant’s monthly base salary (or HKD 1,500 per month if the participant’s monthly base salary is more than HKD 30,000), are contributed to the ORSO.
Deferred Compensation
We maintain a nonqualified deferred compensation plan that allows our U.S. NEOs and other senior employees to defer base salary and/or a portion of incentive awards otherwise payable in immediate cash. State Street matches all deferrals made under this plan up to a maximum of 5% of a participant’s match-eligible compensation, comprising the lesser of (i) base salary plus immediately payable annual cash incentive compensation or (ii) $500,000, in either case reduced by the applicable Internal Revenue Code cap on annual compensation ($285,000 in 2020). Participants receive a return based on one or more notional investment options selected by the participant. Currently, the investment options available to our NEOs include a money market fund, three index funds and a State Street common stock fund. The nonqualified deferred compensation plan supplements deferrals made under our tax-qualified 401(k) plan. We provide these nonqualified deferred compensation benefits because many companies of our size provide a similar benefit to their senior employees. This plan is described under the heading “2020 Nonqualified Deferred Compensation.”
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Perquisites
We provide our NEOs a modest level of perquisites, such as financial planning, annual physicals and personal liability coverage. In addition, the Board provided Mr. O’Hanley with an executive security package consisting of a car and driver and other security benefits. These security measures, along with the car and driver provided to Mr. Aristeguieta and the parking benefits provided to our other NEOs, promote the effectiveness of our senior executives, allowing them greater opportunity to focus their attention on our business operations and activities. We also provided Mr. Erickson with customary tax equalization payments as part of our international assignment benefits and funding of certain family expenses related to his service in the U.S. We also provided Mr. Aristeguieta with club memberships, which are customary benefits for leaders in Asia. The club memberships provide a venue for hosting clients, building networks with local industry leaders and developing prospects in support of Mr. Aristeguieta’s role. In addition, we provided Mr. Aristeguieta with international assignment benefits, which included a goods and services allowance, funding of travel-related tax liabilities and certain family expenses. In limited circumstances, our NEOs have combined personal travel with business travel at no incremental cost to us. We do not provide a tax gross-up for the income attributable to any perquisite for our NEOs, other than for certain international assignment and relocation benefits.
Change-of-Control Agreements
Under a long-standing program, we have change-of-control employment agreements in place with each of our NEOs. We provide these agreements because we believe providing some protection in the event of a change of control is necessary to attract and retain high quality executives and to help address potential distractions during the period leading up to a possible change of control. Our change-of-control arrangements are further described under the heading “Potential Payments upon Termination or Change of Control as of December 31, 2020.”
Other Elements of Our Process
Roles of the Committee and the Chief Executive Officer
The Committee has direct responsibility for our executive officer compensation plans, policies and programs. The Committee performs these responsibilities for the Chief Executive Officer in consultation with the other independent directors. In making compensation decisions for the other NEOs, the Committee considers the recommendations of our Chief Executive Officer, as well as input from the other independent directors.
After establishing each NEO’s total compensation target for 2020, the Committee met eight times from July 2020 through March 2021 regarding 2020 NEO compensation and related topics and evaluated a broad range of corporate performance factors, individual performance updates, market information, regulatory updates and input from our shareholder engagement efforts, as well as our pay-for-performance practices and the results of our annual shareholder meeting, including “say-on-pay” results. The Committee also considered evolving trends, practices, guidance and requirements in the design, regulation, risk-alignment and governance of compensation matters in the U.S. and other jurisdictions. During these meetings, the Committee received regular updates, including from the Committee’s independent compensation consultant, on these and other matters, particularly with respect to the financial services industry.
Peer Group and Benchmarking
The Committee reviews market data from our peer group as one factor evaluated in determining executive compensation. The Committee also considers peer group data in structuring the design of its executive compensation programs.
We consider few companies to be true comparators for the specific scope of our primary business activities, so we include in our peer group our direct competitors and other companies with which we compete in some aspects of our businesses and for executive talent. The companies also vary in size and the nature of applicable regulation, including status (like State Street) as a systemically important financial institution, which results in more stringent capital or other regulatory requirements relative to some of our peers. The Committee, with the assistance of its independent compensation consultant, periodically reviews the composition of our peer group to evaluate whether it continues to serve as an appropriate market reference for executive compensation purposes. The peer group approved by the Committee for use in 2020 consisted of the following 15 firms:
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During 2020, the Committee reviewed peer group compensation data from public sources, supplemented with data from multiple compensation surveys. This survey data generally covered large financial services companies with whom we may compete for executive talent. In evaluating the market data, the Committee considers total compensation to consist of base salary and incentive compensation. In addition to the market data, the Committee received regular updates during 2020 and the first quarter of 2021 regarding market trends and compensation actions at major financial services institutions.
The Committee recognized that the peer group companies vary in size and business lines and that the nature of executive roles varies by company. Therefore, the Committee did not treat peer group data as definitive when determining executive compensation for 2020. Rather, it referenced peer group compensation data and performance data, but formed its own perspective on compensation for our NEOs based on its subjective evaluation of many factors, including those described under the heading “2020 Compensation Decisions—Total Compensation Approach.”
Compensation Consultant
The Committee directly retains Meridian Compensation Partners to provide independent compensation consulting to the Committee. Meridian regularly participated in meetings and executive sessions of the Committee. Meridian did not provide any other services to State Street during 2020.
The Committee believes the consultant’s primary representatives advising the Committee should be independent of management and the Committee for the consultant to provide appropriate advice on compensation matters. Therefore, the Committee adopted a policy requiring an annual assessment of compensation consultant independence based on the requirements of the NYSE. In December 2020, the Committee reviewed the independence of Meridian and its primary representatives under the policy. Following its review, the Committee determined the primary representatives of Meridian to be independent and that no conflicts of interest were raised by the services of Meridian or its primary representatives.
The Committee reviews data prepared by Willis Towers Watson PLC and McLagan Partners as part of its consideration of compensation matters. Each of these companies, engaged by our Global Human Resources group based on its specialized expertise in the financial services industry, has provided other services to State Street in the past and may do so in the future.
Tax Deductibility of Executive Compensation
Section 162(m) of the U.S. Internal Revenue Code generally limits to $1 million the U.S. federal income tax deductibility of compensation paid to certain executive officers. The Committee believes that shareholder interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs will result in non-deductible compensation expenses. Therefore, the Committee has approved 2020 compensation for our NEOs that will not be fully deductible.
Human Resources Committee Process Concerning Risk Alignment
For 2020, we continued our focus on aligning incentive compensation with appropriate risk management principles. We provide incentives that are designed not to encourage unnecessary or excessive risk-taking and have established related process controls and oversight. These features include:
•
Human Resources Committee Interaction and Overlap with Risk Committee and Examining and Audit Committee. Members of the Committee regularly communicate with the Board’s Risk Committee and its Examining and Audit Committee to integrate input from these other committees into compensation decisions. In addition, the current Chair of the Human Resources Committee also serves on the Risk Committee and another member of the Human Resources Committee also serves on the Examining and Audit Committee. Our Lead Director, who serves as a member of the Committee, also participates in meetings of both the Risk Committee and the Examining and Audit Committee as part of her leadership role on the Board.

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•
Corporate Risk Summary Review. The Human Resources Committee periodically reviews a corporate multi-factor risk scorecard, prepared by the Chief Risk Officer and confirmed by the Risk Committee, assessing firm-wide risk in several categories.

•
Annual Compensation Risk Review. The Committee annually meets with our Chief Human Resources Officer, Chief Risk Officer and Chief Compliance Officer to evaluate our compensation programs and review an assessment of the design and operation of State Street’s incentive compensation system in providing risk-taking incentives that are consistent with the organization’s safety and soundness, as described in more detail under the heading “Alignment of Incentive Compensation and Risk.”

•
Risk-Based Adjustments to Incentive Compensation. We use a two-pronged process for risk-based adjustments to incentive compensation awards for material risk-takers. This process allows for, as appropriate, both: (1) adjustments at the time awards are made (“ex ante” adjustments) and (2) adjustments after the awards are made (“ex post” adjustments) through recoupment of incentive compensation that has already been awarded via forfeiture (before vesting and delivery) or clawback (after vesting and delivery). For more information, see the discussion under “Other Elements of Compensation—Adjustment and Recourse Mechanisms.”

•
Emphasis on Deferral and Equity-Based Compensation. We maintain significant levels of deferred compensation and equity-based compensation for our executives, and we continue to deliver a higher percentage of our NEOs’ incentive compensation in the form of deferred compensation relative to our peer group. Combined, these elements align an executive’s compensation with the risks and performance results experienced by our shareholders. The high level of deferral places a significant amount of compensation at risk for ex post adjustments in specified circumstances.

•
Metrics and Targets for Performance-Based RSUs Aligned to Long-Term Goals. We deliver a substantial proportion of equity compensation for our executives in performance-based RSUs, aligning realized pay outcomes with our long-term strategy. Metrics used in our performance-based RSUs directly align NEO compensation with our goals. Each year, we assess target and payout ranges for new awards and set targets that the Committee believes are challenging, but achievable, which mitigates excessive risk-taking incentives. In setting targets and payout ranges, the Committee considers publicly stated guidance and projections, current-year results and peer company financial results, among other factors.

For a further discussion of the risk alignment of our compensation practices, see the discussion under the heading “Alignment of Incentive Compensation and Risk.”
Executive Equity Ownership Guidelines, Practices and Policies
We believe executive stock ownership aligns our executives’ interests with those of our shareholders. It also incentivizes our executives to meet our financial, business and risk management objectives. Therefore, we maintain the following practices, policies and guidelines:
Stock Ownership Guidelines. Our stock ownership guidelines apply to all of our executive officers who are members of our Management Committee, including our NEOs. These guidelines require executives to own shares of common stock with a value equal to a multiple of base salary as shown below. Guideline levels are phased in over a period of five years, with the first year starting on January 1 after the person becomes subject to the guidelines. The executive is expected to attain the ownership level ratably over five years and is deemed to satisfy the guideline if that ratable ownership level is met.
Our Stock Ownership Guidelines also include a holding requirement. Under this requirement, during the five-year phase-in period, each executive must hold 50% of the number of net shares received from a vesting event if the ownership requirement is not met. Following the five-year phase-in period, if the ownership guideline is not met by an executive, that executive must hold 100% of the number of net shares received from a vesting event until the ownership guideline is satisfied. As of March 8, 2021, the holding requirement does not apply to any of the NEOs as each exceeds their full (not ratable) ownership guideline.
Name	Common Stock Ownership Guideline Multiple of Annual Base Salary	Executive Exceeds Ownership Guideline
Ronald P. O’Hanley	7	✔
Eric W. Aboaf	5	✔
Francisco Aristeguieta	5	✔
Andrew J. Erickson	5	✔
Louis D. Maiuri	5	✔
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The level of ownership was calculated on March 8, 2021, the same date used for the “Security Ownership of Certain Beneficial Owners and Management Table,” and by reference to the closing price of our common stock on the NYSE on that date. Ownership includes shares directly owned, DSAs and earned performance-based RSUs (all on an after-tax basis), shares held under our 401(k) retirement plan, vested shares in other State Street retirement plans and certain indirectly held shares, but excludes unearned performance-based RSUs and CRSUs. This calculation differs from the calculation of shares under applicable SEC rules for purposes of the “Security Ownership of Certain Beneficial Owners and Management Table.”
Securities Trading Policy; No Hedging or Speculative Trading; Rule 10b5-1 Plans. State Street has a Securities Trading Policy that contains specific provisions and trading restrictions. The policy assists our directors, executive officers and other designated employees with access to sensitive information in complying with U.S. federal securities laws when trading in State Street securities. The policy prohibits short selling State Street securities, engaging in hedging transactions in State Street securities and engaging in speculative trading in State Street securities by directors, executive officers and other designated employees, as well as by other members of their household and their dependent family members, and certain accounts or entities over which the person has a control or a beneficial interest. The policy permits individuals, including our NEOs, to enter into trading plans designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1 allows executives to prearrange sales of their company’s securities in a manner designed to avoid initiating stock transactions while in possession of material non-public information. Our NEOs and other executive officers may, from time to time, adopt trading plans under Rule 10b5-1 and effect transactions in our securities under those plans. The Securities Trading Policy is in addition to the requirement in our Standard of Conduct that all employees’ trading activities must be in compliance with applicable law and may not be made on the basis of material non-public information. In addition, the Standard of Conduct prohibits all employees from engaging in options, hedging or short sales involving securities issued by State Street, and provides that anything beyond simple purchases or sales of State Street stock is strictly prohibited.
Equity Grant Guidelines. The Committee’s Equity Grant Guidelines are described below:
•
Annual Equity Award Grants. Annual grants of equity awards to our employees are typically made by the Committee on the date of a scheduled meeting of the Committee or the Board of Directors to be held in February or March of each year following the public release of financial results for the prior fiscal year. Pursuant to authority delegated by the Board, and subject to any limitations that the Board or Committee may establish, another committee of the Board (which may consist of a single member) may make annual grants to persons other than executive officers on the date of the scheduled meeting in February or March.

•
Other Equity Award Grants. Grants of equity awards to NEOs and other executive officers in connection with new hires, promotions, special recognition, retention or other special circumstances are made by the Committee. Awards to other individuals may be made either by the Committee or, subject to any limitations that the Board or the Committee may establish, a committee of the Board composed of (1) the Chairman of the Board, (2) the Chief Executive Officer, if a member of the Board, (3) the Committee Chair or (4) the Committee Chair along with any other member of the Committee. This type of award may be granted on the date of a scheduled meeting of the Committee, a scheduled meeting of the Board or the last business day of a calendar month.

•
The exercise price for any stock options and stock appreciation rights will be the NYSE closing price of State Street’s common stock on the date of grant. We did not award any stock options or stock appreciation rights as part of 2020 compensation.

There was no program, plan or practice of timing equity awards in coordination with the release of material non-public information, other than to set the February 2021 Committee meeting to follow the public announcement of periodic financial results and other information in early 2021.
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Other Executive Compensation Information
Human Resources Committee Report
The Committee furnishes the following report:
The Committee has reviewed and discussed the Compensation Discussion and Analysis with State Street management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by,
Sara Mathew, Chair Amelia C. Fawcett William L. Meaney	Richard P. Sergel Gregory L. Summe
CEO Pay Ratio Disclosure
This section provides an estimate under applicable SEC regulations of the ratio of total compensation for our Chief Executive Officer to the median of total compensation for our other employees. The methodology and the material assumptions, adjustments and estimates we used in identifying our median employee and calculating that employee’s total compensation are set forth below. This methodology may differ from that applied by other companies, including other financial services companies, under applicable SEC regulations. As a result, the information may not be comparable to similar information disclosed by other companies.
For 2020:
•	the estimated median of the annual total compensation of all employees of State Street (other than Mr. O’Hanley), was $59,199; and
•	the annual total compensation of Mr. O’Hanley was $9,309,980
Based on the foregoing, the ratio of the annual total compensation of Mr. O’Hanley to the median of the annual total compensation of all other employees is estimated to be 157 to 1.
As permitted under SEC rules, we are using the same median employee for our 2020 CEO Pay Ratio calculation as was used for the 2019 pay ratio calculation since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
We identified our median employee for 2019 based on our employee population as of December 1, 2019. State Street employees are generally eligible for base pay and incentive compensation. We therefore analyzed our employee population based on these compensation elements for the full year 2019. We annualized the base pay of all full and part-time employees in our employee population who were hired during 2019. Similarly, for all such employees who did not receive incentive compensation in 2019 due solely to their date of hire, we used a consistent methodology to impute annualized incentive compensation based on each employee’s level and function. We calculated the median gross pay (as described above) and selected the twelve closest employees to that value to further analyze. We then identified an employee from this group, who was reasonably representative of our workforce and whose pay was a reasonable estimate of the median pay at our organization, as the median employee. For the median employee, we combined all forms of compensation that would have been reported in the “Total” column (column (j)) of the Summary Compensation Table had disclosure of the median employee’s compensation been required in that table.
For Mr. O’Hanley, we used the amount reported in the “Total” column (column (j)) of the Summary Compensation Table.
Alignment of Incentive Compensation and Risk
We align incentive compensation with appropriate risk management principles, such as providing incentives designed not to encourage unnecessary or excessive risk-taking and establishing additional process controls and oversight where appropriate. We utilize broad and integrated processes to maintain this alignment, including to:
•	conduct risk-based reviews of incentive plan design
•	identify individuals whose normal activities may involve material risk-taking
•	apply risk-based adjustments to compensation
•
implement specific Board committee review of selected control function compensation (e.g., Board-level Risk Committee review of Chief Risk Officer and Enterprise Risk Management department compensation)

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As a result of these reviews and processes, we believe that our compensation policies and practices for employees do not promote excessive risk taking and do not provide incentives to create risks that are reasonably likely to have a material adverse effect on us.
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Summary Compensation Table
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(1)(4) ($)	Total ($)
(a)	(b)	(c)	(e)	(g)	(i)	(j)
Ronald P. O’Hanley President and Chief Executive Officer	2020	$950,000	$8,250,050	$8,303	$101,627	$9,309,980
	2019	800,000	4,926,560	2,837,004	135,837	8,699,401
	2018	800,000	5,034,952	2,378,391	123,322	8,336,665
Eric W. Aboaf Executive Vice President and Chief Financial Officer	2020	700,000	3,656,248	2,209,463	62,956	6,628,667
	2019	700,000	2,584,015	2,010,066	82,925	5,377,006
	2018	700,000	5,099,903	1,585,609	52,711	7,438,223
Francisco Aristeguieta Executive Vice President and Chief Executive Officer of State Street Institutional Services	2020	709,500	4,419,955	2,152,500	3,164,761	10,446,716
	2019	325,505	9,511,387	2,380,000	1,135,364	13,352,256
Andrew J. Erickson Executive Vice President, Chief Productivity Officer and Head of International	2020	658,223	3,786,254	2,050,654	1,326,483	7,821,614
	2019	500,480	2,283,584	2,070,122	1,312,673	6,166,859
	2018	487,040	1,999,976	1,111,299	1,616,081	5,214,396
Louis D. Maiuri Executive Vice President and Chief Operating Officer	2020	637,500	3,932,464	2,366,074	55,528	6,991,566
(1)
Salaries and compensation included in the “All Other Compensation” column for Messrs. Aristeguieta and Erickson were converted from HK$ to US$ using an exchange rate of 0.129 for 2020 and 0.128 for 2019 and 2018. Mr. Aristeguieta’s 2019 salary reflects the pro-rated portion of his annual salary from commencement of his employment in July 2019 through December 31, 2019.

(2)
Amounts represent the grant date fair value of DSA and performance-based RSUs. The fair value of each award is computed in accordance with GAAP (FASB ASC 718), using the assumptions stated in note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts included for the 2020 performance-based RSUs reflect target level performance, as reflected in the “2020 Grants of Plan-Based Awards” table. Based on the grant date value and assuming that performance results in the maximum number of shares vesting, each NEO’s 2020 performance-based RSUs would have a maximum payout as follows: Mr. O’Hanley – 132,297 shares and value of $8,250,041; Mr. Aboaf – 54,122 shares and value of $3,375,048; Mr. Aristeguieta – 65,426 shares and value of $4,079,965; Mr. Erickson – 56,046 shares and value of $3,495,029; and Mr. Maiuri – 58,211 shares and value of $3,630,038. Based on the grant date value and assuming that performance results in the maximum number of shares vesting, each NEO’s 2019 performance-based RSUs would have a maximum payout as follows: Mr. O’Hanley – 66,666 shares and value of $4,433,956; Mr. Aboaf – 34,967 shares and value of $2,325,655; Mr. Aristeguieta – 67,017 shares and value of $3,527,105; and Mr. Erickson – 30,902 shares and value of $2,055,292. Based on the grant date value and assuming that performance results in the maximum number of shares vesting, the 2018 performance-based RSUs would have a maximum payout as follows: Mr. O’Hanley – 44,751 shares and value of $4,531,272; Mr. Aboaf – 57,179 shares and value of $5,789,672; and Mr. Erickson – 17,777 shares and value of $1,800,099.

(3)
Represents the immediate and deferred cash (granted in DVAs) portions of incentive compensation, as well as dividends credited on DVAs outstanding during 2020, as shown in the table below. DVAs are units that receive a notional investment return of a money market instrument. During the deferral period, DVAs are credited with additional notional units based on the return of the State Street Institutional U.S. Government Money Market Fund if the monthly dividend rate is at least equal to 0.001 per unit. These dividends vest and are paid at the same time and in the same form as the related DVA unit.

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	2020 Non-Equity Incentive Plan Compensation
Name	Immediate Cash ($)	DVAs ($)	Dividends Credited on Outstanding DVAs ($)	Total ($)
Ronald P. O'Hanley	$—	$—	$8,303	$8,303
Eric W. Aboaf	630,000	1,575,000	4,463	2,209,463
Francisco Aristeguieta	615,000	1,537,500	—	2,152,500
Andrew J. Erickson	585,000	1,462,500	3,154	2,050,654
Louis D. Maiuri	675,000	1,687,500	3,574	2,366,074
(4)	The following table describes the amounts set forth for 2020 in the “All Other Compensation” column:
Name	Executive Security(A) ($)	International Assignment(B) ($)	Company Contributions to Defined Contribution Plans(C) ($)	Charitable Donations and Matching Contributions(D) ($)	Other Benefits(E) ($)	Total ($)
Ronald P. O'Hanley	$30,871	$—	$27,850	$25,000	$17,906	$101,627
Eric W. Aboaf	—	—	27,850	25,000	10,106	62,956
Francisco Aristeguieta	—	2,953,647	70,950	—	140,164	3,164,761
Andrew J. Erickson	—	1,252,005	65,822	—	8,656	1,326,483
Louis D. Maiuri	—	—	17,100	26,522	11,906	55,528
(A)
The Board approved an executive security package that provides a car and driver ($20,707) and residential security ($10,164) to Mr. O'Hanley. Car and driver values are calculated by allocating the total cost of the car and driver between non-business and business use by mileage traveled. The cost of security at Mr. O'Hanley's residence reflects the amounts invoiced for alarm monitoring and maintenance.

(B)
In connection with his offer of employment, State Street agreed to provide Mr. Aristeguieta international assignment benefits including: an allowance for goods and services ($1,045,623); funding of travel-related tax liabilities ($1,826,031); and funding for household and family expenses ($81,993). In connection with his international assignment, State Street provided Mr. Erickson benefits including: tax equalization payments ($1,185,976); and funding for household and family expenses ($66,029).

(C)
Company contributions to savings plans: (1) $17,100 to the Salary Savings Program (SSP) for Messrs. O'Hanley, Aboaf and Maiuri; (2) $10,750 to the Management Supplemental Savings Plan (MSSP) for Messrs. O'Hanley and Aboaf; (3) $2,322 to the Mandatory Provident Fund (MPF) for Messrs. Aristeguieta and Erickson; and (4) $68,628 and $63,500 for Messrs. Aristeguieta and Erickson, respectively, to the Occupational Retirement Schemes Ordinance (ORSO).

(D)
Messrs. O’Hanley and Aboaf each directed contributions of $25,000 under our Executive Leadership program, which allows Executive Vice Presidents and above serving on non-profit boards to annually recommend a financial contribution from the State Street Foundation to the non-profit of up to $25,000. In addition, matching contributions were made in the name of Mr. Maiuri ($26,522) under our matching gift program, which will match contributions made by employees to eligible charitable and educational organizations in accordance with specified annual limits.

(E)
Includes $6,000 for financial planning/ tax services for Messrs. O'Hanley and Aboaf; $7,800 for parking benefits for Messrs. O’Hanley and Maiuri and $4,550 for Mr. Erickson; $1,482 for personal liability coverage for each NEO; $2,624 for an executive health screening available to each NEO; and $131,324 for a car and driver and $4,734 for club memberships for Mr. Aristeguieta, which are customary benefits for leaders in the region that we agreed to provide in connection with his offer of employment.

The table above does not include any amounts for personal travel in connection with business travel by our NEOs because there was no aggregate incremental cost to the Company.
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2020 Grants of Plan-Based Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(2) ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ronald P. O'Hanley	2020 Cash-Based Incentive		$ —	$3,375,000	$6,750,000	—	—	—	—	$—
	Performance-Based RSU(3)	2/27/2020	—	—	—	44,099	88,198	132,297	—	5,500,027
	DSA(4)	2/27/2020	—	—	—	—	—	—	43,287	2,750,023
Eric W. Aboaf	2020 Cash-Based Incentive		—	2,205,000	4,410,000	—	—	—	—	—
	Performance-Based RSU(3)	2/27/2020	—	—	—	18,041	36,081	54,122	—	2,250,011
	DSA(4)	2/27/2020	—	—	—	—	—	—	22,135	1,406,237
Francisco Aristeguieta	2020 Cash-Based Incentive		—	2,205,000	4,410,000	—	—	—	—	—
	Performance-Based RSU(3)	2/27/2020	—	—	—	21,809	43,617	65,426	—	2,719,956
	DSA(4)	2/27/2020	—	—	—	—	—	—	26,759	1,699,999
Andrew J. Erickson	2020 Cash-Based Incentive		—	2,205,000	4,410,000	—	—	—	—	—
	Performance-Based RSU(3)	2/27/2020	—	—	—	18,682	37,364	56,046	—	2,330,019
	DSA(4)	2/27/2020	—	—	—	—	—	—	22,922	1,456,235
Louis D. Maiuri	2020 Cash-Based Incentive		—	2,205,000	4,410,000	—	—	—	—	—
	Performance-Based RSU(3)	2/27/2020	—	—	—	19,404	38,807	58,211	—	2,420,005
	DSA(4)	2/27/2020	—	—	—	—	—	—	23,807	1,512,459
(1)
For 2020, cash-based incentive amounts were awarded in the form of immediate cash and DVAs, as described below. The actual cash-based incentive awards earned are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 61. For the 2020 performance year, the Committee did not award cash-based incentives to Mr. O’Hanley, but instead made an equity grant in the form of cash-settled restricted stock units, referred to as CRSUs. These CRSUs will be reported in the Summary Compensation Table as 2021 compensation and in the 2021 Grants of Plan-Based Awards Table.

(2)
Fair value of the awards is computed in accordance with FASB ASC Topic 718, using the assumptions stated in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	Performance-based RSUs granted as a part of 2019 compensation.
(4)	DSAs granted as a part of 2019 compensation.
Narrative Disclosure Accompanying Grants of Plan-Based Awards Table
The awards set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of the “2020 Grants of Plan-Based Awards” table above were the cash-based portion of the target and maximum incentive awards that were granted as part of 2020 incentive compensation. The targets, minimum (0%) and maximum (200%) are described under the heading, “Compensation Discussion and Analysis—Compensation Program Design Changes.” The actual cash-based incentive awards earned by each NEO as determined in February 2021 is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. DVAs granted in February 2021, under the State Street Corporation Supplemental Cash Incentive Plan, for 2020 performance are deferred cash units that are notionally invested in the State Street Institutional U.S. Government Money Market Fund and receive dividends when the monthly dividend rate is at least equal to 0.001 per unit. These awards vest in quarterly installments over four years from the date of grant.
The awards granted in February 2020, set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2020 Grants of Plan-Based Awards table, were performance-based RSUs. These awards were granted as a component of each NEO’s 2019 performance year incentive compensation. The percent at which these awards are earned will be determined based on the simple average of each calendar year’s return on equity (ROE) and pre-tax margin, each weighted at 50%, for the three-year period from January 1, 2020 to December 31, 2022, subject to adjustment by the Human Resources Committee for pre-established factors. Based on the satisfaction of
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applicable performance criteria and on certification by the Human Resources Committee following the end of the performance period, the performance-based RSUs will vest in one installment. The earned percentage for 2020 performance-based RSUs with an ROE target of 13% and a Pre-tax Margin target of 29% will be calculated using linear interpolation to adjust between percentage points in the table below:
	Pre-tax Margin
		Less than 24%	24%	25%	26%	27%	28%	29%	30%	31%	32%	33%	34% or Above
ROE
	Less than 8%	0%	25%	35%	43%	45%	48%	50%	53%	55%	58%	65%	75%
	8%	25%	50%	60%	68%	70%	73%	75%	78%	80%	83%	90%	100%
	9%	35%	60%	70%	78%	80%	83%	85%	88%	90%	93%	100%	110%
	10%	43%	68%	78%	85%	88%	90%	93%	95%	98%	100%	108%	118%
	11%	45%	70%	80%	88%	90%	93%	95%	98%	100%	103%	110%	120%
	12%	48%	73%	83%	90%	93%	95%	98%	100%	103%	105%	113%	123%
	13%	50%	75%	85%	93%	95%	98%	100%	103%	105%	108%	115%	125%
	14%	53%	78%	88%	95%	98%	100%	103%	105%	108%	110%	118%	128%
	15%	55%	80%	90%	98%	100%	103%	105%	108%	110%	113%	120%	130%
	16%	58%	83%	93%	100%	103%	105%	108%	110%	113%	115%	123%	133%
	17%	65%	90%	100%	108%	110%	113%	115%	118%	120%	123%	130%	140%
	18% and Above	75%	100%	110%	118%	120%	123%	125%	128%	130%	133%	140%	150%
The DSAs granted in February 2020, set forth in the “All Other Stock Awards” column of the “2020 Grants of Plan-Based Awards” table, were awarded as a component of each NEO’s 2019 performance year incentive compensation. These awards vest ratably in annual installments over four years from the date of grant.
All performance-based RSUs and DSAs were granted under the 2017 Stock Incentive Plan and are subject to a “double-trigger” change-of-control vesting. Service-based restrictions lapse and vesting is accelerated if the executive incurs a qualified termination following the change of control. For more details refer to “Potential Payments upon Termination of Change of Control as of December 31, 2020—Change of Control.”
All DVAs, DSAs and performance-based RSUs have a qualifying retirement provision. Under the retirement provision, service-based restrictions lapse after the participant attains the age of 55 and completes 5 years of service with State Street, with awards continuing to vest according to their original terms. Service-based restrictions lapse on all DVAs and DSAs in the event a participant dies, becomes disabled and terminates employment or is involuntarily terminated without cause, and vesting is accelerated in the event of death or disability. Service-based restrictions lapse on all performance-based RSUs in the event a participant dies or becomes disabled and terminates employment or is involuntarily terminated without cause, but vesting continues according to the original terms.
None of the performance-based RSUs or DSAs receive dividends or dividend equivalents.
All incentive compensation for our NEOs is subject to recourse mechanisms, including clawback, forfeiture and ex ante adjustments, as described under the heading “Compensation Discussion and Analysis—Other Elements of Compensation—Adjustment and Recourse Mechanisms.”
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Outstanding Equity Awards at Fiscal Year-End, December 31, 2020(1)
	Stock Awards(2)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(g)	(h)	(i)	(j)
Ronald P. O'Hanley	02/27/17(3)	7,075	$514,918
	02/26/18(4)	9,854	717,174
	02/26/18(5)	24,762	1,802,178
	03/01/19(6)	21,876	1,592,135
	03/01/19(7)			44,444	3,234,634
	02/27/20(8)	43,287	3,150,428
	02/27/20(9)			88,198	6,419,050
Eric W. Aboaf	02/27/17(3)	2,213	161,062
	02/26/18(4)	6,067	441,556
	02/26/18(5)	15,245	1,109,531
	02/26/18(10)	16,393	1,193,083
	03/01/19(6)	11,475	835,150
	03/01/19(7)			23,311	1,696,575
	02/27/20(8)	22,135	1,610,985
	02/27/20(9)			36,081	2,625,975
Francisco Aristeguieta	07/31/19(11)	19,078	1,388,497
	07/31/19(12)	15,570	1,133,185
	07/31/19(13)	32,841	2,390,168
	07/31/19(14)			44,678	3,251,665
	02/27/20(8)	26,759	1,947,520
	02/27/20(9)			43,617	3,174,445
Andrew J. Erickson	02/27/17(3)	1,909	138,937
	11/30/17(15)	37,153	2,703,995
	02/26/18(4)	3,914	284,861
	02/26/18(5)	9,836	715,864
	03/01/19(6)	10,140	737,989
	03/01/19(7)			20,601	1,499,341
	02/27/20(8)	22,922	1,668,263
	02/27/20(9)			37,364	2,719,352
Louis D. Maiuri	02/27/17(3)	2,387	173,726
	02/26/18(4)	4,277	311,280
	02/26/18(5)	10,746	782,094
	02/26/18(10)	16,393	1,193,083
	03/01/19(6)	9,723	707,640
	03/01/19(7)			19,753	1,437,623
	02/27/20(8)	23,807	1,732,673
	02/27/20(9)			38,807	2,824,373
State Street Corporation 65

2021 NOTICE OF MEETING AND PROXY STATEMENT
(1)
All outstanding equity awards are subject to recourse mechanisms, including clawback and forfeiture, as described under the heading “Compensation Discussion and Analysis—Other Elements of Compensation.”

(2)	Stock award values in the table above are based on the closing share price of our common stock on the NYSE on December 31, 2020 ($72.78).
(3)	DSAs vest in four equal annual installments (25% per year) starting on February 15, 2018. The last installment vested on February 15, 2021.
(4)
DSAs vest in four equal annual installments (25% per year) starting on February 15, 2019. The balance of the award will vest in two equal installments, one of which vested on February 15, 2021; the remaining installment will vest on February 15, 2022.

(5)
Performance-based RSUs with a three-year performance measurement period (January 1, 2018-December 31, 2020). The awards were earned at 83.0% of target and vested in one installment on February 26, 2021.

(6)
DSAs vest in four equal annual installments (25% per year) starting on February 15, 2020. The balance of the award will vest in three equal installments, one of which vested on February 15, 2021; the remaining two installments will vest on February 15, 2022 and 2023.

(7)
Performance-based RSUs with a three-year performance measurement period (January 1, 2019-December 31, 2021) that will vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Human Resources Committee following the end of the performance period.

(8)	DSAs vest in four equal annual installments (25% per year). The first installment vested on February 15, 2021; the remaining three installments will vest on February 15, 2022, 2023 and 2024.
(9)
Performance-based RSUs with a three-year performance measurement period (January 1, 2020-December 31, 2022) that will vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Human Resources Committee following the end of the performance period.

(10)
Performance-based RSUs with a three-year performance measurement period (January 1, 2018-December 31, 2020) granted to Messrs. Aboaf and Maiuri as promotion awards. The awards were earned at 83.0% of target and vested in one installment on February 26, 2021.

(11)
DSAs granted to Mr. Aristeguieta in connection with his commencement of employment at State Street; these DSAs vest in two equal installments starting on February 15, 2020. The last installment vested on February 15, 2021.

(12)
DSAs granted to Mr. Aristeguieta in connection with his commencement of employment at State Street; these DSAs vest in three equal installments starting on February 15, 2020. The balance of the award will vest in two equal installments, one of which vested on February 15, 2021; the remaining installment will vest on February 15, 2022.

(13)
DSAs granted to Mr. Aristeguieta in connection with his commencement of employment at State Street; these DSAs vest in four equal installments starting on February 15, 2020. The balance of the award will vest in three equal installments, one of which vested on February 15, 2021; the remaining two installments will vest on February 15, 2022 and 2023.

(14)
Performance-based RSUs granted to Mr. Aristeguieta in connection with his commencement of employment at State Street with a three-year performance measurement period (January 1, 2019-December 31, 2021) that will vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Human Resources Committee following the end of the performance period.

(15)
Performance-based RSUs with a three-year performance measurement period (January 1, 2018-December 31, 2020) granted to Mr. Erickson as a promotion award. The awards were earned at 83.0% of target and vested in one installment on February 26, 2021.

2020 Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
(a)	(d)	(e)
Ronald P. O'Hanley	74,940	$5,442,231
Eric W. Aboaf	23,537	1,709,820
Francisco Aristeguieta	62,183	4,840,947
Andrew J. Erickson	20,132	1,461,554
Louis D. Maiuri	24,492	1,774,553
(1)	Includes DSAs and performance-based RSUs as follows:
—	The number of shares underlying DSAs that vested in 2020: Mr. O’Hanley: 28,677, Mr. Aboaf: 9,070, Mr. Aristeguieta: 62,183, Mr. Erickson: 7,650 and Mr. Maiuri: 8,890.
—	The number of performance-based RSUs earned for the performance period ending in 2019 and vested in 2020: Mr. O'Hanley: 46,263, Mr. Aboaf: 14,467, Mr. Erickson: 12,482 and Mr. Maiuri: 15,602.
(2)	The value realized on vesting is based on the closing price of our common stock on the NYSE on the relevant vesting date.
State Street Corporation 66

2021 NOTICE OF MEETING AND PROXY STATEMENT
2020 Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Ronald P. O'Hanley	$248,385	$10,750	$25,038	$—	$320,489
Eric W. Aboaf	14,000	10,750	11,432	—	101,142
Francisco Aristeguieta	—	—	—	—	—
Andrew J. Erickson	—	—	65,136	—	419,902
Louis D. Maiuri	—	—	53,461	(2,874)	375,099
(1)	Employee deferrals under the Management Supplemental Savings Plan (MSSP).
(2)	Employer matching contributions made under the MSSP for the 2020 plan year. These amounts are included in the Summary Compensation Table.
(3)	Employer adjustment for tax withholding obligations on the portion of the ESRP-DC that vested during 2020.
(4)
Includes each NEO’s outstanding MSSP or ESRP-DC plan balances. Of the total amounts shown in this column, which are further broken out by plan in the table below, MSSP employer contributions of $22,000 for Mr. O’Hanley and $33,000 for Mr. Aboaf have been reported in the Summary Compensation Table in this proxy statement and prior years' proxy statements.

Defined Contribution Aggregate Balances as of December 31, 2020
	Aggregate Balance at Last FYE
Name	MSSP ($)	ESRP-DC ($)	Total ($)
Ronald P. O'Hanley	$320,489	$—	$320,489
Eric W. Aboaf	101,142	—	101,142
Francisco Aristeguieta	—	—	—
Andrew J. Erickson	—	419,902	419,902
Louis D. Maiuri	—	375,099	375,099
State Street maintains the MSSP for designated highly compensated, or managerial employees, which includes the NEOs, excluding Messrs. Aristeguieta and Erickson, who are on the Hong Kong payroll and are not eligible for the MSSP. The MSSP provides eligible employees with savings and Company matching contribution opportunities beyond the Internal Revenue Code limits imposed under the tax qualified Salary Savings Program (SSP). Under the MSSP, eligible employees may elect, prior to the beginning of a year, to defer (a) from 1% to 50% of base salary for the year, and/or (b) a percentage, from 5% to 100% of otherwise immediately payable annual cash-based incentives (net of FICA withholding).
State Street matched all deferrals made under the MSSP for 2020 up to a maximum of 5% of a participant’s MSSP match-eligible compensation, comprising the lesser of (i) base salary plus immediately payable annual cash-based incentive compensation or (ii) $500,000, in either case reduced by the applicable Internal Revenue Code cap on annual compensation ($285,000 in 2020).
MSSP participants have several time and form of payment options for their deferrals. They may elect to receive a lump sum payment either (i) on the first business day of the month following the six-month anniversary of the participant’s termination of employment, or (ii) on a specified date that falls at least three years from the election date; if however, termination of employment occurs before the specified date, the lump sum is paid pursuant to (i) above. Participants may also elect to receive deferrals in installments over two to ten years commencing on the six-month anniversary of the participant’s termination of employment. Participants may change distribution elections consistent with limitations set forth in the MSSP and tax rules applicable to nonqualified deferred compensation. Matching and historical performance-based
State Street Corporation 67

2021 NOTICE OF MEETING AND PROXY STATEMENT
credits are automatically paid in a lump sum on the first day of the month following the six-month anniversary of the participant’s termination of employment. A participant’s account is payable in a lump sum upon death or disability. A participant who experiences a severe and unanticipated financial need may request a withdrawal of amounts deferred under the plan subject to certain restrictions.
The ESRP-DC was generally frozen effective January 1, 2017, and no contribution credits have been made to any current employee since the 2014 compensation year. Refer to “Defined Contribution Aggregate Balances as of December 31, 2020” table footnote 4 for the ESRP-DC aggregate balances.
All ESRP-DC benefits are subject to retirement eligibility and vesting. The ESRP-DC requires a participant to attain age 53 and have a combined age and service of at least 60 at termination of employment; otherwise, the ESRP-DC benefits are forfeited upon termination, except in the event of death or a disability. ESRP-DC benefits vest in three stages: one-third at age 53; two-thirds at age 54; and full vesting at age 55. Vested ESRP-DC benefits are payable in three equal installments with payments on the first day of the month coinciding with or following each of the six-month, one-year and two-year anniversaries of the participant’s termination of employment. A participant’s account is payable in a lump sum upon death or disability. Outstanding ESRP-DC benefits are forfeited if the participant engages in certain competitive activities within two-years of termination of employment. Further, ESRP-DC benefits are subject to forfeiture if the participant is terminated for certain willful failures to perform job duties, or for certain willful illegal conduct or gross misconduct.
Based on age and service to State Street as of December 31, 2020, Mr. Mauiri was eligible for ESRP-DC early retirement and was two-thirds vested. Mr. Mauiri would receive $250,079 under the ESRP-DC if he had retired on December 31, 2020. Mr. Erickson was not vested in his ESRP-DC, based on age and service to State Street, as of December 31, 2020.
A bookkeeping account is maintained for each participant in the MSSP and for each participant with an ESRP-DC deferred cash balance. MSSP and ESRP-DC deferred cash holdings reflect increases or decreases based on the performance of notional investments selected by the participant. The notional investments selected by NEO participants for 2020 and the rate of return for the year were as set forth below.
Notional Investment	2020 Rate of Return
MSSP and ESRP-DC Investments
SSGA U.S. Bond Index Fund	7.67%
Vanguard Prime Money Market Fund	0.45%
SSGA International Index Fund	8.12%
SSGA S&P 500 Index Fund	18.36%
State Street Corporation 68

2021 NOTICE OF MEETING AND PROXY STATEMENT
Potential Payments upon Termination or Change of Control as of December 31, 2020
Shown and described below are certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2020 under various scenarios but excluding nonqualified deferred compensation that may be paid to an NEO upon termination as described in the “2020 Nonqualified Deferred Compensation” section. All U.S. severance payments due to individuals identified as “specified employees” following a separation from service are delayed until six-months after separation in accordance with Section 409A of the Internal Revenue Code.
Our NEOs do not receive any payments or continued vesting of deferred incentive awards if their employment is terminated for gross misconduct, and all deferred incentive awards are forfeited if an NEO voluntarily terminates employment prior to reaching age 55 and completing 5 years of service. Messrs. O’Hanley and Maiuri had satisfied this retirement provision as of December 31, 2020. In addition, all outstanding deferred incentive awards shown below remain subject to our recourse mechanisms described under the heading “Compensation Discussion and Analysis—Other Elements of Compensation—Adjustment and Recourse Mechanisms.” The tables below are intended only for illustrative purposes; the rights and benefits due to any executive upon an actual termination of employment or change of control can only be determined at the time of the payment, based on circumstances then existing and the arrangements then in effect.
Ronald P. O'Hanley	Retirement(1)(2) ($)	Death(1)(3) ($)	Disability(1)(4) ($)	Involuntary Termination without Cause(1)(5) ($)	Termination in Connection with Change of Control(6) ($)
Cash Severance	$—	$—	$—	$288,462	$7,500,000
Accelerated Vesting of Deferred Incentive Awards
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	7,776,833	3,150,428	—	5,974,656
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	12,014,764
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	3,171,854	3,171,854	—	3,171,854
Continued Vesting of Deferred Incentive Awards
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	7,776,833	—	4,626,405	7,776,833	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	9,102,667	9,102,667	9,102,667	9,102,667	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	3,171,854	—	—	3,171,854	—
Additional Benefits
Current Year Incentive Compensation	—	—	—	2,750,000	2,750,000
Defined Contribution Retirement Cash Equivalent	—	—	—	—	55,700
Health & Welfare Benefits	—	7,731	—	4,454	30,880
Salary Continuation	—	83,333	—	—	—
Outplacement Services	—	—	—	40,000	40,000
Total Value	20,051,354	20,142,418	20,051,354	23,134,270	31,537,854
State Street Corporation 69

2021 NOTICE OF MEETING AND PROXY STATEMENT
Eric W. Aboaf	Death(1)(3) ($)	Disability(1)(4) ($)	Involuntary Termination without Cause(1)(5) ($)	Termination in Connection with Change of Control(6) ($)
Cash Severance	$—	$—	$161,538	$5,337,500
Accelerated Vesting of Deferred Incentive Awards
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	5,351,367	1,610,985	—	3,048,754
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	7,099,388
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	2,303,867	2,303,867	—	2,303,867
Continued Vesting of Deferred Incentive Awards
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	3,740,382	5,351,367	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	4,064,690	4,064,690	4,064,690	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	2,303,867	—
Additional Benefits
Current Year Incentive Compensation	—	—	1,406,250	1,968,750
Defined Contribution Retirement Cash Equivalent	—	—	—	55,700
Health & Welfare Benefits	14,870	—	3,982	34,508
Salary Continuation	58,333	—	—	—
Outplacement Services	—	—	40,000	40,000
Total Value	11,793,127	11,719,924	13,331,694	19,888,467
Francisco Aristeguieta	Death(1)(3) ($)	Disability(1)(4) ($)	Involuntary Termination without Cause(1)(5) ($)	Termination in Connection with Change of Control(6) ($)
Cash Severance	$—	$—	$163,731	$6,179,000
Accelerated Vesting of Deferred Incentive Awards
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	6,859,370	1,947,520	—	6,859,370
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	6,557,584
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	1,105,000	1,105,000	—	1,105,000
Continued Vesting of Deferred Incentive Awards
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	4,911,850	6,859,370	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	6,009,881	6,009,881	6,009,881	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,105,000	—
Additional Benefits
Current Year Incentive Compensation	—	—	1,700,000	2,380,000
Defined Contribution Retirement Cash Equivalent	—	—	—	141,900
Health & Welfare Benefits	13,433	—	3,318	28,753
Salary Continuation	59,125	—	—	—
Outplacement Services	—	—	40,000	40,000
Total Value	14,046,809	13,974,251	15,881,300	23,291,607
State Street Corporation 70

2021 NOTICE OF MEETING AND PROXY STATEMENT
Andrew J. Erickson	Death(1)(3) ($)	Disability(1)(4) ($)	Involuntary Termination without Cause(1)(5) ($)	Termination in Connection with Change of Control(6) ($)
Cash Severance	$—	$—	$709,500	$5,496,500
Accelerated Vesting of Deferred Incentive Awards
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	6,249,909	1,668,263	—	2,830,050
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	8,293,348
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	1,938,248	1,938,248	—	1,938,248
Continued Vesting of Deferred Incentive Awards
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	4,581,646	6,249,909	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	3,974,079	3,974,079	3,974,079	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,938,248	—
Additional Benefits
Current Year Incentive Compensation	—	—	1,456,250	2,038,750
Defined Contribution Retirement Cash Equivalent	—	—	—	131,644
Continued Vesting of ESRP-DC	—	—	—	419,902
Health & Welfare Benefits	5,924	—	—	13,734
Salary Continuation	59,125	—	—	—
Tax Equalization Benefit	2,023,600	1,993,928	1,964,269	2,047,994
Outplacement Services	—	—	15,000	40,000
Total Value	14,250,885	14,156,164	16,307,255	23,250,170
Louis D. Maiuri	Retirement(1)(2) ($)	Death(1)(3) ($)	Disability(1)(4) ($)	Involuntary Termination without Cause(1)(5) ($)	Termination in Connection with Change of Control(6) ($)
Cash Severance	$—	$—	$—	$282,692	$5,635,000
Accelerated Vesting of Deferred Incentive Awards
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	4,900,496	1,732,673	—	2,925,319
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	6,669,228
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	2,048,018	2,048,018	—	2,048,018
Continued Vesting of Deferred Incentive Awards
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	4,900,496	—	3,167,823	4,900,496	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	4,018,257	4,018,257	4,018,257	4,018,257	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	2,048,018	—	—	2,048,018	—
Additional Benefits
Current Year Incentive Compensation	—	—	—	1,512,500	2,117,500
Defined Contribution Retirement Cash Equivalent	—	—	—	—	34,200
Continued Vesting of ESRP-DC	—	—	—	—	125,033
Health & Welfare Benefits	—	7,559	—	5,146	25,484
Salary Continuation	—	58,333	—	—	—
Outplacement Services	—	—	—	40,000	40,000
Total Value	10,966,771	11,032,663	10,966,771	12,807,109	19,619,782
State Street Corporation 71

2021 NOTICE OF MEETING AND PROXY STATEMENT
(1)	The DSAs, unearned performance-based RSUs and DVAs shown in the columns for Retirement, Death, Disability and Involuntary Termination without Cause are valued as follows:
•
DSAs: Represents the value of DSAs and 2018 performance-based RSUs (which were earned at 83.0% of target) based on the closing share price of our common stock on the NYSE on December 31, 2020 ($72.78).

•
Performance–based RSUs: Represents the estimated value of unearned performance-based RSUs granted in 2019 and 2020 based on Company ROE performance and pre-tax margin performance, as applicable, through December 31, 2020 and performance at 100% of target for future years based on the closing share price of our common stock on the NYSE on December 31, 2020 ($72.78). The percent at which these awards will actually be earned will be determined at the end of the three-year performance period.

•	DVAs: Represents the value of outstanding DVAs as of December 31, 2020.
•
Outstanding DSAs, unearned performance-based RSUs and outstanding DVAs include post-termination restrictive covenants concerning: non-competition, for a period of six to 12 months; non-solicitation for a period of six to 18 months; and, for U.S. participants, ongoing obligations of confidentiality and non-disparagement.

(2)	Retirement: For purposes of the deferred awards (DSAs, performance-based RSUs and DVAs), a qualifying retirement requires attainment of age 55 and completion of 5 years of service at State Street.
•
Deferred awards: Service-based restrictions lapse on outstanding DSAs, unearned performance-based RSUs with qualifying retirement provisions and outstanding DVAs. These awards all continue to vest according to their original terms.

(3)	Death:
•
Deferred awards: Service-based restrictions lapse on outstanding DSAs, unearned performance-based RSUs and outstanding DVAs. The vesting of outstanding DSAs and DVAs accelerates upon death, while unearned performance-based RSUs continue to vest according to their original terms.

•
Health & welfare benefits: State Street will bear the full cost of health and welfare insurance for the NEO’s spouse/ domestic partner and/ or dependents for a one-year period if the NEO and family were participating in State Street’s health and welfare plans at the time of death.

•	Salary continuation: State Street pays salary continuation of one month’s base pay to the spouse/ domestic partner or the deceased NEO’s estate.
•
Tax equalization benefit: Estimated tax equalization payments to be made for awards granted to Mr. Erickson during his international assignment for which host country taxes are due and exceed his estimated home country taxes.

(4)	Termination due to Disability:
•
Deferred incentive awards: Service-based restrictions lapse on outstanding DSAs, unearned performance-based RSUs and outstanding DVAs. Vesting is accelerated for outstanding DVAs and outstanding DSAs granted in 2020 on disability while outstanding DSAs granted prior to 2020 and performance-based RSUs continue to vest according to their original terms.

•
Tax equalization benefit: Estimated tax equalization payments to be made for awards granted to Mr. Erickson during his international assignment for which host country taxes are due and exceed his estimated home country taxes.

(5)
Involuntary Termination without Cause: Our NEOs are covered by State Street’s U.S. severance plan, with the exception of Mr. Erickson who is covered by the Hong Kong severance plan. The U.S. and Hong Kong severance plans provide benefits to all eligible employees upon specified involuntary separations from service due to an organizational change, such as a reduction in force. Both the U.S. and Hong Kong severance plans require employees to execute a separation agreement and release acceptable to State Street in order to receive benefits under the plan. Amounts above assume a qualifying termination of employment on December 31, 2020. For these purposes, the severance amounts are not discounted for payment over time, and health and welfare benefits are valued at 2020 rates.

•
Cash severance: The U.S. severance plan provides for a cash payment amount equal to a specified number of weeks of base salary based on employment title. These severance benefits are subject to the employee’s compliance with restrictive covenants that are determined at the time of separation, but typically include non-solicitation for a period of 18 months following termination and an ongoing obligation of confidentiality and non-disparagement. For all eligible U.S. employees who hold an Executive Vice President title, including our NEOs, the plan provides for a severance period equal to three weeks of base salary per completed year of service with a minimum of 12 weeks of base pay and a maximum of 52 weeks of base salary. The Hong Kong severance plan provides eligible employees with a severance period equal to one month of base pay per completed year of service with a maximum of 12 months of base salary. These severance benefits are subject to the employee’s compliance with restrictive covenants that are determined at the time of separation, but typically include non-solicitation for a period of six-months following termination and an ongoing obligation of confidentiality and non-disparagement.

State Street Corporation 72

2021 NOTICE OF MEETING AND PROXY STATEMENT
•
Deferred incentive awards: Service-based restrictions lapse on outstanding DSAs, unearned performance-based RSUs and outstanding DVAs. These awards all continue to vest according to their original terms.

•
Current year incentive compensation: Employees, including our NEOs, are also eligible to receive an additional lump sum cash severance payment equal to 25% of the employee’s prior year incentive compensation award for a termination occurring on December 31, 2020. As a result, the tables above include an amount equal to 25% of the NEO’s prior year incentive compensation award, based on the assumed December 31, 2020 termination date.

•
Health & welfare benefits: The U.S. severance plan provides for continued participation in State Street’s health and welfare benefit plan for the severance period at active employee rates and with continued coverage after the severance period, paid in full by the employee, subject to timely enrollment in COBRA. In Hong Kong, health and welfare benefits end when the employee is terminated.

•
Tax equalization benefit: Estimated tax equalization payments to be made for awards granted to Mr. Erickson during his international assignment for which host country taxes are due and exceed his estimated home country taxes.

•	Outplacement services: Personal outplacement services by a third-party provider.
(6)
Termination in Connection with Change of Control: Calculations assume a change of control occurred on December 31, 2020 and a qualifying termination of employment entitling the NEO to the specified benefits occurred on that date (double–trigger mechanism). For additional description of a termination in connection with change of control, refer to the “Change of Control” section.

•
Cash Severance: a lump sum payment equal to two times the sum of base salary and the prior year’s cash-based incentive (immediate cash and DVAs), subject to a maximum of $10 million. Severance is reduced in the event that reducing parachute payments to the 280G safe harbor level would result in a higher after-tax payment. Assuming a change of control occurred on December 31, 2020, no NEO had a severance reduction upon a qualifying termination of employment.

•
DSAs: Service-based restrictions lapse on outstanding DSAs and vesting is accelerated. The value of DSAs is based on the closing share price of our common stock on the NYSE on December 31, 2020 ($72.78).

•	Performance-based RSUs: Service-based restrictions lapse on unearned performance-based RSUs and vesting is accelerated. The estimated value of unearned performance-based RSUs is calculated as follows:
i)	Performance-based RSUs granted in 2018 is based on actual Company ROE performance for 2018 and 2019 and 100% of target for 2020.
ii)	Performance-based RSUs granted in 2019 is based on actual Company ROE performance and pre-tax margin performance for 2019 and 100% of target for 2020 and 2021.
iii)	Performance-based RSUs granted in 2020 is based on 100% of target.
•
Performance-based RSUs granted in 2018, 2019 and 2020 are valued using an “adjusted fair market value” ($76.00), which is the highest average of the reported daily high and low prices per share of our common stock on the NYSE during the sixty (60)-day period prior to the first date of actual knowledge by the Board of the circumstances that resulted in a change in control, which is assumed to be December 31, 2020.

•	DVAs: Service-based restrictions lapse on outstanding DVAs and vesting is accelerated.
•	Current year incentive compensation: The prior year’s cash-based incentive award (immediate cash and DVA) paid to each NEO in February 2020 for the 2019 performance year.
•	Defined contribution retirement cash equivalent: A lump sum payment equal to two times State Street’s annual contributions to the defined contribution retirement plans applicable to the NEO.
•	Continued vesting of ESRP-DC: Service-based restrictions lapse on all outstanding benefits. These contributions continue to vest according to the plan terms.
•	Health & welfare benefits: Continued employee health and welfare benefits for two years after the date of termination.
•
Tax equalization benefit: Estimated tax equalization payments to be made for awards granted to Mr. Erickson during his international assignment for which host country taxes are due and exceed his estimated home country taxes.

•	Outplacement services: Personal outplacement services by a third-party provider.
•	Assumes zero for the legal fee benefit in connection with the enforcement of the NEO’s rights under the agreement.
The change of control agreements include restrictive covenants concerning non-solicitation for a period of 18 months for U.S. employees and 12 months for Hong Kong employees following termination, and ongoing obligations of confidentiality, cooperation and non-disparagement.
State Street Corporation 73

2021 NOTICE OF MEETING AND PROXY STATEMENT
Change of Control
State Street has entered into change-of-control agreements with each of our NEOs. Each agreement has a two-year term that automatically extends for an additional year at the end of each calendar year, unless State Street gives notice of nonrenewal with at least 60 days’ advance notice. The agreements become effective upon a change of control of State Street or upon a termination of employment arising in connection with or in anticipation of such change of control. A change of control is defined to include:
•	The acquisition of 25% or more of our outstanding stock;
•	The failure of incumbent directors (or their designated successors) to constitute a majority of the Board of Directors;
•
A reorganization, merger, consolidation, sale or other disposition of all or substantially all of our assets in which State Street shareholders do not retain a majority of the voting power of the surviving or successor corporation and incumbent directors do not constitute a majority of the Board; or

•	Approval by shareholders of a complete liquidation or dissolution of the Company.
Each agreement provides for two years of continued employment after a change of control on terms commensurate with those previously in effect. The cessation of employment under a double-trigger mechanism requires the occurrence of both a change of control and either the termination of employment without cause or by the NEO for good reason during the two-year period.
Each agreement provides that, in the event change-of-control benefits would exceed 110% of the maximum amount that the NEO can receive without any of the payments being subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the golden parachute excise tax), then the value of such benefits shall be either (i) subject to a cutback or (ii) delivered in full, whichever of the foregoing provides the executive the greatest benefit on an after-tax basis (with the NEO required to pay the golden parachute excise tax). If benefits are below the 110% threshold, the NEO would be subject to an automatic cutback to the extent necessary to assure that the change-of-control benefits are not subject to the golden parachute excise tax.
Refer to “Potential Payments upon Termination or Change of Control as of December 31, 2020” table footnote 6 for a detailed description of payments and benefits under a termination in connection with change of control.
State Street Corporation 74

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 2 – Approval of Advisory Proposal on Executive Compensation

The Board of Directors unanimously recommends that you vote
FOR
this proposal (Item 2 on your proxy card)

The Board believes that shareholder feedback on executive compensation is important and has provided shareholders the opportunity to vote annually on an advisory executive compensation proposal since 2009.
The advisory proposal is provided in accordance with Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, and is non-binding. The outcome of this advisory proposal does not overrule any decision by, create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for State Street or the Board of Directors (or any of its committees). Though the vote is non-binding, the Human Resources Committee will take into account the outcome of the vote on this advisory proposal when considering future executive compensation arrangements. More information about executive compensation at State Street, including detail on the Human Resources Committee of the Board’s process for determining executive pay, is described under the heading “Compensation Discussion and Analysis.”
The text of the proposal presented for your approval is as follows:
VOTED:
That the compensation of State Street’s executives, as disclosed pursuant to the SEC’s compensation disclosure rules, as set forth in this proxy statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and related material, is approved; provided, that, this resolution shall not be binding on State Street’s Board of Directors or any of its committees and may not be construed as overruling any decision by the Board of Directors or any of its committees.

State Street Corporation 75

2021 NOTICE OF MEETING AND PROXY STATEMENT
Examining and Audit Committee Matters
Examining and Audit Committee Pre-Approval Policies and Procedures
State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s independent registered public accounting firm, pursuant to which the Committee reviewed for approval each particular service expected to be provided. In connection with that review, the Committee is provided with detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals could include pre-approved cost levels or budgeted amounts or a range of cost levels or budgeted amounts. Pre-approval is also required for substantive changes in terms, conditions and fee arrangements resulting from changes in the scope, structure or other items. The pre-approvals include services in categories of audit services, audit-related services, tax services and other services permissible under the SEC’s auditor independence rules. The services shown in the table below were approved by the Committee in accordance with these pre-approval policies and procedures.
Audit and Non-Audit Fees
Ernst & Young LLP, or EY, was State Street’s independent registered public accounting firm for each of the fiscal years ended December 31, 2020 and December 31, 2019. Fees incurred by State Street and its subsidiaries for professional services rendered by EY with respect to 2020 and 2019 were as follows:
Description (In millions)	2020	2019
Audit Fees	$14.5	$14.2
Audit-Related Fees	18.4	15.2
Tax Fees	4.4	5.8
All Other Fees	0.0	0.0
Services provided under Audit Fees primarily included statutory and financial statement audits, the requirement to opine on the design and operating effectiveness of internal control over financial reporting and accounting consultations billed as audit services. Services provided under Audit-Related Fees consisted principally of reports on the processing of transactions by servicing organizations, non-statutory audits and due diligence procedures. Services provided under Tax Fees consisted principally of compliance and corporate tax advisory services.
In addition to the services described above, EY provides audit and tax compliance services to certain mutual funds, exchange-traded funds, or ETFs, and foreign-based private investment funds for which State Street is the sponsor and investment adviser or manager. The mutual funds and ETFs have boards of directors or similar bodies that make their own determinations as to selection of the funds’ audit firms and approval of any fees paid to such firms. In the case of certain foreign-based private investment funds, State Street participates in the selection of the audit firm to provide the audit and tax compliance services. All of the fees for such services are paid by the mutual funds, ETFs and foreign-based private investment funds—not by State Street—and are not included in the table above.
State Street Corporation 76

2021 NOTICE OF MEETING AND PROXY STATEMENT
Report of the Examining and Audit Committee
The Examining and Audit Committee consists entirely of members who meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC, as determined by the Board of Directors. Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that each member of the Committee satisfies the definition of “audit committee financial expert,” as set out in the rules and regulations under the Exchange Act, and has accounting or related financial management expertise, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Committee operates under a written charter that is reviewed and approved annually by the Board. The Committee furnishes the following report:
On behalf of State Street’s Board, the Committee oversees the operation of a system of internal control designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of State Street’s independent registered public accounting firm. Additionally, the Committee oversees the Company’s efforts to promote and advance a culture of compliance and ethical business practices including the Company’s efforts to identify, manage and eliminate material conduct and reputational issues. It is management’s responsibility to prepare State Street’s consolidated financial statements and establish and maintain internal control over financial reporting. The role of the independent registered public accountant is to independently audit the consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board or PCAOB.
Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2020 and their assessment of internal control over financial reporting as of December 31, 2020. EY, State Street’s independent registered public accounting firm, issued their unqualified report on State Street’s consolidated financial statements and the design and operating effectiveness of State Street’s internal control over financial reporting.
The Committee has discussed with EY the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Committee concerning independence. The Committee has considered whether EY’s provision of non-audit services is compatible with its independence.
Based on these reviews and discussions, the Committee recommended to the Board that State Street’s audited consolidated financial statements for the year ended December 31, 2020, be included in State Street’s annual report on Form 10-K for the fiscal year then ended.
Submitted by,
William C. Freda, Chair
Marie A. Chandoha
Patrick de Saint-Aignan
Lynn A. Dugle
Richard P. Sergel
State Street Corporation 77

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 3 – Ratification of the Selection of the Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that you vote
FOR
this proposal (Item 3 on your proxy card)

The Board of Directors recommends that shareholders approve the ratification of the selection of the independent registered public accounting firm described below. The Examining and Audit Committee has appointed Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2021. EY has acted as our independent auditor since 1972. We have been advised by EY that it is a registered public accounting firm with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.
Committee Responsibilities and Duties
The Examining and Audit Committee has direct responsibility for the engagement, termination, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements. The Committee also oversees the integrity of our financial statements and reports and the qualifications, performance and independence of State Street’s independent registered public accounting firm. For more information, see the description in this Proxy Statement of the Examining and Audit Committee under the heading “Committees of the Board of Directors.”
Committee Considerations and Audit Firm Assessment
In connection with the annual appointment of EY, the Committee undertook a comprehensive assessment and review of EY, and considered among other factors:
•	Whether the retention of EY is in the best interests of State Street and its shareholders
•	The results of an annual survey prepared by management on the performance of EY
•	EY’s technical expertise, geographical footprint, knowledge level and quality of service
•	The recent performance of EY and the lead audit partner, including quality of communication, competence and responsiveness
•	The independence of EY
•	Known legal risks and significant proceedings involving EY
•	The fees incurred by State Street for the services rendered
In accordance with SEC rules and EY policies, the lead audit partner must be rotated at least every five years. The Committee and the Committee Chair are involved in the selection of the lead audit partner by vetting potential candidates, analyzing candidate qualifications and conducting interviews. The Committee is also consulted regarding the final selection of the lead audit partner.
Recommendation and Voting
The Committee and the Board of Directors believe that the continued retention of EY as our independent registered public accounting firm is in the best interest of State Street and its shareholders. For more information, see the discussion in this proxy statement under the heading “Examining and Audit Committee Matters.”
While shareholder ratification of the selection of EY as our independent registered public accounting firm is not required, the Board is submitting the selection of EY to the shareholders for ratification to learn the opinion of shareholders on the selection. Should the selection of EY not be ratified by the shareholders, the Committee will reconsider the matter. Even in the event the selection of EY is ratified, the Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if in its view such a change is in the best interests of State Street and its shareholders. Representatives of EY will be present at the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.
State Street Corporation 78

2021 NOTICE OF MEETING AND PROXY STATEMENT
Item 4 – Shareholder Proposal Requesting that the Board Oversee a Racial Equity Audit

The Board of Directors unanimously recommends that you vote
AGAINST
this proposal (Item 4 on your proxy card)

The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal described below. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted against the shareholder proposal.
Service Employees International Union Pension Plans Master Trust, of 1800 Massachusetts Ave NW, Suite 301, Washington DC, 20036, the beneficial owner of more than $2,000 of State Street’s common stock entitled to vote on the proposal at the meeting, has submitted the proposal as set forth below for inclusion in the proxy statement. The Board of Directors disclaims any responsibility for the content of the proposal and the supporting statement. The text of the proposal and supporting statement, as furnished to us by the proponent, are as follows:
RESOLVED that shareholders of State Street Corp. (“State Street”) urge the Board of Directors to oversee a racial equity audit analyzing State Street’s impacts on nonwhite stakeholders and communities of color. Input from civil rights organizations, employees, and clients should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential and proprietary information, should be publicly disclosed on State Street’s website.
SUPPORTING STATEMENT
High-profile police killings of black people - most recently George Floyd – have galvanized the movement for racial justice. That movement, together with the disproportionate impacts of the COVID-19 pandemic, have focused the attention of media, the public and policy makers on systemic racism, racialized violence and inequities in employment, health care, and the criminal justice system.
State Street CEO Ronald O’Hanley responded to these events by avowing that State Street “stand[s] with the countless thousands” who “are committed to ending the violence and bigotry that degrades our common humanity.” O’Hanley stated that “we need to begin to answer the ‘what must we do’ question by focusing on our firm and how we make it better.”(1)
Currently, State Street’s board has no black directors(2) and none of the company’s Executive Leaders are black.(3) In 2017, State Street paid $5 million in back pay to settle Department of Labor charges, based on a pay equity analysis, that the company paid top female and black workers less than top male and white workers.(4)
State Street has notified portfolio companies that it expects them to “articulate their risks, goals and strategy as related to racial and ethnic diversity,” including workforce diversity data, starting in 2021. The company indicated that it is “prepared to use [its] proxy voting authority to hold companies accountable for meeting [its] expectations.”(5) A 2020 report suggests that proxy voting would be a useful subject for a racial equity analysis: It noted that State Street’s proxy voting guidelines contain no explicit mention of race, referring generally to “board diversity,” and found that State Street often did not use its clout as a significant owner to advance racial justice. State Street supported all directors at 60% of companies with all-white boards and backed two directors with problematic histories regarding racial issues.
State Street is a member of the Securities Industry Financial Markets Association (“SIFMA”).(6) SIFMA lobbied most frequently in the current Congress on the Wall Street Tax Act of 2019, which would tax financial transactions.(7) Supporters argue that the revenue raised through the tax could fund measures such as student loan forgiveness and the Green New Deal,(8) which would mitigate impacts of systemic racism.(9)
We urge State Street to address the “what must we do” question by evaluating its behavior through a racial equity lens to identify how it contributes to systemic racism and could begin to help dismantle it.
(1)	https://www.statestreet.com/ideas/articles/racism-degrades-all.html.
(2)	https://www.bostonglobe.com/2020/08/08/business/many-massachusettss-biggest-companies-do-not-have-single-black-board-member/.
(3)	https://www.statestreet.com/executive-leaders.html.
(4)	https://www.pionline.com/article/20171006/ONLINE/171009852/state-street-to-pay-5-million-in-back-pay-to-settle-charges-of-compensation-discrimination.
(5)	https://www.ssga.com/us/en/institutional/etfs/insights/diversity-strategy-goals-disclosure-our-expectations-for-public-companies.
(6)	https://investors.statestreet.com/corporate-governance/lobbying-activities/default.aspx.
(7)	https://www.opensecrets.org/orgs//summary?id=D000000229.
(8)
E.g., https://thehill.com/blogs/congress-blog/economy-budget/463361-a-wall-street-tax-can-help-pay-for-bold-policy-solutions; https://www.cfo.com/tax/2019/05/bernie-sanders-introduces-plans-for-wall-street-speculation-tax/.

(9)
See https://www.marketwatch.com/story/you-have-a-degree-but-who-do-you-know-why-student-debt-is-a-racial-justice-issue-2020-06-05; https://www.cjr.org/covering_climate_now/green-new-deal-climate-justice.php.

State Street Corporation 79

2021 NOTICE OF MEETING AND PROXY STATEMENT
RECOMMENDATION OF THE BOARD OF DIRECTORS
State Street fully embraces the importance and value of diversity, equity and inclusion and is committed to playing a significant role in promoting and achieving each. From Fearless Girl to our July 2020 publicly-announced 10 Actions to Address Racism and Inequality, State Street has taken significant and meaningful steps toward improving itself, the portfolio companies in which State Street Global Advisors invests, the communities in which we operate and society more generally.
The proposal requests that the Board oversee a racial equity audit, a process we have already begun in furtherance of our 10 Actions program:
•
MLT’s Black Equity at Work Certification. In February 2021 we were announced as one of 25 companies joining the inaugural cohort in the newly launched Black Equity at Work Certification offered by Management Leadership for Tomorrow, a national non-profit working to transform the leadership pipeline and increase access to the American Dream. This results-driven program establishes a clear and comprehensive standard for certification and provides a rigorous, results-oriented approach toward addressing the persistent inequities faced by Black professionals across corporate America.

•
State Street Foundation Audit. We have engaged an external consultant to audit the State Street Foundation’s current grants portfolio to assess the impact and demographic makeup of grant recipients. In connection with this effort, we plan to update the Foundation’s grantmaking guidelines during 2021 to establish combatting racism as a clear funding priority, building upon our longstanding philanthropic focus of addressing socioeconomic and racial inequities in education.

The actions we are undertaking to advance racial equity more broadly, including those specifically contemplated by our 10 Actions program (available at https://www.statestreet.com/values/inclusion-diversity.html), include:
•	We are taking steps to enhance our own transparency regarding racial equity and to improve our corporate governance.
•
Board Composition and New Director Recruitment. We recently amended the charter for our Board’s Nominating and Corporate Governance Committee and our Corporate Governance Guidelines to formally reflect our existing practices of selecting director candidates from a diverse pool and considering diverse perspectives, experiences and other characteristics such as race/ ethnicity, gender identity, sexual orientation and nationality for new director candidates. Detailed information regarding the diverse composition of our director nominees is included on page 7 of this proxy statement.

•
Public Disclosure of EEO-1 Data. We publicly disclose our EEO-1 survey data in our annual ESG Report (formerly the Corporate Responsibility Report), available on our website at https://www.statestreet.com/values/corporate-responsibility.html.

•	SSGA is building on the success of its prior engagement efforts to improve gender diversity at portfolio companies to address racial and ethnic diversity.
•
Expansion of Voting Guidelines to Address Racial and Ethnic Diversity. Following a letter it sent to portfolio companies in August 2020, in January 2021 SSGA outlined its enhanced expectations around racial and ethnic diversity. Under its new voting guidelines:

•	In 2021, SSGA will vote against the Chair of the Nominating & Governance Committee at companies in the S&P 500 and FTSE 100 that do not disclose the racial and ethnic composition of their boards.
•	Beginning in 2022, SSGA will vote against the Chair of the Compensation Committee at companies in the S&P 500 that do not disclose their EEO-1 Survey responses.
•
Beginning in 2022, SSGA will vote against the Chair of the Nominating & Governance Committee at companies in the S&P 500 and FTSE 100 that do not have at least one director from an underrepresented community on their boards.

•
Increased Transparency Regarding Shareholder Proposals. In the third quarter of 2020, SSGA published a voting framework describing how it will analyze and vote on racial diversity-related shareholder proposals.

•
Targeted Engagement Campaign. SSGA has identified the largest U.S.- and UK-based employers in a targeted engagement campaign to monitor human capital management disclosures and risk management practices, including racial and ethnic diversity practices.

•	We are expanding our partnerships with other organizations dedicated to addressing diversity, equity and inclusion.
•	CEO Pledge for Diversity. In 2019 we renewed our CEO Pledge for Diversity, an initiative we initially joined in 2017 relating to diversity and inclusion initiatives.
•
Best Practices for Board Oversight. SSGA has expanded its focus to include the governance of social risks and has partnered with external firms to identify best practices for board oversight of racial diversity and equity.

In light of the broad-based dedication to racial equity that State Street has demonstrated and the concrete steps it is currently taking, including its participation in the inaugural cohort of MLT’s Black Equity at Work Certification and the audit currently being conducted by the State Street Foundation, the Board does not believe shareholder support of this proposal would result in any more meaningful progress regarding this important set of issues.
Accordingly, while acknowledging and agreeing with the importance of the proposal’s objective to promote racial equity, the Board recommends that shareholders vote AGAINST this proposal.
State Street Corporation 80

2021 NOTICE OF MEETING AND PROXY STATEMENT
General Information About the Annual Meeting
Questions and Answers About Voting
Why am I receiving these materials?
State Street’s Board of Directors is soliciting your vote by proxy at the 2021 annual meeting of shareholders. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares.
Can I access State Street’s proxy materials and annual report electronically?
This proxy statement and our annual report, including our audited consolidated financial statements for the year ended December 31, 2020, are available to our shareholders on the Internet. On April 6, 2021, we mailed to our U.S. shareholders as of March 22, 2021, the record date for the annual meeting, a notice containing instructions on how to access these proxy materials online and how to vote. Also on April 6, 2021, we began mailing printed copies of these proxy materials to shareholders that have requested printed copies and to shareholders outside the United States. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the notice instructs you on how to access and review online all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.
How do I request a printed copy of the proxy materials?
To request a printed copy of the proxy statement, annual report and form of proxy relating to this shareholder meeting or future shareholder meetings, visit www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number from the notice described above. If you currently receive printed copies of the proxy materials and would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and related materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions on the proxy card using the Internet and, when prompted, indicate that you agree to receive or access proxy and related materials electronically in future years.
What is the record date for the meeting?
Our Board of Directors has fixed the record date for the annual meeting as of the close of business on March 22, 2021.
How many votes can be cast by all shareholders?
As of the record date, 348,513,475 shares of our common stock were outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
If your shares are registered in your name, you may vote online while virtually attending the annual meeting by visiting www.virtualshareholdermeeting.com/STT2021 or by proxy without attending the meeting. Registered shareholders may also vote by telephone or on the Internet prior to the meeting by following the instructions included with your proxy card or the notice we mailed to you on April 6, 2021. In addition, if you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from State Street in the postage-paid return envelope. If you vote in accordance with any of the available methods, your shares will be voted at the meeting pursuant to your instructions. If you sign and return the proxy card or vote by telephone or on the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.
If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the Internet prior to the meeting.
If your shares are registered in your name or if your shares are held by a broker, bank or other nominee and you wish to vote online while virtually attending the meeting, you will need to access the live audio webcast of the meeting at www.virtualshareholdermeeting.com/STT2021 and follow the instructions for shareholder voting.
State Street Corporation 81

2021 NOTICE OF MEETING AND PROXY STATEMENT
General Information (cont.)
What are the Board’s recommendations on how to vote my shares?
The Board of Directors recommends a vote:
•	Item 1—FOR election of the 12 nominees named herein as directors (page 19)
•	Item 2—FOR approval of the advisory proposal on executive compensation (page 75)
•	Item 3—FOR ratification of the selection of the independent registered public accounting firm (page 78)
•	Item 4—AGAINST the shareholder proposal (page 79)
Additionally, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.
Who pays the cost for soliciting proxies by State Street?
State Street will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and electronic means. State Street has retained Morrow Sodali, LLC to aid in the solicitation of proxies for a fee of $17,500, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by mail, telephone, fax or email, without any remuneration to such employees other than their regular compensation. State Street will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.
What is householding?
Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple shareholders in one household. If you would like to receive your own set of State Street’s proxy statements, annual reports and related materials, or if you share an address with another State Street shareholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.
May I change my vote?
If you are a registered shareholder, you may change your vote or revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by virtually attending the meeting and voting online during the meeting. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.
What constitutes a quorum?
A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A share represented for any purpose at the annual meeting will be deemed present for determination of a quorum for the entire meeting and for any adjournment of the meeting; unless (1) a shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and the shareholder does not vote the shares or otherwise consent that they are to be deemed present or (2) in the case of an adjournment, a new record date is set for that adjourned meeting. Shares present virtually during the annual meeting will be considered shares represented in person at the meeting.
What vote is required to approve each item?
Since it is an uncontested election of directors at the annual meeting, a nominee for director will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election (Item 1). If the votes cast “against” the nominee’s election exceed the votes cast “for” the nominee’s election, the nominee will not be elected to the Board of Directors. However, under Massachusetts law, if a nominee that is an incumbent director is not elected to the Board of Directors, that incumbent director will “hold over” in office as a director until his or her successor is elected or until there is a decrease in the number of directors. Under our Corporate Governance Guidelines, in an uncontested election of directors, any incumbent director who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee. After consideration, that Committee would make a recommendation to the Board on action to be taken regarding the resignation. No such tendered resignation will be deemed effective unless and until it is accepted by action of the Board.
State Street Corporation 82

2021 NOTICE OF MEETING AND PROXY STATEMENT
General Information (cont.)
The actions concerning the advisory proposal on executive compensation (Item 2), the ratification of the selection of the independent registered public accounting firm (Item 3) and the shareholder proposal (Item 4) will be approved if the votes cast “for” the action exceed the votes cast “against” the action. Items 2, 3 and 4 are non-binding proposals.
How is the vote counted?
Votes cast by proxy or at the annual meeting will be counted by the persons appointed by State Street to act as tellers for the meeting.
“Abstentions” and “broker non-votes” are not counted as votes with respect to any of the items to be voted on at the annual meeting.
Stock exchange rules permit a broker to vote shares held in a brokerage account on “routine” proposals if the broker does not receive voting instructions from you. Stock exchange and SEC rules, however, prohibit brokers from voting uninstructed shares in the election of directors and executive compensation matters. Accordingly, of the matters to be voted on at the annual meeting, we believe the only “routine” proposal is the ratification of the selection of the independent registered public accounting firm (Item 3).
Where is the meeting held?
The annual meeting will be conducted via live audio webcast at: www.virtualshareholdermeeting.com/STT2021.
Due to the continuing COVID-19 public health crisis, out of caution for the health and safety of our shareholders, employees and directors, the annual meeting of shareholders will be conducted online via live audio webcast. You will be able to participate, submit questions and vote your shares electronically. To do so, you will need to visit www.virtualshareholdermeeting.com/STT2021 and use the 16-digit control number provided with the voting instructions.
Please allow ample time for the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page hosting the virtual meeting.
How do I submit a question at the annual meeting?
If you wish to submit a question on the day of the annual meeting, beginning at 9:00 a.m. Eastern Time on May 19, 2021, you may login and ask a question at www.virtualshareholdermeeting.com/STT2021. The annual meeting will be governed by our meeting guidelines posted at www.virtualshareholdermeeting.com/STT2021 in advance of the meeting. The meeting guidelines will address the ability of shareholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
May I see a list of shareholders entitled to notice of the meeting as of the record date?
A list of our registered shareholders as of the close of business on the record date will be made available to shareholders during the meeting at www.virtualshareholdermeeting.com/STT2021. To access such list of registered holders beginning April 8, 2021 and until the meeting, shareholders should email State Street Investor Relations at IR@statestreet.com.
What are my rights as a participant in the Salary Savings Program?
As part of its employee benefits program, State Street maintains a 401(k) plan called the Salary Savings Program, or SSP. If you participate in the SSP and have invested part or all of your account in the Employee Stock Ownership Plan fund, you are considered a named fiduciary and may direct the voting of the State Street Corporation common stock allocated to your account as of the record date.
You may give direction on the Internet, by telephone or by mail. If you do not provide timely direction as to how to vote your allocated share, your allocated share will be voted on the same proportional basis as the shares that are directed by other participants. If a matter arises at the meeting, or such other time as affords no practical means for securing participant direction, the trustee will follow the direction of the Committee designated by the Plan Sponsor, or its designee. Voting of your allocated share will occur as described above unless the trustee or plan administrator (or its designee), as applicable, determines that doing so would result in a breach of its fiduciary duty.
You must direct your vote in advance of the annual meeting so that the trustee, the registered owner of all of the shares held in the SSP, can vote in a timely manner. Regardless of what method you use to direct the trustee, the trustee must receive your direction no later than 11:59
State Street Corporation 83

2021 NOTICE OF MEETING AND PROXY STATEMENT
General Information (cont.)
p.m. Eastern Time on May 17, 2021 for your direction to be counted. Your direction will be held in confidence by the trustee. You may not provide this direction at the annual meeting. You may change your direction to the trustee by timely submitting a new direction. The last direction the trustee receives by 11:59 p.m. Eastern Time on May 17, 2021, will be the only one counted. If your direction by mail is received on the same day as the one received electronically, the electronic direction will be followed.
The trustee is providing the annual report, the notice of annual meeting and the proxy statement electronically to SSP participants with State Street stock in the SSP who are active employees and have a State Street-provided email account and Internet access. Instead of receiving these materials in paper form mailed to your home, you will have online access to these materials over the Internet, thus expediting the delivery of materials and reducing printing and mailing costs. An email will be sent to all such participants with detailed instructions to access materials and give your direction to the trustee. You may request that paper copies be sent to you, thereby permitting you to send in your direction by mail if you prefer that method. All other participants will receive their materials in the mail.
Other Matters
The Board of Directors does not know of any other matters that may be presented for action at the annual meeting. Under our by-laws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2021 annual meeting has passed. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their judgment. See the discussion in this proxy statement under the heading “General Information About the Annual Meeting—Questions and Answers About Voting.”
Proposals and Nominations by Shareholders
Shareholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2022 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and State Street’s by-laws. To be eligible for inclusion in State Street’s proxy materials, the shareholder proposals must be received by the Secretary on or before December 7, 2021.
State Street’s proxy access provision permits a shareholder, or a group of up to 20 shareholders, to include director nominees in State Street’s proxy materials; provided that: (1) the nominating shareholder(s) own a number of shares representing 3% or more of the total voting power of State Street’s outstanding shares of capital stock entitled to vote on the election of directors; (2) the nominating shareholder(s) have owned that number of shares continuously for at least 3 years; and (3) the nominating shareholder(s) and their director nominee(s) satisfy the requirements of Article I, Section 7(c) of the by-laws, including its requirement of timely written notice. To be timely, a proxy access notice with respect to the 2022 annual meeting must be delivered to the Secretary no earlier than December 20, 2021 and no later than January 19, 2022 unless the date of the 2022 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2021 annual meeting, in which event Article I, Section 7(c) of the by-laws provides different notice requirements.
Under State Street’s by-laws, nominations for directors and proposals of business other than those to be included in State Street’s proxy materials as described above may be made by shareholders entitled to vote at the meeting if notice is timely given, contains the information required by the by-laws and such business is within the purposes specified in our notice of meeting. Except as noted below, to be timely, a notice with respect to the 2022 annual meeting must be delivered to the Secretary no earlier than February 18, 2022 and no later than March 20, 2022 unless the date of the 2022 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2021 annual meeting, in which event the by-laws provide different notice requirements.
State Street’s by-laws specify requirements relating to the content of the notice that shareholders must provide to the Secretary, including a shareholder nomination for director, to be properly presented at a shareholder meeting.
Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.
State Street Corporation 84

2021 NOTICE OF MEETING AND PROXY STATEMENT
Security Ownership of Certain Beneficial Owners and Management
Beneficial Owners
The table below sets forth the number of shares of common stock of State Street beneficially owned as of the close of business on December 31, 2020 by each person or entity known to State Street to beneficially own five percent or more of our outstanding common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	33,084,054(1)	9.3%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	24,702,594(2)	7.0%
Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	20,422,166(3)	5.8%
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	20,327,224(4)	5.8%
(1)
This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, in which it reported sole dispositive power of 31,528,401 shares, shared voting power of 567,248 shares and shared dispositive power of 1,555,653 shares.

(2)
This information is based solely on a Schedule 13G filed with the SEC on February 1, 2021 by BlackRock, Inc., in which it reported sole voting power of 21,058,998 shares and sole dispositive power of 24,702,594 shares.

(3)
This information is based solely on a Schedule 13G filed with the SEC on February 16, 2021 by Capital International Investors, in which it reported sole voting power of 20,414,377 shares and sole dispositive power of 20,422,166 shares.

(4)
This information is based solely on a Schedule 13G filed with the SEC on February 11, 2021 by Dodge & Cox, in which it reported sole voting power of 19,129,924 shares and sole dispositive power of 20,327,224 shares.

State Street Corporation 85

2021 NOTICE OF MEETING AND PROXY STATEMENT
Security Ownership (cont.)
Management
The table below sets forth the number of shares of State Street common stock beneficially owned as of the close of business on March 8, 2021 by (1) each director, (2) the named executive officers as identified in the Summary Compensation Table of this proxy statement and (3) all directors and executive officers as a group. For this purpose, beneficial ownership is determined under the rules of the SEC. As of March 8, 2021, there were 349,850,932 shares of State Street common stock outstanding. On March 8, 2021, each executive officer and director listed below individually, and those individuals as a group, owned beneficially less than 1% of the outstanding shares of common stock.
Name	Amount and Nature of Beneficial Ownership(1)
Eric W. Aboaf	64,407
Francisco Aristeguieta	44,499
Marie A. Chandoha	5,469
Patrick de Saint-Aignan	35,134
Lynn A. Dugle	14,715
Andrew J. Erickson	80,077
Amelia C. Fawcett	42,690
William C. Freda	16,687
Sara Mathew	8,626
Louis D. Maiuri	53,704(2)
William L. Meaney	8,974
Ronald P. O’Hanley	127,756
Sean O’Sullivan	10,904
Julio A. Portalatin	410
John B. Rhea	599
Richard P. Sergel	63,464(3)
Gregory L. Summe	91,780(4)
All directors and executive officers as a group (23 persons)	943,693(2)(3)(4)(5)
(1)
Information in this table includes shares that the individual or group has the right to acquire within 60 days of March 8, 2021. Also included are 19,057 shares that have vested under the Executive Supplemental Retirement Plan for an executive officer and other deferred retirement benefits. Shares granted to non-management directors vest immediately and are included in the total amounts above, and are not subject to a vesting schedule, even if deferred.

(2)	Includes 10,355 shares held in trust for which Mr. Maiuri disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(3)	Includes 3,111 shares held by a family member.
(4)	Includes 3,000 shares held in trust for which Mr. Summe disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(5)	Includes 547 shares held by a domestic partner of an executive officer.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires State Street’s directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. State Street is not aware of any 10% beneficial owners. On May 19, 2020, Michael L. Richards filed an amended Form 3 reporting his indirect holdings. Based on State Street’s review, it believes that all of its directors and officers have otherwise complied with all Section 16(a) reporting requirements applicable to them with respect to transactions in 2020.
State Street Corporation 86

2021 NOTICE OF MEETING AND PROXY STATEMENT
Appendix A
Excerpt from State Street’s Corporate Governance Guidelines
The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) corporate governance standards. The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards. To be considered independent, the Board must determine, after review and recommendation by the Nominating and Corporate Governance Committee, that the director has no direct or indirect material relationship with the Company. The Board has established the following categorical guidelines to assist it in determining independence:
a.	A director will not be independent if he or she does not satisfy any of the bright-line tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual.
b.
The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director or a member of such director’s immediate family (as defined in Section 303A of the NYSE Listed Company Manual) is a director or owner of less than a 10% ownership interest of another company (including a tax-exempt organization) that does business with the Company; provided such State Street director is not involved in negotiating the transaction; (ii) if the State Street director or a member of such director’s immediate family is a current employee, consultant or executive officer of another company (including a tax-exempt organization) that does business with the Company; provided that, (x) where the State Street director is an employee, consultant or executive officer of the other company, neither the director nor any of his or her immediate family members receives any special benefits as a result of the transaction and (y) the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed fiscal year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (iii) if the State Street director or member of such director’s immediate family is a director, trustee, employee or executive officer of a tax-exempt organization that receives discretionary charitable contributions from the Company; provided such State Street director and his or her Immediate Family Members do not receive any special benefits as a result of the transaction; and further provided that, where the director or immediate family member is an executive officer of the tax-exempt organization, the amount of discretionary charitable contributions in any completed fiscal year in the last three fiscal years are not more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions).

c.
The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or an equity holder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to a loan by the Company to such company or its subsidiaries, such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, such loan did not involve more than the normal risk of collectability or present other unfavorable features, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including fees and interest on loans but not including principal repayments) from such company does not exceed the limit provided in (b)(ii) above.

If a relationship is described by the categorical guidelines contained in both paragraphs b. and c. above, it will not be considered to be a material relationship that would impair a director’s independence if it satisfies all of the applicable requirements of either paragraph b. or c. For relationships not covered by the categorical guidelines (either because they involve a different type of relationship or a different dollar amount), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.
State Street Corporation A-1

2021 NOTICE OF MEETING AND PROXY STATEMENT
Appendix B
State Street’s Governance Standards Relative to the Investor Stewardship Group’s (ISG) Corporate Governance Framework
ISG Principle (for U.S. Listed Companies)	State Street’s Governance Standards
Principle 1 Boards are accountable to shareholders	•	All directors stand for shareholder election annually
	•	Majority voting standard in uncontested director elections, and incumbent directors not receiving majority support must tender their resignation for consideration by the Board
	•	Proxy access for shareholders
•
Board annually reviews and approves Corporate Governance Guidelines to assist in the exercise of duties and responsibilities. These Guidelines, along with Board committee charters, standards of conduct and other governance information, are posted on State Street’s website

Principle 2 Shareholders should be entitled to voting rights in proportion to their economic interest	•	One class of common stock, with each share carrying equal voting rights (a “one-share, one-vote” standard)
Principle 3 Boards should be responsive to shareholders and be proactive in order to understand their perspectives	•	Process in place for shareholders and interested parties to communicate with independent Lead Director
	•	Proactive annual shareholder engagement provides feedback to participating directors and relevant Board committees
Principle 4 Boards should have a strong, independent leadership structure	•	Strong independent Lead Director with clearly defined duties that are disclosed to shareholders
	•	Annual public disclosure of the Board’s reasoning underlying its leadership structure and affirmation that the current leadership structure is appropriate
	•	Each of the Board’s Examining and Audit, Human Resources, Nominating and Corporate Governance, Risk and Technology and Operations Committees has an independent chair
Principle 5 Boards should adapt structures and practices that enhance their effectiveness	•	11 of 12 director nominees are independent
	•	Directors reflect a diverse mix of industry, regulatory, management, technology, risk and other backgrounds, experience and skills relevant to State Street’s businesses and strategies
	•	5 out of 12 director nominees are gender or racially diverse
	•	Active Board refreshment with 7 new directors in the last 5 years
•
Key Board committees (Examining and Audit Committee; Human Resources Committee; and Nominating and Corporate Governance Committee) are fully independent. State Street also has a Risk Committee, on which the Chairman serves along with 4 independent directors and a Technology and Operations Committee, on which the Chairman serves along with 5 independent directors

	•	Annual Board-level assessment of each director’s contributions, skills, committee assignments and tenure when analyzing the overall composition and effectiveness of the Board
	•	Board has full and free access to officers and employees
•
During 2020, each of the incumbent directors attended at least 75% of the total of all meetings of the Board and committees on which the director served during his or her service as a director, and each of the 11 nominees who were then a director attended the 2020 annual shareholder meeting

Principle 6 Boards should develop management incentive structures that are aligned with the long-term strategy of the company	•
Human Resource Committee evaluates corporate performance, individual performance and market compensation levels and expected trends when making total compensation determinations for the executive officers

-
Corporate performance is determined by assessing the company’s financial, business and risk management performance relative to corporate goals set at the beginning of each year to drive our long-term strategy

-
Individual performance is determined by assessing each executive’s financial, business and risk management performance relative to individual goals derived from the associated corporate goals, and based on each executive’s role and responsibilities. Individual performance assessments also include an evaluation of each executive’s leadership and talent-related performance, including performance against our diversity priorities

	•	Corporate and individual performance assessments for Named Executive Officers are described under the heading “Compensation Discussion and Analysis”
(1)
ISG is an investor-led effort that includes some of the largest U.S.-based institutional investors and global asset managers, along with several of their international counterparts. State Street Global Advisors, State Street’s investment management line of business, is a member of ISG. The corporate governance framework articulates six principles that ISG believes are fundamental to good corporate governance at U.S. listed companies. The Principles reflect the common corporate governance beliefs of each ISG member and are designed to establish a foundational set of investor expectations about corporate governance practices in U.S. publicly-listed companies.

State Street Corporation B-1

2021 NOTICE OF MEETING AND PROXY STATEMENT
Appendix C
Reconciliation of Non-GAAP Financial Information
In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges and gains/losses on sales. Management believes that this presentation of financial information facilitates an investor’s and the Committee’s further understanding and analysis of State Street’s financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability.
Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP.
(Dollars in millions)			% Change
	2020	2019	2020 vs. 2019
Total Revenue:
Total revenue, GAAP-basis	$11,703	$11,756	(0.5)%
Less: other income	—	(44)
Total revenue, excluding notable items	$11,703	$11,712	(0.1)%

Fee Revenue:
Total fee revenue, GAAP-basis	$9,499	$9,147	3.8%
Total fee revenue, excluding notable items	$9,499	$9,147	3.8%

Servicing Fee Revenue:
Total servicing fees revenue, GAAP-basis	$5,167	$5,074	1.8%
Total servicing fees, excluding notable items	$5,167	$5,074	1.8%

Net Interest Income:
Total net interest income, GAAP-basis	$2,200	$2,566	(14.3)%
Total net interest income, excluding notable items	$2,200	$2,566	(14.3)%

Expenses:
Total expenses, GAAP-basis	$8,716	$9,034	(3.5)%
Less: Notable expense items:
Acquisition and restructuring costs(1)	(50)	(77)
Repositioning charges	(133)	(110)
Legal and related	9	(172)
Total expenses, excluding notable items	$8,542	$8,675	(1.5)%

State Street Corporation C-1

2021 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Non-GAAP Financial Information (cont.)
			% Change
	2019	2018	2019 vs. 2018
Servicing Fee Revenue:
Total servicing fees revenue, GAAP-basis	$5,074	$5,421	(6.4)%
Add: Legal and related	—	8
Total servicing fees, excluding notable items	$5,074	$5,429	(6.5)%
(Dollars in millions, except earnings per share, or where otherwise noted)			% Change
	2020	2019	2020 vs. 2019
Net Income Available to Common Shareholders:
Net Income Available to Common Shareholders, GAAP-basis	$2,257	$2,009	12.3%
Less: Notable items
Acquisition and restructuring costs(1)	50	77
Repositioning charges	133	110
Legal and related	(9)	172
Other income	—	(44)
Preferred securities redemption(2)(3)	9	22
Tax impact of notable items	(47)	(42)
Net Income Available to Common Shareholders, excluding notable items	$2,393	$2,304	3.9%

Diluted Earnings per Share:
Diluted earnings per share, GAAP-basis	$6.32	$5.38	17.5%
Less: Notable items
Acquisition and restructuring costs(1)	0.10	0.16
Repositioning charges	0.27	0.22
Legal and related	(0.02)	0.44
Other income	—	(0.09)
Preferred securities redemption(2)(3)	0.03	0.06
Diluted earnings per share, excluding notable items	$6.70	$6.17	8.6%

Return on Average Common Equity:
Return on average common equity, GAAP-basis	10.0%	9.4%	60 bps
Less: Notable items
Acquisition and restructuring costs(1)	0.2	0.4
Repositioning charges	0.6	0.5
Legal and related	—	0.7
Other income	—	(0.2)
Preferred securities redemption(2)(3)	—	0.1
Tax impact of notable items	(0.2)	(0.1)
Return on average common equity, excluding notable items	10.6%	10.8%	(20) bps
State Street Corporation C-2

2021 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Non-GAAP Financial Information (cont.)
(Dollars in millions)			% Change
	2020	2019	2020 vs. 2019
Total Revenue:
Total revenue, GAAP-basis	$11,703	$11,756	(0.5)%
Less: other income	—	(44)
Total revenue, excluding notable items	11,703	11,712	(0.1)

Expenses:
Total expenses, GAAP-basis	8,716	9,034	(3.5)
Less: Notable expense items:
Acquisition and restructuring costs(1)	(50)	(77)
Repositioning charges	(133)	(110)
Legal and related	9	(172)
Total expenses, excluding notable items	8,542	8,675	(1.5)
Income before provision for credit losses and income tax expense, excluding notable items	$3,161	$3,037	4.1%

Income before provision for credit losses and income tax expense, GAAP-basis	$2,987	$2,722	9.7%

Operating margin, excluding notable items	27.0%	25.9%	110 bps
Operating margin, GAAP-basis	25.5%	23.2%	230 bps

Operating Margin:
Operating margin, GAAP-basis	25.5%	23.2%	230 bps
Less: Notable items
Acquisition and restructuring costs(1)	0.4	0.7
Repositioning charges	1.2	0.9
Legal and related	(0.1)	1.5
Other income	—	(0.4)
Operating margin, excluding notable items	27.0%	25.9%	110 bps
State Street Corporation C-3

2021 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Non-GAAP Financial Information (cont.)
(Dollars in millions)			% Change
	2020	2019	2020 vs. 2019
Total Revenue:
Total revenue, GAAP-basis	$11,703	$11,756	(0.5)%
Less: other income	—	(44)
Total revenue, excluding notable items	11,703	11,712	(0.1)

Provision for credit losses	88	10	nm
Expenses:
Total expenses, GAAP-basis	8,716	9,034	(3.5)
Less: Notable expense items:
Acquisition and restructuring costs(1)	(50)	(77)
Repositioning charges	(133)	(110)
Legal and related	9	(172)
Total expenses, excluding notable items	8,542	8,675	(1.5)
Income before income tax expense, excluding notable items	$3,073	$3,027	1.5%

Income before income tax expense, GAAP-basis	$2,899	$2,712	6.9%

Pre-tax margin, excluding notable items	26.3%	25.8%	50 bps
Pre-tax margin, GAAP-basis	24.8%	23.1%	170 bps

Pre-tax Margin:
Pre-tax margin, GAAP-basis	24.8%	23.1%	170 bps
Less: Notable items
Acquisition and restructuring costs(1)	0.4	0.7
Repositioning charges	1.2	0.9
Legal and related	(0.1)	1.5
Other income	—	(0.4)
Pre-tax margin, excluding notable items	26.3%	25.8%	50 bps
(1)	Acquisition and restructuring costs consist primarily of acquisition costs related to CRD.
(2)
We redeemed all outstanding Series C noncumulative perpetual preferred stock on March 15, 2020 at a redemption price of $500 million ($100,000 per share equivalent to $25.00 per depositary share) plus accrued and unpaid dividends. The difference between the redemption value and the net carrying value of approximately $9 million resulted in an EPS impact of approximately ($.03) per share in 2020.

(3)
We redeemed all outstanding Series E noncumulative perpetual preferred stock on December 15, 2019 at a redemption price of $750 million ($100,000 per share equivalent to $25.00 per depositary share) plus accrued and unpaid dividends. The difference between the redemption value and the net carrying value of approximately $22 million resulted in an EPS impact of approximately ($.06) per share in 2019.

nm	Denotes not meaningful
State Street Corporation C-4

2021 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Non-GAAP Financial Information (cont.)
Reconciliation of Non-GAAP 3 year average Return on Equity (ROE) - for 2018-2020 PRSUs
2018-2020 ROE - 3 year average, GAAP basis	10.5%
Less: Pre-established Performance-based RSU adjustments:
Merger and integration expenses	0.2
Restructuring expenses	0.3
Legal and regulatory – matters arising from prior periods	0.3
2018-2020 ROE - 3 year average, Adjusted ROE	11.3%
State Street Corporation C-5

State Street Corporation
One Lincoln Street
Boston, MA 02111-2900

STATE STREET CORPORATION
ONE LINCOLN STREET
BOSTON, MA 02111

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to ***www.virtualshareholdermeeting.com/STT2021***

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46410-P48842 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STATE STREET CORPORATION

The Board of Directors recommends a vote FOR each director nominee in Item 1, FOR Items 2 and 3 and AGAINST Item 4.

Item 1. To elect 12 directors.

Nominees for Director:	For	Against	Abstain
1a. P. de Saint-Aignan	☐	☐	☐
1b. M. Chandoha	☐	☐	☐
1c. A. Fawcett	☐	☐	☐
1d. W. Freda	☐	☐	☐
1e. S. Mathew	☐	☐	☐
1f. W. Meaney	☐	☐	☐
1g. R. O'Hanley	☐	☐	☐
1h. S. O'Sullivan	☐	☐	☐
1i. J. Portalatin	☐	☐	☐
1j. J. Rhea	☐	☐	☐
1k. R. Sergel	☐	☐	☐
1l. G. Summe	☐	☐	☐
Item 2. To approve an advisory proposal on executive compensation.	☐	☐	☐
Item 3. To ratify the selection of Ernst & Young LLP as State Street's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
Item 4. Shareholder proposal requesting that the board oversee a racial equity audit.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Shareholder - Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Dear Shareholder:

We cordially invite you to the 2021 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held on Wednesday, May 19, 2021, at 9:00 a.m. Eastern Time. Due to the continuing COVID-19 public health crisis, the Annual Meeting of Shareholders will be conducted online via live audio webcast at www.virtualshareholdermeeting.com/STT2021. Holding the Annual Meeting of Shareholders in person could pose a risk to the health and safety of our shareholders, employees and directors, and as a result, we have decided to hold the Annual Meeting virtually. You will be able to participate, submit questions and vote your shares electronically.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares held. Please mark, sign, date and promptly mail this proxy card in the return envelope. You may also vote electronically by telephone or over the Internet by following the instructions included with this proxy card. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Sincerely,

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D46411-P48842

STATE STREET CORPORATION

Annual Meeting of Shareholders - May 19, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies, hereby appoints Ilene Fiszel-Bieler, Jeremy Kream and Shannon Stanley, or any of them, with full power of substitution, as proxies to vote all shares of common stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held on May 19, 2021 at 9:00 a.m. Eastern Time, or at any adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

To vote in accordance with the recommendations of the Board of Directors, just sign and date the other side; no boxes need to be checked. The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the twelve director nominees, FOR Items 2 and 3 and AGAINST Item 4.

STATE STREET CORPORATION
ONE LINCOLN STREET
BOSTON, MA 02111

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your Trustee Direction Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your Trustee Direction Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Trustee Direction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46412-Z78997 KEEP THIS PORTION FOR YOUR RECORDS

THIS TRUSTEE DIRECTION FORM IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STATE STREET CORPORATION

The Board of Directors recommends a vote FOR each director nominee in Item 1, FOR Items 2 and 3 and AGAINST Item 4.

Item 1. To elect 12 directors.

Nominees for Director:	For	Against	Abstain
1a. P. de Saint-Aignan	☐	☐	☐
1b. M. Chandoha	☐	☐	☐
1c. A. Fawcett	☐	☐	☐
1d. W. Freda	☐	☐	☐
1e. S. Mathew	☐	☐	☐
1f. W. Meaney	☐	☐	☐
1g. R. O'Hanley	☐	☐	☐
1h. S. O'Sullivan	☐	☐	☐
1i. J. Portalatin	☐	☐	☐
1j. J. Rhea	☐	☐	☐
1k. R. Sergel	☐	☐	☐
1l. G. Summe	☐	☐	☐
Item 2. To approve an advisory proposal on executive compensation.	☐	☐	☐
Item 3. To ratify the selection of Ernst & Young LLP as State Street's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
Item 4. Shareholder proposal requesting that the board oversee a racial equity audit.	☐	☐	☐

The Trustee is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Participant - Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Salary Savings Program Participant:

The Annual Meeting of Shareholders of State Street Corporation will be held on May 19, 2021 at 9:00 a.m. Eastern Time. Accompanying this direction form are the 2020 Annual Report, Notice of 2021 Meeting of Shareholders and the Proxy Statement containing information about the proposals to be voted on by shareholders at the meeting.

A participant in the State Street Salary Savings Program, or SSP, with company stock in the SSP is considered a named fiduciary and may direct the trustee on how to vote that participant's allocated share of State Street Corporation common stock held in the SSP. If the trustee does not timely receive direction from a participant as to how to vote the participant's allocated shares, as set forth on the reverse side of this form, the trustee will vote the participant's allocated shares on the same proportional basis as the shares that are directed by other participants. If a matter arises at the meeting, or such other time as affords no practical means for securing participant direction, the trustee will follow the direction of the Committee designated by the Plan Sponsor (or its designee), unless doing so would be a breach of the trustee's fiduciary duty. Voting of allocated shares will occur as described above unless the trustee or SSP plan administrator (or its designee), as applicable, determines that doing so would result in a breach of its fiduciary duty.

Participants are strongly encouraged to direct the trustee how to vote their allocated share. If you have any questions, please call the GHR Service Center at +1-855-447-7007, or internally at ext. 77007, or e-mail to "GHRSERVICECTR@STATESTREET.COM."

Thank you for voting.

State Street Bank and Trust Company, Trustee

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D46413-Z78997

STATE STREET CORPORATION

Annual Meeting of Shareholders - May 19, 2021

DIRECTION TO THE TRUSTEE

As a participant in the State Street Salary Savings Program, I hereby direct State Street Bank and Trust Company, as trustee, to vote at the Annual Meeting of Shareholders to be held on May 19, 2021 at 9:00 a.m. Eastern Time, or at any adjournment thereof, the allocated share of State Street Corporation common stock held in the Salary Savings Program that I am entitled under that Program to direct, as indicated on the reverse side of this form.

Each of the matters to come before the meeting is described in the notice of, and proxy statement for, the meeting, receipt of which is hereby acknowledged. If a matter arises at the meeting, or such other time which affords no practical means for securing participant direction, the trustee will follow the recommendation of the Committee designated by the Plan Sponsor (or its designee), unless the trustee determines that doing so would result in a breach of the trustee's fiduciary duty. **The Board of Directors recommends a vote FOR the election of the twelve director nominees, FOR Items 2 and 3 and AGAINST Item 4. The shares represented by this form will be voted in accordance with the specifications made in this direction. To direct the trustee in accordance with the recommendations of the Board of Directors, just sign and date on the reverse side of this form; no boxes need to be checked. If no direction is given to the trustee with respect to the shares represented by this direction (by this direction form, the Internet or telephone), the trustee will vote the participant's allocated share of State Street Corporation common stock held in the Salary Savings Program on the same proportional basis as the shares that are directed by other participants. Voting of allocated shares will occur as described above unless the trustee or Salary Savings Program plan administrator (or its designee), as applicable, determines that doing so would result in a breach of its fiduciary duty.**

You do not have to use this form if you have used the Internet or telephone to direct the trustee, unless you want to change your direction. To use this form, please check the appropriate boxes (or, to follow the recommendations of the Board of Directors, you may leave the boxes unchecked), sign, date and return this form promptly using the enclosed postage-paid envelope.